CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Aggregate Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(2)
Ordinary Shares with no par value	54,209,000	$12.51	$678,078,968	$78,589
Tradable Subscription Rights to subscribe for Ordinary Shares	108,418,000	$0	$0	$0

(1)	This prospectus supplement relates to offers and sales of the rights and ordinary shares in the United States.

(2)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457. Such estimate is based on the subscription price of € 11.65 per ordinary share and an exchange rate of $ 1.0737 per Euro, the foreign exchange reference rate of Euro for U.S. dollars set by the European Central Bank on March 17, 2017.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-206013

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 27, 2016)

Deutsche Bank Aktiengesellschaft

(Deutsche Bank Corporation)

Offering of up to 1,375,000,000 Rights for up to 687,500,000 Ordinary Shares

Subscription Price: € 11.65 per Ordinary Share

We, Deutsche Bank Aktiengesellschaft, are offering our shareholders the right to acquire up to 687,500,000 of our ordinary shares, which we refer to as our “new shares”. We have declared a capital increase by way of a rights offering, and are allotting one right to each ordinary share of Deutsche Bank AG outstanding at the close of business on March 20, 2017. The rights will grant their holders the right to acquire one new share of Deutsche Bank AG for every two rights held against payment of a subscription price of € 11.65 per new share. On March 17, 2017, the closing price of our shares was $ 19.03 per share on the New York Stock Exchange and € 17.86 per share on the Frankfurt Stock Exchange (XETRA). Share rights may only be exercised for an integral number of shares. No fractional shares will be issued.

We are issuing the rights and the new shares in Germany, the United Kingdom and elsewhere in addition to the United States; only a portion of them are being issued, offered or sold in the United States. The rights are expected to be traded on the Frankfurt Stock Exchange during the period from March 21, 2017 through April 4, 2017 and admitted to trading on the New York Stock Exchange during the period from March 21, 2017 through March 31, 2017. The rights to be traded on each stock exchange will only be fungible with those traded on that stock exchange. Trading or transfers of rights between the Frankfurt Stock Exchange and the New York Stock Exchange will not be permitted.

•

Holders of rights held in The Depository Trust Company, which we refer to as “DTC” (including rights issued in respect of ordinary shares credited to DTC by Clearstream Banking AG, which we refer to as “Clearstream”), may subscribe for new shares by exercising their rights, at the subscription ratio stated above, from March 21, 2017 to 2:15 p.m. (New York time) on April 6, 2017.

•

Holders of rights issued in respect of ordinary shares held in the form of physical share certificates or direct registration statements, which we refer to as “DRSs”, deposited with Computershare Trust Company, N.A., which we refer to as “Computershare”, may subscribe for new shares by exercising their rights, at the subscription ratio stated above, from March 21, 2017 to 5:00 p.m. (New York Time) on April 6, 2017.

•

Holders of rights held directly in Clearstream may subscribe for new shares by exercising their rights, at the subscription ratio stated above, from March 21, 2017 to 5:00 p.m. (German time) on April 6, 2017.

Rights held in the DTC system (including rights issued in respect of ordinary shares credited to DTC by Clearstream) or issued in respect of ordinary shares held in the form of physical share certificates or direct registration statements deposited with Computershare must be exercised via payment of $ 13.76 per new share subscribed, which we refer to as the “estimated U.S. dollar subscription price” as calculated and subject to refund of any eventual excess payment, in each case in the manner described in this prospectus supplement. Such rights may not be exercised via payment of the Euro-denominated subscription price of € 11.65 per new share. Rights not exercised as described above, including rights in excess of the nearest integral multiple of the subscription ratio, will expire and become null and void without the payment of any compensation.

We have entered into an underwriting agreement, pursuant to which the underwriters have agreed to underwrite and acquire all of the new shares and offer them to our shareholders for subscription. New shares as to which rights have not been exercised will be sold by the joint bookrunners on behalf of the underwriters in open market transactions or in an international offering at the subscription price set forth above following an institutional book building procedure commencing on or about April 7, 2017.

All new shares to be issued will be registered shares with no par value and will be of the same class as our existing ordinary shares.

Our shares trade on the New York Stock Exchange under the ticker symbol DB and we expect the rights to trade under the ticker symbol DB’RT.

Investing in the rights or ordinary shares involves risks. See “Risk Factors” beginning on page S-12.

Neither the U. S. Securities and Exchange Commission, which we refer to as the “SEC”, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus (as defined below). Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

	Price to Public	Discounts & Commissions(2)	Proceeds to Deutsche Bank AG (2)
Per Ordinary Share	€11.65	€0.2051	€11.44
Per Right	(1)	(1)	(1)
Total	€8,009,375,000	€141,000,000	€7,868,375,000

(1)	We expect to receive no proceeds from the initial offering and allotment of the rights.
(2)	Before expenses and taxes in connection with the offering.

We expect to deliver the new shares to holders of rights participating through our U.S. registrar, Computershare, or who hold their rights through DTC, on or about April 11, 2017, and to participating holders of rights who hold their rights directly through Clearstream on April 7, 2017.

Sole Global Coordinator and Bookrunner

Deutsche Bank Aktiengesellschaft

Joint Bookrunners

Credit Suisse	Barclays	Goldman Sachs International

BNP PARIBAS	COMMERZBANK	HSBC	Morgan Stanley	UniCredit Bank AG

BBVA	Banco Santander	Crédit Agricole CIB	ING	Mediobanca

Natixis	Raiffeisen Centrobank	RBC Capital Markets	Société Générale Corporate & Investment Banking

Co-Lead Managers

ABN AMRO	Bankhaus Lampe	BIL	CaixaBank
Erste Group	ICBC	KBC Securities	Macquarie Capital
Mizuho International plc	Nordea	SEB	SMBC Nikko

Prospectus Supplement dated March 20, 2017.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

References in this prospectus supplement to the “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches) and, unless the context requires otherwise, will include our other consolidated subsidiaries. References to “you” mean those who invest in the shares, whether they are the direct holders or owners of beneficial interests in those securities. References to “holders” mean those who own shares registered in their own names on the books that we or the share registrar maintain for this purpose, and not those who own beneficial interests in securities issued in book-entry form through The Depository Trust Company or another depositary or in securities registered in street name.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or to which we refer you. We have not authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of the date of this prospectus supplement only.

We are offering the rights and the new shares in those jurisdictions in the United States and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the rights and the new shares in some jurisdictions may be restricted by law. If you possess this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell rights or new shares and we are not soliciting an offer to buy rights or new shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or from any person to whom it is not permitted to make such offer or sale. We refer you to the information under “Plan of Distribution — Underwriting” in this prospectus supplement. The delivery of this prospectus supplement, at any time, does not create any implication that there has been no change in our affairs since the date of this prospectus supplement or that the information contained in this prospectus supplement is correct as of any time subsequent to that date.

In connection with the issue of the rights and the new shares, Credit Suisse Securities (Europe) Limited (or an agent or affiliate of Credit Suisse Securities (Europe) Limited may effect transactions with a view to supporting the market price of the rights or new shares at a level higher than that which might otherwise prevail. However, there is no assurance that Credit Suisse Securities (Europe) Limited (or an agent or affiliate of Credit Suisse Securities (Europe) Limited) will undertake stabilization action. Such stabilizing, if commenced, may be discontinued at any time and, if begun, must be brought to an end after a limited period. Any stabilization action must be conducted in accordance with all applicable laws and rules. See “Plan of Distribution — Underwriting — Stabilization and Other Trading Activities” in this prospectus supplement for more information.

In relation to each EEA member state which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer of the new shares to the public under this prospectus may not be made in that Relevant Member State, except that, with effect from and including the Relevant Implementation Date, an offer of new shares in that Relevant Member State may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(i)	to any qualified investor as defined in the Prospectus Directive (each, a “Qualified Investor”); or

(ii)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer (as set forth above in (i) and (ii)) of new shares shall result in a requirement for the publication by the Bank or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this restriction, the expression an “offer to the public” in relation to any new shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the new shares so as to enable an investor to decide to purchase or subscribe to the new shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto, including Directive 2010/73/EC) and includes any relevant implementing measure in each Relevant Member State.

Each of the underwriters has severally represented, warranted and agreed to the Bank in the form of an independent guarantee and irrespective of negligence that in relation to the United Kingdom:

•

it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any new shares in circumstances in which Section 21(1) of the FSMA does not apply to the Bank; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the new shares in, from or otherwise involving the United Kingdom.

This communication is only being distributed to, and is only directed at, (a) persons who are outside the United Kingdom or (b) persons in the United Kingdom who are Qualified Investors and who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) other persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “Relevant Persons”). The new shares under this prospectus are only available to, and any invitation, offer or agreement to subscribe for, purchase or otherwise acquire such new shares will be engaged in only with, Relevant Persons. Any person who is not a Relevant Person should not act or rely on this document or any of its contents.

Any issue, offering and sale of the subscription rights and new shares in Canada will be made only under a Canadian offering memorandum. New shares may be offered and sold in Canada only by persons permitted to sell new shares in Canada and only to Canadian shareholders to whom they are permitted to sell new shares. The Canadian offering memorandum will consist of this prospectus supplement, the accompanying prospectus and additional prescribed Canadian disclosure. In connection with the issue of the subscription rights and sale of new shares to existing shareholders in Canada, we are required to file a written notice, a certificate and the Canadian offering memorandum with the Canadian securities regulatory authorities and make the Canadian offering memorandum available to shareholders in Canada in order for subscription rights to be issued to shareholders in Canada under an exemption from the requirement to file a prospectus with the Canadian securities regulatory authorities.

The new shares will not be offered in Japan.

References to “EUR” and “€” are to the Euro, the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended by the treaty on European Union. References to “U.S. dollars” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

The Bank’s consolidated financial statements as of, and for, the years ended December 31, 2014, 2015 and 2016, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, were prepared in accordance with International Financial Reporting Standards, which we refer to as “IFRS”. The Bank’s consolidated and unconsolidated financial statements are stated in Euro.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 (File No. 333-206013) we have filed with the SEC under the U. S. Securities Act of 1933, as amended (the “Securities Act”). This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed or will file as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is an important part of this prospectus supplement. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to “Where You Can Find Additional Information” on page 10 of the accompanying prospectus.

In lieu of the specific documents incorporated by reference listed on page 10 of the accompanying prospectus, we incorporate by reference in this prospectus supplement and the accompanying prospectus the annual report of Deutsche Bank AG for the year ended December 31, 2016, filed on March 20, 2017, which we also refer to as the “2016 Form 20-F.” We also incorporate by reference in this prospectus supplement and the accompanying prospectus the reports on Form 6-K of Deutsche Bank AG, including the exhibits if any thereto, filed on the following specified dates, but in each case only to the extent such report on Form 6-K indicates that it is intended to be incorporated by reference in the registration statement File No. 333-206013: March 6, 2017, March 9, 2017 and March 20, 2017.

In addition to the documents listed in the accompanying prospectus and described above, we incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, from the date of this prospectus supplement until this offering is completed. Reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus supplement.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49-69-910-35395).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, with respect to our financial condition and results of operations. Forward-looking statements are statements that are not historical facts, including statements about our beliefs and expectations. We use words such as “believe”, “anticipate”, “expect”, “intend”, “seek”, “estimate”, “project”, “should”, “potential”, “reasonably possible”, “plan”, “aim” and similar expressions to identify forward-looking statements. In this document, forward-looking statements include, among others, statements relating to:

•	the potential development and impact on us of economic and business conditions and the legal and regulatory environment to which we are subject;

•	the implementation of our strategic initiatives and other responses thereto;

•	the development of aspects of our results of operations;

•	our expectations of the impact of risks that affect our business, including the risks of losses on our trading processes and credit exposures; and

•	other statements relating to our future business development and economic performance.

In addition, we may from time to time make forward-looking statements in our periodic reports to the SEC in our reports on Form 6-K, annual and interim reports, invitations to annual general meetings and other information sent to shareholders, offering circulars and prospectuses, press releases and other written materials. Our management board, supervisory board, officers and employees may also make oral forward-looking statements to third parties, including financial analysts.

By their very nature, forward-looking statements involve risks and uncertainties, both general and specific. We base these statements on our current plans, estimates, projections and expectations. You should therefore not place too much reliance on them. Our forward-looking statements speak only as of the date we make them, and we undertake no obligation to update any of them in light of new information or future events.

We caution you that a number of important factors could cause our actual results to differ materially from those we describe in any forward-looking statement. These factors include, among others, the following:

•	the potential development and impact on us of economic and business conditions;

•	other changes in general economic and business conditions;

•	changes and volatility in currency exchange rates, interest rates and asset prices;

•	changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions;

•	the potential development and impact on us of legal and regulatory proceedings to which we are or may become subject;

•	changes in our competitive environment;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

•

our success in implementing our strategic initiatives and other responses to economic and business conditions and the legal and regulatory environment and realizing the benefits anticipated therefrom; and

•

other factors, including those we refer to in “Item 3: Key Information — Risk Factors” of the 2016 Form 20-F and elsewhere in the 2016 Form 20-F, this prospectus supplement or the accompanying prospectus, and others to which we do not refer.

PROSPECTUS SUPPLEMENT SUMMARY

Overview

Deutsche Bank Aktiengesellschaft is a credit institution and stock corporation organized under the laws of Germany registered in the commercial register of the District Court in Frankfurt am Main under registration number HRB 30000. Our registered office is in Frankfurt am Main. We maintain our head office at Taunusanlage 12, 60325 Frankfurt am Main, Germany and our telephone number is +49-69-910-00.

We are the parent company of a group consisting of banks, capital market companies, fund management companies, a property finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies. We offer a wide variety of investment, financial and related products and services to private individuals, corporate entities and institutional clients around the world.

We believe that we are the largest bank in Germany measured by total assets and one of the largest financial institutions in Europe and the world measured by total assets. As of December 31, 2016, on an unaudited basis, we had total assets of € 1,591 billion, total liabilities of € 1,526 billion and total shareholders’ equity of € 60 billion, in each case on the basis of IFRS. As of December 31, 2016, we employed 99,744 people on a full-time equivalent basis and operated in 62 countries out of 2,656 branches worldwide, 67 % of which were in Germany.

As of December 31, 2016, our share capital amounted to € 3,530,939,215.36 consisting of 1,379,273,131 ordinary shares of no par value. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all seven German stock exchanges and are listed on the New York Stock Exchange.

Please refer to our 2016 Form 20-F and the other documents incorporated by reference herein for additional information and financial statements relating to us.

Recent Developments

Update on Capital

On March 5, 2017, we announced our plan for a capital increase with proceeds expected to be around € 8 billion, which is the transaction described by this prospectus supplement. The transaction includes the issuance of up to 687.5 million new shares with subscription rights to existing shareholders and carrying the same dividend rights as all currently outstanding shares. The new shares are fully underwritten by a syndicate of banks.

Additionally, the Management Board has approved payment of the AT1 interest coupons coming due in 2017 and intends to propose at the annual general meeting in May 2017 to pay a dividend of € 0.19 per share, including in respect of the shares to be issued in the announced capital raise. Further, we expect to recommend the payment of at least a minimum dividend of € 0.11 per share for 2017 at the annual general meeting in May 2018.

Update on Strategy

On March 5, 2017, we also announced the reorganization of our business divisions into three distinct units, with the goals of strengthening the businesses of each, enhancing client coverage, improving market share and driving efficiencies and growth:

•	the new Corporate & Investment Bank (CIB) that combines our markets, advisory, lending and transaction banking businesses

•	Private & Commercial Bank (PCB) that combines Postbank and our existing private, commercial and wealth management businesses

•	a more operationally separate Deutsche Asset Management (Deutsche AM).

We also announced a series of additional actions and new financial targets to replace the targets originally announced in October 2015. These additional measures are intended to strengthen our status as a leading European bank with a global reach supported by our strong home base in Germany. We intend to continue serving the needs of our clients across transaction banking, corporate finance, capital markets, asset management, wealth management and retail banking.

Summary of the Offering

The Offering

We are distributing to our shareholders one tradable right per ordinary share held at the close of business on March 20, 2017. The rights offering will consist of up to 687,500,000 new shares of no par value, each representing a notional par value of € 2.56 in the Bank’s share capital, which we refer to as the “new shares”. The rights will grant their holders the right to acquire one new share of Deutsche Bank AG for every two rights held against payment of a subscription price of € 11.65 per new share. The subscription right of our shareholders is excluded for a fractional amount of up to 500,000 shares.

On March 17, 2017, the closing price of our ordinary shares was € 17.86 per ordinary share on the Frankfurt Stock Exchange (XETRA) and $ 19.03 per ordinary share on the New York Stock Exchange.

Background

On March 19, 2017, our management board resolved, with approval of our supervisory board granted on the same date, to make use of the authorized capital pursuant to Section 4 paragraphs 5 and 6 of our Articles of Association (Authorized Capital) and to increase our share capital by € 1,760,000,000, from € 3,530,939,215.36, to € 5,290,939,215.36 by issuing 687,500,000 new shares against cash contributions at a subscription price of € 11.65 per new share.

The new shares will be fully fungible and rank pari passu with the existing ordinary shares. As such, they will have the same dividend rights as all of our other outstanding shares, including full dividend rights for the 2016 fiscal year.

Trading and Exercise of Rights

We expect the rights to trade on the Frankfurt Stock Exchange during the period from March 21, 2017 through April 4, 2017. We expect the rights to be admitted to trading on the New York Stock Exchange during the period from March 21, 2017 through March 31, 2017. We expect that the existing ordinary shares will trade on the Frankfurt Stock Exchange and the New York Stock Exchange “ex-subscription right” beginning on March 21, 2017.

Holders may purchase one new share for every two rights they hold. Share rights may only be exercised for an integral number of shares. No fractional shares will be issued. Accordingly, even if you decide to exercise all of your rights, you may hold more rights than can be exercised for an integral number of new shares. You must either sell these excess rights or purchase enough additional rights to be able to subscribe for one or more additional shares. Any rights that are neither exercised nor sold by the applicable deadlines will expire without value.

The rights exercise period for rights held in the DTC system (including rights issued in respect of ordinary shares credited to DTC by Clearstream) will run from March 21, 2017 until 2:15 p.m. (New York Time) on April 6, 2017. The rights exercise period for rights held directly in the Clearstream system will run from March 21, 2017 until 5:00 p.m. (German Time) on April 6, 2017. Holders of rights issued in respect of ordinary shares held in the form of physical share certificates deposited with Computershare may subscribe for new shares by exercising their rights, at the subscription ratio stated above, from March 21, 2017 until 5:00 p.m. (New York Time) on April 6, 2017. Holders of rights are advised to seek and follow instructions from their custodian bank or broker in relation to the proper and timely exercise or sale of rights. Rights not exercised as described above, including rights in excess of the nearest integral multiple of the subscription ratio, will expire and become null and void without the payment of any compensation.

The preliminary subscription price for holders of ordinary shares held through DTC (including rights issued in respect of ordinary shares credited to DTC by Clearstream) or issued in the form of physical share certificates deposited with Computershare is $ 13.76 per new share, which represents an excess of 10 % over the U.S. dollar equivalent of the Euro-denominated subscription price of € 11.65 per new share on March 17, 2017, based on the European Central Bank foreign exchange reference rate of Euros for U.S. dollars (the “ECB Reference Rate”) on that date. We refer to this as “the estimated U.S. dollar subscription price”. Such rights may not be exercised via payment of the Euro-denominated subscription price of € 11.65 per new share.

If, on the date that the underwriters pay us the Euro-denominated subscription price, which we expect will be April 7, 2017, the U.S. dollar equivalent of the Euro-denominated subscription price (€ 11.65), based on the ECB Reference Rate on that date, is less than the preliminary U.S. dollar subscription price, then Computershare will return any excess to the holder. If, on that date, the U.S. dollar equivalent of the Euro-denominated final subscription price, based on the ECB Reference Rate on that date, is more than the estimated U.S. dollar subscription price, then Computershare will send due bills to the relevant holder for the shortfall and shall hold the new shares subscribed for in escrow pending receipt of such shortfall from the relevant holder. See “The Offering — Conversion of U.S. Dollars to Euro.”

The exercise of rights is irrevocable and may not be withdrawn, cancelled or modified.

Subscription Agent	Computershare is acting as subscription agent in the United States.

Subsequent Offering

New shares for which rights have not been validly exercised prior to the end of the applicable rights exercise period may be sold by the joint bookrunners on behalf of the underwriters in an offering in the United States and, subject to applicable law, in other countries, and/or in open-market transactions. See “The Offering.”

Any proceeds from such sales, after deduction of applicable commissions and certain costs and expenses, will be for our benefit.

Underwriting Agreement

We have entered into an underwriting agreement, dated March 5, 2017 with a group of underwriters set out below. Subject to the satisfaction of the conditions set forth in the underwriting agreement, these underwriters have agreed to fully underwrite the new shares. See “Plan of Distribution — Underwriting.”

Existing Shares Held By the Bank

As of March 16, 2017, we directly or indirectly held a total of 4,402,772 treasury shares (including trading positions). Such shares are held to deliver awards granted under the employee equity compensation plans, including employee options. Additionally, we hold ordinary shares for market-making purposes. These shares will not be allocated rights in the offering.

Lock-up

In the underwriting agreement we have agreed, subject to certain exceptions (including with respect to the issuance of certain contingent capital instruments), that for a period ending six months after the first day of trading of the new shares, we will not issue or sell, directly or indirectly, any shares in our capital or any securities convertible into or exercisable or exchangeable for shares in our capital or enter into any arrangement that transfers the economic risk of ownership of shares in our capital, without the prior written consent of Credit Suisse Securities (Europe) Limited, which consent shall not be unreasonably withheld or delayed. See “Plan of Distribution — Underwriting — Lock-Up”.

Risk Factors

See “Risk Factors” beginning on page S-12 as well as in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors relating to us, our business and an investment in our rights and ordinary shares.

Dilution

In order to capture the value of the rights, the holder must exercise such rights as described in this prospectus supplement or sell such rights. If holders of rights do not exercise all of the rights allocated in respect of their holding of ordinary shares, the value of their holding of our ordinary shares will be diluted. See “The Offering — Dilution.”

Sole Global Coordinator and Bookrunner	Deutsche Bank Aktiengesellschaft

Joint Bookrunners

Credit Suisse Securities (Europe) Limited, Barclays Bank PLC, Goldman Sachs International, BNP PARIBAS, COMMERZBANK Aktiengesellschaft, HSBC Trinkaus & Burkhardt AG, Morgan Stanley & Co. International plc, UniCredit Bank AG, Banca IMI S.p.A., Banco Bilbao Vizcaya Argentaria, S.A., Banco Santander, S.A., Crédit Agricole Corporate and Investment Bank, ING Bank N.V., Mediobanca Banca di Credito Finanziario S.p.A., NATIXIS, Raiffeisen Centrobank AG, RBC Europe Limited and Société Générale.

Co-Lead Managers

ABN AMRO Bank N.V., Bankhaus Lampe KG, Banque Internationale à Luxembourg, Société anonyme, CaixaBank, S.A., Erste Group Bank AG, ICBC Standard Bank PLC, KBC Securities NV, Macquarie Capital (Europe) Limited, Mizuho International plc, Nordea Bank AB (publ), Skandinaviska Enskilda Banken AB (publ) and SMBC Nikko Capital Markets Limited.

Stock Exchange Admission

We have applied or will apply to list the new shares on the Frankfurt Stock Exchange and for the new shares to be admitted for trading on the New York Stock Exchange. We expect the listings to become effective on or before April 7, 2017. The first trading day for the new shares is scheduled to be on April 7, 2017.

Use of Proceeds

We intend to use the net proceeds of the offering to further strengthen our regulatory capital base and also to provide a buffer against future regulatory uncertainty and challenges ahead not currently foreseen by us. We also plan to use a portion of the proceeds to pursue focused investments in order to take advantage of opportunities which we perceive to be available or to become available across our business. We have determined no specific allocations of the proceeds as of the date of this prospectus supplement.

Delivery, Payment and Certification

We expect to deliver the new shares to holders of rights participating through our U.S. registrar, Computershare, or who hold their rights through DTC, on or about April 11, 2017, and to participating holders of rights who hold their rights directly through Clearstream on April 7, 2017, or such other date the joint bookrunners may determine. Delivery against payment will take place through the Clearstream system. The new shares will be issued in registered form.

International Securities Identification Numbers (ISIN)	Ordinary shares: DE0005140008
Rights: DE000A2E4184

CUSIPs	Ordinary shares: D18190898

Rights: D1T769 565

German Securities Identification Number (WKN)	Ordinary shares: 514000

Rights: A2E 418

Ticker Symbols	Ordinary shares:

“DBK” (Frankfurt Stock Exchange)

“DB” (New York Stock Exchange)

Rights:

“03KB” (Frankfurt Stock Exchange)

“DB’RT” (New York Stock Exchange)

RISK FACTORS

We have set forth risk factors in the 2016 Form 20-F, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. We have also set forth below additional risk factors including risk factors that relate specifically to this offering and the securities offered hereby. We may include further risk factors in subsequent reports on Form 6-K incorporated by reference in this prospectus supplement. You should carefully consider all these risk factors in addition to the other information presented or incorporated by reference in this prospectus supplement.

Risks Related to the Offering and the New Shares

If you do not exercise or sell your subscription rights within the allotted time, your rights will expire and become worthless.

You must take action to realize any value from your subscription rights. If you neither exercise your rights to purchase our new common shares by April 6, 2017 nor sell your rights on the New York Stock Exchange by March 31, 2017, your subscription rights will expire with no value. If you take no action, your subscription rights will become null and void, and you will receive no compensation for any expired rights.

Our share price has been and may remain volatile.

Our share price has been volatile in the past. This was partially due to the high volatility in the securities markets in general and for the shares of banks in particular, especially in connection with the global financial crisis, the European sovereign debt crisis, and other developments that have influenced our net assets, financial condition and results of operations. In addition, factors that may influence and have already to a certain extent influenced our share price include investors’ opinions regarding the prospects for the success of our strategy; current or potential future legal disputes; changes in the legal system or regulatory measures affecting us or the industries in which we maintain material loan exposures; failure to meet estimates by analysts; expectations of the market in regard to the development of the value and adequate capitalization of banks in general; investors’ estimates and the actual further development of banks in general; public declarations of insolvencies or similar restructuring measures and investigations of the accounting practices of other banks and the volatility of the market in general. For example, we have over the last year, as well as in the past, experienced steep declines in the price of our shares.

The holdings of shareholders who do not participate in this offering will be significantly diluted, i.e., the value of their shares and their control rights will be negatively impacted.

Subscription rights for new shares will expire if they are not exercised prior to and including April 6, 2017, i.e., the expiration of the subscription period. If a shareholder does not exercise the subscription rights granted to it, its percentage shareholding in Deutsche Bank will decline, and its voting rights will be diluted. This dilution will be proportional to the percentage rate by which our share capital is increased and the extent to which the shareholder does not participate in the capital increase.

The holdings of shareholders may be significantly diluted by future capital increases.

In order to meet our need for capital, we may issue, in the future, shares or convertible bonds or warrants, for example to finance our business operations or to satisfy regulatory capital requirements. The future issuance of shares, or the exercise of conversion or option rights on our shares, may dilute shareholders’ voting rights or their percentage ownership in our company if the new shares are issued without granting subscription rights or similar rights or to the extent such rights are not exercised.

If this offering is not consummated or if our share price declines sharply, the subscription rights will expire or become worthless.

The new shares will be subscribed by the underwriters with the undertaking to offer such shares (except for a fractional amount) to the shareholders for subscription. The underwriting of the new shares will be made on the basis of an underwriting agreement, from which the underwriters may withdraw under certain conditions. If the underwriting agreement is terminated prior to registration of the implementation of the capital increase with the commercial register, the offering will not take place and the subscription rights will expire and become worthless. Under these circumstances, investors will not be entitled to delivery of our shares. Any investors engaging in short selling transactions bear the risk of being unable to meet their obligation to deliver new shares. The agents brokering the subscription rights transactions will not reverse such short selling transactions. Investors who purchased subscription rights via a stock exchange will accordingly suffer a loss. If the underwriters withdraw from the underwriting agreement after the implementation of the capital increase is registered with the commercial register, the shareholders who exercised their subscription rights may acquire new shares at the subscription price.

Furthermore, the value of the subscription rights largely depends on the quoted market price of our shares. A decline in our share price will, therefore, have an adverse impact on the value of the subscription rights.

It is not certain that subscription rights trading will develop, and the subscription rights may be subject to greater quoted market price fluctuations than our shares.

We intend to provide for the subscription rights to be traded during the period from March 21, 2017 until April 4, 2017 on the regulated market (XETRA and XETRA Frankfurt Specialist) of the Frankfurt Stock Exchange. Subscription rights are also expected to be traded on the New York Stock Exchange. We do not intend to apply for subscription rights trading on any other stock exchange. We cannot assure that active subscription rights trading on a stock exchange will develop during this period nor that there will be sufficient liquidity in subscription rights trading for the subscription rights during this period. Furthermore, the subscription rights to be traded on each stock exchange will only be fungible with those traded on that stock exchange. Trading or transfers of subscription rights between the Frankfurt Stock Exchange and the New York Stock Exchange will not be permitted. Because we expect the greater majority of the subscription rights to trade on the Frankfurt Stock Exchange, this may severely limit the liquidity in trading of the subscription rights on the New York Stock Exchange.

The development of the quoted market price of our shares is one of the factors influencing the price of the subscription rights, which, however, may also be subject to considerably stronger price fluctuations than the shares.

We may not pay dividends in future fiscal years, be it because we do not generate any balance sheet profit available for distribution, or for other reasons.

A dividend may only be distributed if we have recognized a balance sheet profit available for distribution in our audited annual non-consolidated financial statements prepared under the German Commercial Code (Handelsgesetzbuch — HGB). Our earnings situation may not remain positive on a sustained basis or may deteriorate. This may result in our being unable to distribute dividends in future fiscal years, or we may be required to retain the distributable profits to support our capital base and recognize them in the reserves rather than distributing them. Furthermore, if we fail to meet the regulatory capital adequacy requirements under CRR/CRD 4 (including individually imposed capital requirements (so-called “Pillar 2” requirements) and the combined buffer requirements), we may be prohibited from making, and our regulators may suspend or limit, the payment of dividends. In addition, the European Central Bank expects banks to meet “Pillar 2” guidance. If we operate or expect to operate below “Pillar 2” guidance, the European Central Bank will review the reasons why our capital level has fallen or is expected to fall and may take appropriate and proportionate measures in connection with such shortfall. Any such measures might impact on our willingness or ability to pay dividends.

The exercise of rights by shareholders in the United States is subject to exchange rate risk.

If the U.S. dollar weakens against the Euro, holders in the United States subscribing for new shares will be required to pay more than the estimated U.S. dollar subscription price. The estimated U.S. dollar subscription price for holders of ordinary shares held through DTC (including rights issued in respect of ordinary shares credited to DTC by Clearstream) or issued in the form of physical share certificates deposited with Computershare is $ 13.76 per new share, which represents an excess of 10 % over the U.S. dollar equivalent of the Euro-denominated subscription price of € 11.65 per new share on March 17, 2017, based on the European Central Bank foreign exchange reference rate of Euros for U.S. dollars (the “ECB Reference Rate”) on that date. This additional amount over and above the actual exchange rate for U.S. dollars into Euro is to increase the likelihood that the subscription agent will have sufficient funds to pay the subscription price in light of a possible appreciation of the Euro against the U.S. dollar between March 17, 2017 and the end of the subscription period, and to pay applicable taxes and any currency conversion expenses. If, on the date that the underwriters pay us the Euro-denominated subscription price, which we expect will be April 7, 2017, the U.S. dollar equivalent of the subscription price is less than the estimated U.S. dollar subscription price, then Computershare will return any excess to the holder. If, on the date that the underwriters pay us the Euro-denominated subscription price, the U.S. dollar equivalent of the Euro-denominated subscription price is more than the estimated U.S. dollar subscription price, then Computershare will send due bills to the relevant holder for the shortfall and shall hold the new shares subscribed for in escrow pending receipt of such shortfall from the relevant holder.

CAPITALIZATION & INDEBTEDNESS

The following table provides an overview of our capitalization as of December 31, 2016 and after implementation of this offering on the basis of our audited consolidated financial statements as of December 31, 2016. The information in the following tables should be read in conjunction with our audited consolidated financial statements as of December 31, 2016 and the related notes, which can be found in the 2016 Form 20-F, which is incorporated by reference into this prospectus supplement and the accompanying prospectus to the extent indicated therein. The information in the column furthest to the right assumes a placement of all of the new shares at the subscription price of € 11.65 and that we will receive net proceeds before tax from the offering in the aggregate amount of € 7,861 million and net proceeds after tax in the aggregate amount of € 7,873 million. This table reflects the receipt of the aggregate cash proceeds of this offering.

in € m.	December 31, 2016 (prior to implementation of the offering)	December 31, 2016 (after the offering)
Debt(1)(2):
Long-term debt	172,316	172,316
Trust preferred securities	6,373	6,373
Long-term debt at fair value through profit or loss	6,473	6,473

Total debt	185,162	185,162

Shareholders’ Equity:
Common shares (no par value)	3,531	5,291
Additional paid-in capital	33,765	39,878
Retained earnings	18,987	18,987
Common shares in treasury, at cost	0	0
Accumulated other comprehensive income, net of tax
Unrealized net gains (losses) on financial assets available for sale, net of applicable tax and other	912	912
Unrealized net gains (losses) on derivatives hedging variability of cash flows, net of tax	143	143
Unrealized net gains (losses) on assets classified as held for sale, net of tax	0	0
Foreign currency translation, net of tax	2,418	2,418
Unrealized net gains (losses) from equity method investments	77	77

Total shareholders’ equity	59,833	67,706

Equity component of financial instruments	4,669	4,669

Non-controlling interests	316	316

Total equity	64,819	72,692

Total capitalization(3)	249,981	257,854

1	€ 820 million (0.4%) of our debt was guaranteed as of December 31, 2016. This consists of debt of a subsidiary which is guaranteed by the German government.
2	€ 60,594 million (33%) of our debt was secured as of December 31, 2016.
3	Other than described above, there have been no material changes to our capitalization since December 31, 2016.

Due to rounding, numbers may not add up precisely to the totals provided.

EXCHANGE RATES

Germany’s currency is the Euro. For convenience, we translate some amounts denominated in Euro appearing in certain documents incorporated by reference herein into U.S. dollars. Fluctuations in the exchange rate between the Euro and the U.S. dollar will affect the U.S. dollar equivalent of the Euro price of our shares quoted on the German stock exchanges and, as a result, are likely to affect the market price of our shares on the New York Stock Exchange. These fluctuations will also affect the U.S. dollar value of cash dividends we may pay on our shares in Euros. Past fluctuations in foreign exchange rates may not necessarily be predictive of future fluctuations.

The following table shows the average ECB Reference Rate for the Euro as reported by the European Central Bank for the Euro on the last business day of each month during the period indicated.

Years ended December 31,	Average
2012	1.2932
2013	1.3308
2014	1.3211
2015	1.1046
2016	1.1069

The table below shows the recent high and low exchange rate for the U.S. dollar per Euro.

Months of 2016	High	Low
December	1.0762	1.0364
November	1.1095	1.0548
October	1.1236	1.0872
September	1.1296	1.1146

Months of 2017	High	Low
January	1.0755	1.0385
February	1.0808	1.0513
March (to March 17)	1.0737	1.0514

For purposes of this offering, we have used the ECB Reference Rate to determine the exchange rate at which U.S. dollars are to be converted into Euros to exercise rights to subscribe for new shares. The ECB Reference Rate is fixed and reported daily and can thus be used to translate U.S. dollars into Euros on the date of the closing in Germany. On March 17, 2017, the ECB Reference Rate was $ 1.0737.

RECENT DEVELOPMENTS

We had a strong start to the first quarter of 2017, with revenue performance in January and February ahead of the first two months of 2016 in many of our segments and businesses. As March 2016 was an exceptionally strong month, our segmental revenues for the first quarter of 2017 through mid-March are slightly lower than at the comparable point in the first quarter of 2016. We base our comparisons of its segmental revenues in 2017 to date with the comparable period in 2016 by excluding from revenues the contributions of the significant businesses disposed of in 2016 (Abbey Life, PCS and Hua Xia) and Funding Valuation Adjustment (FVA), Debt Valuation Adjustment (DVA) and Credit Valuation Adjustment (CVA).

Global Markets has shown a solid performance in 2017 to date, with Debt Sales & Trading revenues over 30% higher through February 28, 2017 as compared to the first two months of 2016, and, through mid-March 2017, ahead of the comparable period in 2016 although by a smaller margin, while Equities Sales & Trading is flat year-on-year. Corporate & Investment Banking first quarter 2017 revenues through mid-March are broadly flat versus the prior year comparable period. Revenues in Corporate Finance were over 15% higher through February 28, 2017 as compared to the first two months of 2016, with positive momentum in primary markets driving significant increases in debt and equity issuance, although, considering the strength of March 2016, this margin is decreasing in March 2017. While Global Transaction Banking saw resilience in its client franchise, revenue performance in 2017 has so far been lower than in 2016 (a single-digit percentage decline through February 28, 2017 as compared to the first two months of 2016), driven by continuing low interest rates and the intentional reductions in client perimeter during 2016. In Private Wealth & Commercial Clients (PW&CC), revenues through February 28, 2017 have been essentially flat versus the comparable period in 2016, as the impact of low interest rates was mainly offset by positive developments in investment products, supported by asset and deposit inflows. Deutsche Asset Management (Deutsche AM) saw a modest improvement in revenues in the first two months of 2017 as compared to the first two months of 2016 as well as the reversal of the asset outflows it experienced in 2016, although its revenues are lower for the quarter through mid-March as compared to the comparable period in the first quarter of 2016 given the nonrecurrence in 2017 of a gain on sale recorded in March 2016. In Postbank, operating performance has been essentially flat compared to the prior year period, but revenues were down through February 28, 2017 as compared with the first two months of 2016, considering the nonrecurrence of one-off gains that occurred in 2016 and weaker hedging results.

Our consolidated net revenues also take into account FVA/DVA/CVA and fair value gains/losses on own debt, which contributed significant positive revenues in the first quarter of 2016 but are resulting in negative revenues in the first quarter of 2017 through mid-March, primarily due to a tightening of our credit spreads in the first quarter of 2017 versus a widening in the prior year comparable period. This effect, together with the unusual strength of March 2016 in many of our operating businesses as well as other consolidating items and items not attributable to the segments, has resulted in lower consolidated net revenues for the first quarter of 2017 through mid-March as compared to the comparable period in 2016.

On March 5, 2017, we announced our plan for a capital increase with proceeds expected to be around € 8 billion, which is the transaction described by this prospectus supplement. The transaction includes the issuance of up to 687.5 million new shares with subscription rights to existing shareholders and carrying the same dividend rights as all currently outstanding shares. The new shares are fully underwritten by a syndicate of banks.

Additionally, the Management Board has approved payment of the AT1 interest coupons coming due in 2017 and intends to propose at the annual general meeting in May 2017 to pay a dividend of € 0.19 per share, including in respect of the shares to be issued in the announced capital raise. The dividend to be paid out of Deutsche Bank AG’s distributable profit for 2016 contains a component reflecting the distributable profit carried forward from 2015 of approximately € 165 million (€ 0.08 per share), and approximately € 230 million out of the distributable profit for 2016 (€ 0.11 per share), with a record date for dividends in May 2017. Further, we expect to recommend the payment of at least a minimum dividend of € 0.11 per share for 2017 at the annual general meeting in May 2018.

On a pro forma basis including the completion of the proposed capital raise of € 7.9 billion (net of transaction costs), our fully loaded CET1 ratio as of December 31, 2016 would have been 14.1%, and our fully loaded leverage ratio would have been 4.1%. These pro forma figures are based on reported CET1 capital of € 42.3 billion, RWA of € 358 billion and leverage exposure of € 1,348 billion as of December 31, 2016, which already reflect a dividend accrual of € 0.4 billion in consideration of the Management Board’s intention to propose at the annual general meeting in May 2017 to pay a dividend of € 0.19 per share. The pro forma figures do not include the capital accretion we expect to achieve through a combination of RWA reduction and the capital contributions from the planned Deutsche AM minority IPO and other proposed business disposals.

On March 5, 2017, we also announced the reorganization of our business divisions into three distinct units, with the goals of strengthening the businesses of each, enhancing client coverage, improving market share and driving efficiencies and growth:

•	the new Corporate & Investment Bank (CIB) that combines our markets, advisory, lending and transaction banking businesses

•	Private & Commercial Bank (PCB) that combines Postbank and our existing private, commercial and wealth management businesses

•	a more operationally separate Deutsche AM.

The new three-pillar business division structure will be supported by a new leadership structure as decided by the Supervisory Board on March 5, 2017. Jeffrey Urwin, currently Head of the Corporate & Investment Banking corporate division and our U.S. business, will retire from the Management Board after a transition period. In addition to his position as CEO, John Cryan will assume responsibility for our U.S. business. Marcus Schenck, CFO, and Christian Sewing, CEO of Germany and Head of Private, Wealth & Commercial Clients, were appointed Deputy CEOs with immediate effect. Marcus Schenck will join Garth Ritchie in leading the new Corporate & Investment Bank in the course of the year. The Supervisory Board will decide on his successor as CFO in due course. Alongside Christian Sewing, PCB will also be led prospectively by Frank Strauss, currently CEO of Deutsche Postbank AG. It is intended that Mr. Strauss will become a member of our Management Board in the course of the integration process in PCB.

We also announced a series of additional actions and new financial targets to replace the targets originally announced in October 2015. These additional measures are intended to strengthen our status as a leading European bank with a global reach supported by our strong home base in Germany. We intend to continue serving the needs of our clients across transaction banking, corporate finance, capital markets, asset management, wealth management and retail banking.

For further information on additional actions and new financial targets, please refer to “Item 4: Information on the Company — Business Overview — Our Business Strategy” in our 2016 Form 20-F.

At the date of this prospectus supplement there have not been any material changes, other than those described above, to our financial or liquidity position since December 31, 2016.

USE OF PROCEEDS

We intend to use the net proceeds of the from the sale of the securities we offer by this prospectus supplement to further strengthen our regulatory capital base and also to provide a buffer against future regulatory uncertainty and challenges ahead not currently foreseen by us. We also plan to use a portion of the proceeds to pursue focused investments in order to take advantage of opportunities which we perceive to be available or to become available across our business. We have determined no specific allocations of the proceeds as of the date of this prospectus supplement.

DESCRIPTION OF ORDINARY SHARES

The following, together with the “Description of Ordinary Shares” in the accompanying prospectus, describe the material terms of our ordinary shares. If the description of the shares in this prospectus supplement differs in any way from the description in the accompanying prospectus, you should rely on the description in this prospectus supplement. For a summary of the material terms of our Articles of Association and applicable German corporate law in effect as of the date of this prospectus supplement regarding our ordinary shares and the holders thereof, please refer to “Item 10: Additional Information — Memorandum and Articles of Association” in the 2016 Form 20-F. The summary describes our Articles of Association. This summary may not contain all of the information that is important to you. You should read the Articles of Association, which are incorporated herein by reference and filed as an exhibit to the registration statement pertaining to this prospectus supplement and the accompanying prospectus, to understand them fully.

Share Capital and Shares

As of February 28, 2017, our share capital amounted to € 3,530,939,215.36 consisting of 1,379,273,131 no par value ordinary registered shares, each representing a notional par value of € 2.56 in our share capital. Of these, 1,378,965,208 ordinary shares carrying full dividend rights were outstanding as of February 28, 2017; 307,923 ordinary shares, representing a notional par value of € 788,282.88 of our share capital, were held by or on behalf of the Bank or one of its subsidiaries. All of our issued ordinary shares are fully paid up. Below is a reconciliation of the number of ordinary shares outstanding at the beginning of the year and as of February 28, 2017:

Number of ordinary shares	Total number of shares issued and fully paid	Treasury shares (shares held by or on behalf of the Bank or one of its subsidiaries)	Outstanding
Ordinary shares outstanding as of January 1, 2017	1,379,273,131	(203,442)	1,379,069,689
Ordinary shares issued	—	—	—
Ordinary shares purchased for treasury	—	(104,481)	—
Ordinary shares sold or distributed from treasury	—	—	—
Ordinary shares outstanding as of February 28, 2017	1,379,273,131	(307,923)	1,378,965,208

According to our Articles of Association, all of our shares are issued in the form of registered shares. Shareholders are required to notify us for registration in the share register of, in particular, where natural persons are concerned, their name, their address as well as their date of birth or, where legal persons are concerned, their registered name, their business address and their registered domicile, and in all cases the number of shares they hold. The entry in our share register is a prerequisite for attending and for exercising voting rights at the annual general meeting.

Price History of Our Ordinary Shares

Our shares have been admitted to the regulated market (Regulierter Markt) and the sub-segment of the regulated market with additional obligations arising from admission (Prime Standard) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) as well as to the regulated market of the six other German stock exchanges (Berlin, Dusseldorf, Hamburg, Hanover, Munich and Stuttgart). In addition, our shares are listed on the New York Stock Exchange. The following table sets forth, for the periods indicated, the high and low closing sales price for our shares on the Frankfurt Stock Exchange and the New York Stock Exchange.

	Price per share in Euros on the Frankfurt Stock Exchange (XETRA)(1)		Price per share in U.S. Dollars on the New York Stock Exchange(2)
	High	Low	High	Low
Monthly 2017:
March (to March 17)	19.55	17.32	20.66	18.47
February	19.20	17.62	20.68	18.81
January	19.97	17.11	20.93	18.28

Monthly 2016:
December	18.64	14.42	19.30	15.67
November	15.47	12.00	16.67	13.33
October	13.74	11.46	14.74	12.60
September	13.84	9.90	15.43	11.19

Quarterly 2016:
Fourth Quarter	18.64	11.46	19.30	12.60
Third Quarter	13.84	9.90	15.43	11.19
Second Quarter	17.54	12.05	19.70	13.40
First Quarter	22.10	13.03	23.62	14.79

Quarterly 2015:
Fourth Quarter	27.98	20.69	30.82	22.83
Third Quarter	32.31	22.95	35.37	26.05
Second Quarter	33.42	26.60	36.20	29.62
First Quarter	32.90	23.48	35.49	27.81

Annual:
2016	22.10	9.90	23.62	11.19
2015	33.42	20.69	36.20	22.83
2014	38.15	22.66	54.48	29.35
2013	36.94	28.05	52.92	38.18
2012	37.68	21.09	52.53	27.05

Note: Data is based on Bloomberg and NYSE Euronext.

(1)	Historical share prices have been adjusted on June 5, 2014 with retroactive effect to reflect the capital increase by multiplying a correcting factor of 0.9538.
(2)	Historical share prices are not adjusted for the capital increase in June 2014.

Development of Our Share Capital since 2014

This section should be read in conjunction with “Description of Ordinary Shares” in the prospectus that accompanies this prospectus supplement. As of January 1, 2014, our registered share capital amounted to € 2,609,919,078.40 and was divided into 1,019,499,640 ordinary registered shares with no par value. Since January 1, 2014, our registered share capital has developed as follows:

•	By resolution of our management board dated May 18, 2014, and with the consent of our supervisory board dated the same day, our share capital was increased by € 153,424,655.36 to

€ 2,763,343,733.76, through the use of authorized capital created by the annual general meeting in 2013, by issuing 59,931,506 new ordinary registered shares against cash payments. The new shares were issued to Paramount Services Holdings Ltd., an investment vehicle ultimately beneficially owned and controlled by His Excellency Sheikh Hamad Bin Jassim Bin Jabor Al-Thani. The implementation of the capital increase was registered with the Commercial Register on June 5, 2014. Following this capital increase, our registered share capital amounted to € 2,763,343,733.76, divided into 1,079,431,146 ordinary registered shares.

•

On June 5, 2014, our management board, with the consent of the chairman’s committee of our supervisory board, which had been authorized by resolution of the supervisory board of May 18, 2014, resolved to increase our share capital by € 767,595,481.60 to € 3,530,939,215.36, through the use of authorized capital created by the general meeting in 2011 and 2013, by issuing 299,841,985 new ordinary registered shares against cash payments. The implementation of this capital increase was registered with the commercial register on June 20, 2014. Since then, our registered share capital has amounted to € 3,530,939,215.36, divided into 1,379,273,131 ordinary registered shares.

•

On March 19, 2017, the management board, with the consent of the chairman’s committee of the supervisory board, which had been authorized by resolution of the supervisory board of March 5, 2017, resolved to increase our share capital by € 1,760,000,000.00 to € 5,290,939,215.36, through the use of authorized capital created by the annual general meeting in 2015, by issuing 687,500,000 new ordinary registered shares against cash payments. Upon registration of the implementation of this capital increase, which is the subject matter of this prospectus supplement, our share capital will amount to € 5,290,939,215.36, divided into 2,066,773,131 ordinary registered shares.

For further information about our share capital, see note 35 to the consolidated financial statements in our 2016 Form 20-F.

Conditional Capital

As of the date of this prospectus supplement, our conditional but unissued share capital in the aggregate amounts to € 486,400,000.00.

As of the date of this prospectus supplement, there are no convertible bonds or bonds with warrants issued by us or our subsidiaries outstanding.

Authorization to Acquire Own Shares

Authorization to Acquire Own Shares Pursuant to Section 71(1) no. 8 of the German Stock Corporation Act

By resolution of the our annual general meeting dated May 19, 2016, we are authorized to buy, on or before April 30, 2021, our own shares in a total volume of up to 10% of our share capital at the time the resolution is taken or — if the value is lower — of the share capital at the time this authorization is exercised. Together with our own shares acquired for trading purposes and/or for other reasons and which are from time to time in our possession or attributable to us pursuant to Sections 71a et seq. of the German Stock Corporation Act, the own shares purchased on the basis of this authorization may not at any time exceed 10% of our respectively applicable share capital. The own shares may be bought through the stock exchange or by means of a public purchase offer to all shareholders. The countervalue for the purchase of shares (excluding ancillary purchase costs) through the stock exchange may not be more than 10% higher or more than 20% lower than the average of the share prices (closing auction prices of our share in XETRA trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the obligation to purchase. In the case of a public purchase offer, it may not be more than 10% higher or more than 20% lower than the average of the share prices (closing auction prices of our share in XETRA trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the day of publication of the offer. If the volume of shares offered in a public purchase offer exceeds the planned buyback volume, acceptance must be in proportion to the shares offered in each case. The preferred acceptance of small quantities of up to 50 of our shares offered for purchase per shareholder may be provided for.

Our management board is authorized to dispose of the purchased shares and of any shares purchased on the basis of previous authorizations pursuant to Section 71(1) no. 8 of the German Stock Corporation Act on the stock exchange or by an offer to all shareholders. Our management board is also authorized to dispose of the purchased shares against contribution in kind with the exclusion of shareholders’ pre-emptive rights for the purpose of acquiring companies or shareholdings in companies or other assets that serve to advance our business operations. In addition, our management board is authorized, in case it disposes of such own shares by offer to all shareholders, to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliated companies pre-emptive rights to the extent that they would be entitled to such rights if they exercised their option and/or conversion rights. Shareholders’ pre-emptive rights are excluded for these cases and to this extent. Our management board is also authorized to use shares purchased on the basis of authorizations pursuant to Section 71(1) no. 8 of the German Stock Corporation Act to issue staff shares, with the exclusion of shareholders’ pre-emptive rights, to our employees and retired employees and our affiliated companies or to use them to service option rights on our shares and/or rights or duties to purchase our shares granted to employees or members of our executive or nonexecutive management bodies and of our affiliated companies.

Furthermore, our management board is authorized, with the exclusion of shareholders’ pre-emptive rights, to sell such own shares to third parties against cash payment if the purchase price is not substantially lower than the price of the shares on the stock exchange at the time of sale. Use may only be made of this authorization if it has been ensured that the number of shares sold on the basis of this authorization does not exceed 10% of our share capital at the time this authorization becomes effective or – if the amount is lower – at the time this authorization is exercised. Shares that are issued or sold during the validity of this authorization with the exclusion of pre-emptive rights, in direct or analogous application of Section 186(3) sentence 4 of the German Stock Corporation Act, are to be included in the maximum limit of 10% of the share capital. Also to be included are shares that are to be issued to service option and/or conversion rights from convertible bonds, bonds with warrants, convertible participatory rights or participatory rights, if these bonds or participatory rights are issued during the validity of this authorization with the exclusion of pre-emptive rights in corresponding application of Section 186(3) sentence 4 of the German Stock Corporation Act.

Our management board is also authorized to cancel shares acquired on the basis of this or a preceding authorization without the execution of this cancellation process requiring a further resolution by our annual general meeting.

Authorization to Use Derivatives Within the Framework of the Purchase of Own Shares Pursuant to Section 71(1) no. 8 of the German Stock Corporation Act

In supplementing the authorization set forth above to acquire own shares pursuant to Section 71(1) no. 8 of the German Stock Corporation Act, we are also authorized to acquire our own shares with the use of derivatives.

The purchase of shares subject to the authorization to acquire own shares may be executed, apart from in the ways described in the paragraphs above, with the use of put and call options or forward purchase contracts. We may sell to third parties put options based on physical delivery and buy call options from third parties if it is ensured by the option conditions that these options are fulfilled only with shares which themselves were acquired subject to compliance with the principle of equal treatment. All share purchases based on put or call options are limited to shares in a maximum volume of 5% of the actual share capital at the time of the resolution by the general meeting on this authorization. The term of the options must be selected such that the share purchase upon exercising the option is carried out at the latest on April 30, 2021.

The purchase price to be paid per share upon exercise of the put options or upon the maturity of the forward purchase may not exceed or fall short by more than 10% of the average of the share prices (closing auction prices of our share in XETRA trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before conclusion of the respective transaction in each case excluding ancillary purchase costs but taking into account the option premium received. The call options may only be exercised if the purchase price to be paid does not exceed by more than 10% or fall below 10% of the average of the share prices (closing auction prices of our share in XETRA trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the acquisition of the shares. The rules specified above with respect to the authorization dated May 19, 2016 to acquire own shares pursuant to Section 71(1) no. 8 of the German Stock Corporation Act as well as for their use also apply to the sale and cancellation of shares acquired with the use of derivatives.

Own shares may continue to be purchased using existing derivatives that were agreed on the basis and during the existence of previous authorizations.

Stock Options

As of the date of this prospectus supplement there were no persons to whom our capital or the capital of any of our consolidated subsidiaries is under option or agreed conditionally or unconditionally to be put under option.

THE OFFERING

Set forth below is a summary of the material terms of the offering. This description is not complete and is qualified in its entirety by reference to the underwriting agreement, which has been filed as an exhibit to the registration statement of which the accompanying prospectus forms a part.

The offering relates to a total of up to 687,500,000 ordinary shares of Deutsche Bank AG and consists of the rights offering and the subsequent offering of rump shares (as defined below), which we refer to as the “international offering”, in each case by way of (i) public offerings in Germany and the United Kingdom, (ii) private placements to certain institutional investors outside the United States in reliance on Regulation S under the Securities Act and in accordance with applicable securities laws and (iii) a public offering in the United States under the Securities Act. In the rights offering, the rights will be allocated by Deutsche Bank AG to holders of Deutsche Bank AG’s existing shares, one tradable right being allocated for each existing share held at the record date. The exercise of two rights entitles the exercising holder to subscribe for one new share against payment of a subscription price of € 11.65 per new share. The final subscription price was announced on March 19, 2017. Share rights may only be exercised for an integral number of shares. No fractional shares will be issued. Accordingly, even if you decide to exercise all of your rights, you may hold more rights than can be exercised for an integral number of new shares. You must either sell these excess rights or purchase enough additional rights to be able to subscribe for one or more additional shares. Any rights that are neither exercised nor sold by the applicable deadlines will expire without value. Ordinary shares for which rights have not been validly exercised during the rights exercise periods, which we refer to as the “rump shares,” may be sold by the joint bookrunners, acting on behalf of the underwriters, in their sole discretion in the international offering and/or in open market transactions.

The new shares will result from the capital increase against cash contributions from authorized capital resolved by the management board on March 19, 2017 and approved by the supervisory board’s chairman’s committee on the same date. Exercising the authorizations pursuant to Section 4 paragraphs 5 and 6 of our Articles of Association, our management board resolved on March 19, 2017, and the supervisory board’s chairman’s committee approved on the same date, to increase the share capital from € 3,530,939,215.36 by € 1,760,000,000 to € 5,290,939,215.36 by issuing 687,500,000 new shares against cash contributions at a subscription price of € 11.65 per new share. The subscription right of our shareholders is excluded for a fractional amount of up to 500,000 shares. The final number of new shares for which subscription rights have actually been excluded will be determined on the basis of the subscription ratio (2:1) and the number of our own shares held at the close of trading on the evening of March 20, 2017 (equivalent to the number of our own shares booked with Clearstream Bank AG on the evening of March 22, 2017) and exceeding the number 4,273,131.

The offering is based on an underwriting agreement and is, inter alia, subject to the condition precedent that the capital increase is entered in the commercial register of Frankfurt am Main, which is expected to take place on or about April 5, 2017. Under certain circumstances, the offering may be cancelled. See “— Important Information.”

Timetable

The timetable for the offering is envisaged as follows:

March 20, 2017	Record date for ordinary shares receiving rights (after close of business). Book entry of the rights of the shareholders based on their holdings as of the record date (after market close)

March 21, 2017	Commencement of the rights exercise periods and rights trading period; existing ordinary shares commence trading on Frankfurt Stock Exchange and the New York Stock Exchange “ex-subscription rights”

March 31, 2017	End of the rights trading period on the New York Stock Exchange

April 4, 2017	End of the rights trading period on the Frankfurt Exchange

On or about April 5, 2017	Expected registration of the implementation of the capital increase from authorized capital with the commercial register

April 6, 2017

End of the rights exercise period for all holders of rights, 5:00 p.m., German time, for rights held directly through Clearstream and 5:00 p.m., New York time, for rights held through DTC; latest possible date for payment of the subscription price

April 7, 2017	Delivery of the new shares to all participating holders of rights who hold their rights directly through Clearstream First day of trading for the new shares

On or about April 7, 2017	Placement of rump shares, if any, in open market transactions or in the international offering

April 11, 2017

Delivery of the new shares to all holders of rights participating in the offering through our U.S. registrar, Computershare or who hold their rights through DTC; delivery of the rump shares against payment of the international offering price

Offered Shares

The new shares will be up to 687,500,000 newly issued registered shares of Deutsche Bank AG with no par value. The new shares will be fully fungible and rank pari passu in all respects with all other ordinary shares. See “Description of Ordinary Shares.”

The new shares will represent approximately 33 % of our total issued share capital immediately after completion of the offering.

Subscription Price

The subscription price will be € 11.65 per new share (equivalent to $ 12.51 using an exchange rate of $ 1.0737 per Euro, determined using the ECB Reference Rate on March 17, 2017). On March 17, 2017, the closing price of our ordinary shares was € 17.86 per ordinary share on the Frankfurt Stock Exchange (XETRA) and $ 19.03 per ordinary share on the New York Stock Exchange. The final subscription price is to be paid to us on the closing dates, which are expected to be on or about April 7, 2017 and April 11, 2017. For more information on the settlement of the shares, see “—Settlement and Certification of the Ordinary Shares” below.

New shares as to which rights have not been exercised will be sold on behalf of the underwriters in open market transactions or in an international offering at the subscription price set forth above following an institutional bookbuilding procedure commencing on or about April 7, 2017.

Allocation of Rights

On March 20, 2017, after the close of trading of the existing shares on the Frankfurt Stock Exchange and the New York Stock Exchange, holders of existing ordinary shares will be granted by Deutsche Bank AG one right per existing ordinary share held as of the record date. The exercise of two rights entitles the exercising holder to subscribe for one new share against payment of a subscription price of € 11.65 per new share. Share rights may only be exercised for an integral number of shares. No fractional shares will be issued. Accordingly, even if you decide to exercise all of your rights, you may hold more rights than can be exercised for an integral number of new shares. You must either sell these excess rights or purchase enough additional rights to be able to subscribe for one or more additional shares. Any rights that are neither exercised nor sold by the applicable deadlines will expire without value.

Rights will be allotted to shareholders of Deutsche Bank AG as follows:

•

Existing ordinary shares held in the DTC system (including rights issued in respect of ordinary shares credited to DTC by Clearstream) through custody accounts with custodian banks or brokers: Each existing ordinary share will be allocated one right on the first day of the rights trading period. Allocation and notification will be made by DTC through the respective custodian bank or broker.

•

Existing ordinary shares held directly with Computershare in the form of physical share certificates or Direct Registration Statements: Each existing ordinary share will be allocated one right on the first day of the rights trading period. Allocation to shareholders will be made directly by Computershare and notification to shareholders will be made by Georgeson LLC.

•

Existing ordinary shares held directly in the Clearstream system through custody accounts with custodian banks or brokers: Custodian banks or brokers in the Clearstream system will allocate each existing ordinary share one right on the first day of the rights trading period before the opening of trading. Allocation and notification to shareholders will be made by their respective custodian bank or broker.

Treasury Shares

As of March 16, 2017, we directly or indirectly held a total of 4,402,772 treasury shares (including trading positions). These holdings were the net balance of the shares that we acquired and shares that we have agreed to sell. Such shares are held to deliver awards granted under the employee equity compensation plans, including employee options. Additionally, we hold ordinary shares for market-making purposes.

Trading and Sale of Rights

In connection with the offering of the new shares, the rights will be traded on the Frankfurt Stock Exchange and the New York Stock Exchange beginning on March 21, 2017. The rights (CUSIP: D1T769 565, ISIN: DE000A2E4184) on the New York Stock Exchange will be traded until March 31, 2017 and the rights on the Frankfurt Stock Exchange will be traded until April 4, 2017.

During the period during which rights are to be traded, shareholders who hold their ordinary shares in the Clearstream system or in the DTC System will have the opportunity (but are under no obligation) to trade their rights and, accordingly, may instruct their custodian bank or broker to sell part or all of their rights or buy additional rights on the Frankfurt Stock Exchange or the New York Stock Exchange, as applicable. The rights to be traded on each stock exchange will only be fungible with those traded on that stock exchange. Trading or transfers of rights between the Frankfurt Stock Exchange and the New York Stock Exchange will not be permitted.

Shareholders holding ordinary shares in the form of physical share certificates or DRSs (which we refer to as “registered shareholders”) may sell their rights through the subscription agent. Registered shareholders who wish to sell some or all of their rights through the subscription agent must deliver completed instructions directing the subscription agent to sell their rights on their behalf no later than 12:00 p.m. on March 31, 2017, and the subscription agent will endeavor to sell all such rights to the extent market conditions permit. We refer to this time as the registered selling deadline. The subscription agent is under no obligation to sell any rights on behalf of registered shareholders who do not return correctly completed instructions by the registered selling deadline.

Beginning on and including March 21, 2017, the existing ordinary shares will be traded on Frankfurt Stock Exchange and the New York Stock Exchange “ex-subscription right.”

Credit Suisse Securities (Europe) Limited (or an agent or affiliate of Credit Suisse Securities (Europe) Limited) is acting as stabilization agent and may take suitable measures in order to create the liquidity required for orderly trading in the rights, such as buying and selling rights. See “Plan of Distribution — Underwriting — Stabilization and Other Trading Activities.”

Exercise of Rights

The exercise of two rights entitles the exercising holder to subscribe for one new share against payment of the subscription price. Share rights may only be exercised for an integral number of shares. No fractional shares will be issued. Accordingly, even if you decide to exercise all of your rights, you may hold more rights than can be exercised for an integral number of new shares. You must either sell these excess rights or purchase enough additional rights to be able to subscribe for one or more additional shares. Any rights that are neither exercised nor sold by the applicable deadlines will expire without value.

In order to avoid being excluded from the offering, rights held must be validly exercised vis-à-vis the Bank by or on behalf of the relevant holder during the applicable rights exercise period. Any rights not validly exercised will expire and become null and void with no value. No arrangements have been made for the automatic sale of rights on behalf of any shareholder that does not take affirmative action to exercise or sell such rights. Accordingly, unless you take appropriate action as described herein, you will lose the value of the rights to which shares you hold are entitled.

The rights exercise period for rights held in the DTC system (including rights issued in respect of ordinary shares credited to DTC by Clearstream) will run from March 21, 2017 to 2:15 p.m. New York time on April 6, 2017. Rights issued in respect of ordinary shares held in the form of physical share certificates or DRSs deposited with Computershare will run from March 21, 2017 to 5:00 p.m. New York time on April 6, 2017. The rights exercise period for rights held directly in the Clearstream system will run from March 21, 2017 to 5:00 p.m. German time on April 6, 2017. Rights held in the DTC system or in the Clearstream system and not exercised as described above, including rights in excess of the nearest integral multiple of the subscription ratio, will expire and become null and void without any payment of compensation. This includes any rights with respect to which a personal check has not cleared.

The exercise of rights is irrevocable and may not be withdrawn, cancelled or modified.

Computershare is acting as subscription agent.

Deutsche Bank AG reserves the right to treat as invalid any acceptance or purported exercise of rights or acceptance of the offer of ordinary shares which appears to Deutsche Bank AG or its agents to have been executed, effected or dispatched in a manner which may involve a breach of the securities laws or regulations of any jurisdiction or if Deutsche Bank AG or its agents believe that the same may violate applicable legal or regulatory requirements.

Share rights may only be exercised for an integral number of shares. No fractional shares will be issued. The instructions for exercising rights are as follows:

•	Existing ordinary shares held in the DTC system (including rights issued in respect of ordinary shares credited to DTC by Clearstream) through custody accounts with custodian banks and brokers:

Rights may be exercised only through your respective custodian bank or broker, as the case may be. Instructions for exercising rights need to be directed to the respective custodian bank or broker, as the case may be, within the time period set by such custodian bank or broker and will be subject to the shareholder’s respective arrangements with it. Shareholders are asked to follow the instructions of their custodian bank or broker. In the event that shareholders have not been so informed by the start of the rights trading period, they should contact their custodian bank or broker. Rights not exercised as described above will expire and become null and void without any payment of compensation.

•	Existing ordinary shares held directly with Computershare in the form of physical share certificates or DRSs:

Rights may be exercised only through Computershare as described below. Registered shareholders may exercise some or all of their rights by completing their rights form and returning it to Computershare. Registered shareholders must deliver instructions along with a payment in the form of wire transfer or personal check to Computershare:

•	By First Class Mail:

Computershare Trust Company, N.A.

Corporate Actions Voluntary Offer

P.O. Box 43011

Providence, RI 02940-3011

•	By Express Mail or Overnight Delivery:

Computershare Trust Company, N.A.

Corporate Actions Voluntary Offer

250 Royall Street, Suite V

Canton, MA 02021

•	By Wire Transfer:

Bank of America

ABA No. 026009593

DDA No. 4426332060

Account Name: CSSI AS AGENT FOR CORP ACTIONS

REF: Please insert your name and account number as they appear on the subscription card

ATTN: Eric Molander

The required amount must be received by Computershare no later than 5:00 p.m. (New York time) on April 6, 2017 in order to exercise the rights. In In the case of payment by personal check, payment will not have been deemed valid unless (i) such personal check has been received by Computershare by March 30, 2017 and (ii) it has cleared by the open of business on April 7, 2017. Rights not exercised as described above will expire and become null and void without compensation.

Registered shareholders who (i) fail to deliver instructions to the Computershare by the expiration deadline, (ii) have delivered instructions but have failed to complete such instructions or (iii) have failed to make complete payment of the estimated U.S. dollar subscription price in respect of any of the new shares for which such holder elects to subscribe, including if checks do not clear, will be deemed to have elected to waive the rights (or such portion thereof in respect of which such holder has failed to make payment) and such rights will expire and become null and void.

•	Existing ordinary shares held directly in the Clearstream system through custody accounts with custodian banks or brokers:

On the evening of March 22, 2017, Clearstream will automatically credit to the depositary banks the subscription rights relating to our existing shares to the extent they are being held in collective custody. The depositary banks will credit these subscription rights to the depositary accounts of our shareholders on the evening of March 20, 2017. The rights issued in respect of existing shares that are held in Clearstream but are credited to the DTC system will be handled as described above under “— Existing ordinary shares held in the DTC system (including rights issued in respect of ordinary shares credited to DTC by Clearstream) through custody accounts with custodian banks and brokers.” Instructions for exercising rights need to be directed to the respective custodian bank or broker, as the case may be, within the time period set by such custodian bank or broker and will be subject to the shareholder’s respective arrangements with it. Shareholders are asked to follow the instructions of their custodian bank or broker. In the event that shareholders have not been so informed by the start of the rights trading period, they should contact their custodian bank or broker. Rights not exercised as described above will expire and become null and void without compensation.

Conversion of U.S. Dollars to Euro

The following applies only to shareholders who hold their ordinary shares in the DTC system (including rights issued in respect of ordinary shares credited to DTC by Clearstream) or in the form of physical share certificates or DRSs. You will be able to exercise your rights as follows:

•

in the case of holders of ordinary shares in the DTC system (including rights issued in respect of ordinary shares credited to DTC by Clearstream) through custody accounts with custodian banks and brokers, by forwarding, through their custodian bank or broker, $ 13.76 (which we refer to as the “estimated U.S. dollar subscription price”) to DTC for further forwarding to Computershare, together with instructions to Computershare to pay the subscription price on such holder’s behalf; or

•

in the case of holders of ordinary shares held directly with Computershare in the form of physical share certificates or DRSs, by forwarding to Computershare the estimated U.S. dollar subscription price, together with instructions to Computershare to pay the subscription price on such holders’ behalf.

PLEASE NOTE THAT NO PROVISION HAS BEEN MADE FOR SUCH HOLDERS TO PAY THE SUBSCRIPTION PRICE FOR NEW SHARES TO BE SUBSCRIBED IN EUROS. SUCH HOLDERS MAY ONLY PAY THE SUBSCRIPTION PRICE IN U.S. DOLLARS.

Shareholders who hold their ordinary shares directly in the Clearstream system must exercise their rights by paying the subscription price in Euros.

The excess of 10 % over the U.S. dollar equivalent of the Euro-denominated final subscription price on March 17, 2017 (converted using the ECB Reference Rate on March 17, 2017, which is defined to mean the European Central Bank’s foreign exchange reference rate of Euro for U.S. dollars at 2:15 p.m. German time on that date) included in the estimated U.S. dollar subscription price has been established to cover possible currency exchange rate fluctuations between such date and the date on which the subscription price is paid by Computershare to us, which is currently scheduled to be April 7, 2017 and April 11, 2017. We refer to April 7, 2017 as the “conversion date.”

If, on the conversion date, the estimated U.S. dollar subscription price that has been paid by a holder exceeds the U.S. dollar equivalent of the subscription price on that date, Computershare will effect conversion of the U.S. dollar amount necessary to yield the Euro-denominated subscription price, and return any excess U.S. dollar amount to DTC (for further crediting to the respective DTC participant) or the relevant holder, as the case may be.

If, on the conversion date, the final estimated U.S. dollar subscription price is insufficient to pay the Euro-denominated subscription price due to currency fluctuations, Computershare will send due bills to the relevant holder for the shortfall and shall hold the new shares subscribed for in escrow pending receipt of such shortfall from the relevant holder.

Treatment of New Shares for Which Rights Have Not Been Validly Exercised

New shares for which rights have not been validly exercised during the rights exercise periods (which we refer to as the “rump shares”) and the share fractional amount of up to 500,000 new shares excluded from receiving subscription rights may be sold by the joint bookrunners, acting on behalf of the underwriters, in their sole discretion, either in the international offering by way of (i) private placements to certain institutional investors outside the United States in reliance on Regulation S under the Securities Act and in accordance with applicable securities laws and (ii) a public offering in the United States under the Securities Act or in open market transactions. Any proceeds from such sales, after deduction of applicable commissions and certain costs and expenses, will be for the benefit of the Bank. We expect to deliver these shares on or about April 11, 2017.

Settlement and Certification of the Ordinary Shares

The ordinary shares have been accepted for clearance through Clearstream. Delivery against payment will take place through the clearing system of Clearstream. For holders who hold their rights directly through Clearstream, delivery of the new shares against payment of the subscription price is expected to take place on or about April 7, 2017, or on such other date as we may determine. We expect to deliver the new shares to these holders of rights on or about April 7, 2017, or on such other date as we may determine.

For holders of rights participating in the rights offering through our U.S. registrar, Computershare, or who hold their rights through DTC, delivery of the new shares against payment of the subscription price is expected to take place on or about April 11, 2017, or on such other date as we may determine. We expect to issue the new shares on or about April 11, 2017 to all holders of rights who have participated in the rights offering through our U.S. registrar, Computershare, or who hold their rights through DTC.

Delivery of the rump shares against payment of the international subscription price is expected to take place on or about April 11, 2017, or on such other date as we determine.

The new shares will be in registered form and will not be in certificated form.

Voting Rights

Each new share will carry one vote at any general meeting of Deutsche Bank AG.

Dilution

As of December 31, 2016, the book value of our shareholders’ equity was € 59,833 million or € 43.38 per ordinary share, based on 1,379,273,131 ordinary shares issued.

Based on the foregoing and following the implementation of the capital increase resolved by our management board with the approval of our supervisory board pursuant to the authorizations in Section 4 paragraphs 5 and 6 of our Articles of Association (Authorized Capital) on March 19, 2017 from € 3,530,939,215.36 by € 1,760,000,000 to € 5,290,939,215.36 by issuing 687,500,000 new shares against cash contributions in connection with this offering, which we expect to be registered in the commercial register by April 5, 2017, and at a subscription or, as the case may be, placement price of € 11.65 per new share, and following the deduction of the estimated costs of the offering in the maximum amount of € 136 million after tax, the book value of our shareholders’ equity recorded in the balance sheet under IFRS as of December 31, 2016 would have been € 67,706 million or € 32.76 per share (consolidated financial statements, calculated on the basis of the number of 2,066,773,131 shares of the Bank issued after the implementation of the capital increase in connection with this offering). This corresponds to a dilution in our book value of shareholders’ equity by € 10.62 or 24.5 % per share for existing shareholders. For purchasers of new shares, this results in an indirect accretion of € 21.11 or 181.2 % per share, as our adjusted shareholders’ equity per share exceeds the assumed subscription or, as the case may be, placement price of € 11.65 per new share by this amount or this percentage.

Distributions

The new shares will be fully fungible and rank pari passu with the existing ordinary shares. As such, they will be entitled to any distributions declared after the closing date, including any dividends, if declared, for the financial year ending December 31, 2016.

Important Information

The underwriting agreement provides that the obligations of the underwriters to consummate the offering are subject to certain conditions. See “Plan of Distribution.” In addition, the underwriters may, under certain circumstances, terminate the underwriting agreement or extend the implementation of the offering. These circumstances include where there has occurred (i) a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs, business prospects or shareholders’ equity of the Bank, whether or not arising from transactions in the ordinary course of business other than as set forth or contemplated in this prospectus supplement and the documents incorporated by reference herein, as the case may be; (ii) suspension of exchange trading on the Frankfurt Stock Exchange, the London Stock Exchange or the New York Stock Exchange; (iii) suspension of exchange trading of our shares except for technical reasons; (iv) a declaration of a general moratorium on the banking activities in Frankfurt, London or New York, or a material disruption of securities settlement in Europe or the United States; (v) a material adverse change in the national or international economic, political, industrial, legal or financial conditions or conditions of the capital markets or exchange rates; or (vi) the outbreak or escalation of hostilities, any act of terrorism or any other calamity or crisis, in each case involving Germany, the United Kingdom or the United States, or the declaration by Germany, the United Kingdom or the United States of a national emergency or war provided that such event described in (vi) materially affects the financial markets in relevant countries. The underwriters’ obligation shall also terminate if the capital increase is not entered in the commercial register of Frankfurt am Main.

Stock Exchange Trading and Listing, ISINs, Common Codes, Ticker Symbols

The rights are expected to be traded on the Frankfurt Stock Exchange during the period from March 21, 2017 through April 4, 2017 and admitted to trading on the New York Stock Exchange during the period from March 21, 2017 through March 31, 2017. The rights to be traded on each stock exchange will only be fungible with those traded on that stock exchange. Trading or transfers of rights between the Frankfurt Stock Exchange and the New York Stock Exchange will not be permitted.

Application for the listing of the new shares on the Frankfurt Stock Exchange and for the admission of the new shares to trading on the New York Stock Exchange have been or will be made. The listing and admission, respectively, are expected to become effective on April 7, 2017, the scheduled first trading day for the new shares. Upon commencement of trading, the new shares will be included in the existing listing of our ordinary shares.

The securities identification numbers for the rights and our ordinary shares are as follows:

International Securities Identification Number (ISIN)	ordinary shares:	DE0005140008
	rights:	DE000A2E4184
German Securities Identification Number (WKN)	ordinary shares:	514000
	rights:	A2E 418
CUSIPs	ordinary shares: rights:	D18190 898 D1T769 565
Ticker Symbols	ordinary shares:	DBK (Frankfurt Stock Exchange and other German exchanges)
	rights:	DB (New York Stock Exchange) 03KB (Frankfurt Stock Exchange and other German exchanges DB’RT (New York Stock Exchange)

PLAN OF DISTRIBUTION

Underwriting

The underwriters for the offering are listed in the table below. We and the underwriters entered into an underwriting agreement dated March 5, 2017. In the underwriting agreement, the underwriters have, each individually, severally and not jointly, agreed to underwrite the new shares in the numbers and percentages set forth below. We have agreed to issue the new shares to Credit Suisse Securities (Europe) Limited, acting on behalf of the underwriters.

Underwriters	Number of ordinary shares	Percentage of ordinary shares	Underwriting commitment in % of our share capital prior to the offering	Underwriting commitment in % of our share capital after the offering
Credit Suisse Securities (Europe) Limited	56,905,484	8.28%	4.13%	2.75%
Barclays Bank PLC	56,905,483	8.28%	4.13%	2.75%
Goldman Sachs International	56,905,483	8.28%	4.13%	2.75%
BNP PARIBAS	41,884,022	6.09%	3.04%	2.03%
COMMERZBANK Aktiengesellschaft	41,884,022	6.09%	3.04%	2.03%
HSBC Trinkaus & Burkhardt AG	41,884,022	6.09%	3.04%	2.03%
Morgan Stanley & Co. International plc	41,884,022	6.09%	3.04%	2.03%
UniCredit Bank AG	41,884,022	6.09%	3.04%	2.03%
Banca IMI S.p.A.(1)	22,523,844	3.28%	1.63%	1.09%
Banco Bilbao Vizcaya Argentaria, S.A.	22,523,844	3.28%	1.63%	1.09%
Banco Santander, S.A.	22,523,844	3.28%	1.63%	1.09%
Crédit Agricole Corporate and Investment	22,523,844	3.28%	1.63%	1.09%
ING Bank N.V.	22,523,844	3.28%	1.63%	1.09%
Mediobanca Banca di Credito Finanziario S.p.A.	22,523,844	3.28%	1.63%	1.09%
NATIXIS	22,523,844	3.28%	1.63%	1.09%
Raiffeisen Centrobank AG	22,523,844	3.28%	1.63%	1.09%
RBC Europe Limited	22,523,844	3.28%	1.63%	1.09%
Société Générale	22,523,844	3.28%	1.63%	1.09%
ABN AMRO Bank N.V.	8,500,000	1.24%	0.62%	0.41%
Bankhaus Lampe KG	5,500,000	0.80%	0.40%	0.27%
Banque Internationale à Luxembourg, société anonyme	5,500,000	0.80%	0.40%	0.27%
CaixaBank, S.A.	5,500,000	0.80%	0.40%	0.27%
Erste Group Bank AG	6,875,000	1.00%	0.50%	0.33%
ICBC Standard Bank PLC	8,500,000	1.24%	0.62%	0.41%
KBC Securities NV	6,875,000	1.00%	0.50%	0.33%
Macquarie Capital (Europe) Limited	8,500,000	1.24%	0.62%	0.41%
Mizuho International plc	8,500,000	1.24%	0.62%	0.41%
Nordea Bank AB (publ)	6,875,000	1.00%	0.50%	0.33%
Skandinaviska Enskilda Banken AB (pub	5,500,000	0.80%	0.40%	0.27%
SMBC Nikko Capital Markets Limited	5,500,000	0.80%	0.40%	0.27%
Total	687,500,000	100%	49.8%	33.3%

(1)

Banca IMI S.p.A. (“Banca IMI”) is listed in this table solely because Banca IMI is a party to the underwriting agreement in respect of the global offering of which the U.S. offering described in this prospectus supplement is a part of. Such underwriting agreement relates to the offering and sale of securities in separate public offerings in the Federal Republic of Germany, the United Kingdom and the United States and to the offering and sale of securities to a limited number of institutional investors in private placements in certain other jurisdictions. Banca IMI has advised us that, in connection with this transaction, Banca IMI has not made and will not make any offers to sell rights or new shares, has not solicited and will not solicit any offers to buy rights or new shares, has not made and will not make any sales of rights or new shares and has not participated and will not participate in any marketing (including roadshows) of the rights or new shares or in any other way, in each case, directly or indirectly, in the United States, to U.S. persons or in such other jurisdictions where such offer, solicitation, sale, marketing or other action by Banca IMI would not be permitted.

According to the underwriting agreement, the underwriters will pay us the subscription price for the new shares with respect to which rights are not exercised. These shares may be sold by the joint bookrunners, acting on behalf of the underwriters, in their sole discretion in the international offering or in open market transactions. For any such shares sold in the international offering or in open market transactions, the underwriters will pay us the offering price for such shares, but in no event less than the subscription price.

The total fees and commissions payable to the underwriters by us will amount to 1.76 % of the gross offering proceeds, or approximately € 141 million. The fee consists of a management fee (20 % of the total fee) and an underwriting commission (80 % of the total fee). We will retain 60.0 % of the management fee, and Credit Suisse Securities (Europe) Limited will retain 17.5 % as a front end fee. The remainder of the management fee will be distributed among Credit Suisse Securities (Europe) Limited, Barclays Bank PLC, Goldman Sachs International, BNP PARIBAS, COMMERZBANK Aktiengesellschaft, HSBC Trinkaus & Burkhardt AG, Morgan Stanley & Co. International plc and UniCredit Bank AG in accordance with their underwriting commitments. The underwriting commission will be allocated to the underwriters in accordance with their respective underwriting commitments.

The underwriting agreement provides that the obligations of the underwriters to consummate the offering are subject to certain conditions being satisfied. These conditions include the receipt of customary confirmations and legal opinions meeting the underwriters’ requirements and the making of necessary filings and the receipt of necessary approvals in connection with the offering. We also agreed in the underwriting agreement to indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws.

All or most of the underwriters are not U.S.-registered broker-dealers and, therefore, to the extent that they intend to effect any sales of the new shares in the United States, they will do so only through one or more U.S. registered broker-dealers, which may be affiliates of such underwriters, in accordance with the applicable U.S. securities laws and regulations, and as permitted by the Financial Industry Regulatory Authority, Inc. regulations. Underwriters that are not U.S.-registered broker-dealers will not be able to make offers or sales in the United States otherwise than through Rule 15a-6 under the Exchange Act.

Lock-Up

We have agreed vis-à-vis the underwriters that, for a period ending six months after the date of first trading of the new shares and commencing on March 5, 2017, we will not, to the extent permitted by German law and absent prior written consent of Credit Suisse Securities (Europe) Limited (which will not be unreasonably withheld or delayed), (i) exercise an authorization pursuant to our Articles of Association to increase our capital, (ii) submit a proposal for a capital increase or the issuance of financial instruments convertible into our shares or with option rights for our shares to any meeting of the shareholders for resolution (except for authorizations pursuant to Section 202 or Section 221 (2) of the German Stock Corporation Act and the creation of a related conditional capital) or (iii) offer, pledge, allot, issue (unless being required by applicable law), sell, contract to sell, sell any option to purchase or contract to purchase, purchase any option to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares in our capital or any securities convertible into or exercisable or exchangeable for shares in our capital or enter into any swap or other arrangement that transfers to a third party, in whole or in part, the economic risk of ownership of shares in our capital, whether any such transaction described above is to be settled by delivery of shares in our capital or such other securities, in cash or otherwise.

The foregoing restrictions will not apply to (i) the new shares being sold in this offering, (ii) contingent capital instruments (including the CRR/CRD 4 Additional Tier 1 securities issued or to be issued by us) (aa) mandatorily or voluntarily convertible into our shares, or (bb) being combined with any option, right or warrant to purchase any existing share or new share, or (cc) granting any participation rights (Genussrechte), or (dd) consisting of other instruments related to or combining any such instruments described under (aa) – (cc), in each case irrespective of whether or not subscription rights will be granted to our shareholders, (iii) for the purpose of issuing or otherwise distributing or allocating our shares or options for our shares or other instruments related to our shares to directors (including members of our management board or supervisory board) or our employees or those of any of our subsidiaries under a customary directors’ (including members of our management board or supervisory board) and/or employees’ stock option, share participation or other employee incentive plan or otherwise related to equity compensation of directors (including members of our management board or supervisory board) or employees, (iv) sales of our treasury shares (or derivative transactions related thereto) carried out in a manner consistent with our normal treasury activity, (v) hedging, market making and brokerage activities in the ordinary course of our or any of our affiliates’ trading activities and (vi) transactions by us or any of our affiliates’ in execution of customer orders.

Other Relations Between the Underwriters and Deutsche Bank

Certain of the underwriters and their respective affiliates have performed, and may in the future perform, various financial advisory, investment banking, commercial banking or other services for us or our affiliates, for which they have received and are likely to continue to receive customary compensation. We or our affiliates have performed, and may also in the future perform, various financial advisory, investment banking, commercial banking or other services for certain of the underwriters or their respective affiliates, for which they have received and are likely to continue to receive customary compensation.

In addition, certain of the underwriters or their affiliates may, solely with respect to transactions outside the United States, enter into financing arrangements with investors in connection with which such investors may from time to time acquire, hold or dispose of the subscription rights or the new shares.

In connection with the offering, each of the underwriters and any affiliate acting as an investor for its own account may receive rights (if they are current shareholders of Deutsche Bank AG) in connection with the rights offering, and may exercise its right to take up such rights and acquire new shares, or may take up rump shares, if any, as part of the international offering and in that capacity, may retain, purchase or sell our rights, ordinary shares or rump shares and any other securities or other investments for its own account and may offer or sell such securities (or other investments) otherwise than in connection with the offering. References in this prospectus supplement to the rump shares being offered or placed should be read as including any offering or placement of ordinary shares to any of the underwriters and any affiliate acting in such capacity. The underwriters do not intend to disclose the extent of any such investments or transactions otherwise than in accordance with any legal or regulatory obligation to do so.

Stabilization and Other Trading Activities

In connection with the offering of the new shares, Credit Suisse Securities (Europe) Limited (or an agent or affiliate of Credit Suisse Securities (Europe) Limited) is acting as stabilization agent and may undertake measures aimed at supporting the stock exchange or market price of our ordinary shares in order to offset any sales pressure that may exist, which we refer to as “stabilization measures”.

Stabilization measures include transactions that stabilize, maintain or otherwise effect the market price of our ordinary shares. Such transactions may include creating a syndicate short position, and engaging in stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of securities not owned by them. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The stabilization agent may also impose a penalty bid. This occurs when an underwriter repays to the other underwriters a portion of the underwriting discount or commission it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

The stabilization agent is under no obligation to take stabilization measures. Therefore, there is no guarantee that stabilization measures will be implemented. If stabilization measures are taken, they may be terminated at any time without prior notice.

Such stabilization measures may be undertaken from the date the subscription price is published and will end no later than the 30th calendar day following the expiration of the rights exercise period, expected to be May 6, 2017, or the stabilization period. The stabilization agent may not stabilize, effect any syndicate covering bid or impose a penalty bid, for our ordinary shares (i) at any time prior to the first trading day of the new shares on Frankfurt Stock Exchange, at a price exceeding the subscription price, or (ii) at any time on or after the first trading day of the new shares on the Frankfurt Stock Exchange until the last day of the stabilization period, at a price exceeding the international offering price.

Stabilization measures may cause the stock exchange or market price of our ordinary shares and/or the rights to be higher than it would have been without such measures. In addition, such measures may temporarily result in a stock exchange or market price at a level that is not sustainable over the long term.

Within one week after the end of the stabilization period, an announcement will be published as to whether or not a stabilization measure was carried out, the date on which the stabilization measure was commenced, the date on which the last stabilization measure was taken, and the price range within which the stabilization measure was carried out (for each date on which a stabilization measure was carried out).

Certain of the underwriters have advised us that they are currently making a market for our existing shares, and Credit Suisse Securities (Europe) Limited has advised us that it intends to make a market in the rights, in each case inside and outside of the United States. The underwriters may also engage in transactions for the accounts of others in our existing shares and rights and certain derivatives linked to our existing shares.

If these market-making and other activities are commenced, they may be discontinued at any time at the sole discretion of the relevant underwriter and without notice. These activities may occur on the Frankfurt Stock Exchange, the New York Stock Exchange, certain other exchanges, in the over-the-counter market in Germany or the United States or elsewhere outside the United States in accordance with applicable law and regulation.

Trading in the Rights and the New Shares by the Bank

During the distribution of our shares in the offering and the global offering, if applicable, we and certain of our affiliates intend to engage in various dealing and brokerage activities involving our shares when and to the extent permitted by applicable law. Among other things, we and certain of our affiliates, as the case may be, intend (1) to make a market in our shares by purchasing and selling our shares for their own accounts or to facilitate customer transactions; (2) to make a market, from time to time, in derivatives (such as options, warrants, convertible securities and other instruments) relating to our shares for their own accounts and the accounts of their customers; (3) to engage in trades in our shares for their own accounts and the accounts of their customers for the purpose of hedging their positions established in connection with the derivatives market making described above; (4) to engage in unsolicited brokerage transactions in our shares with their customers; (5) to trade in our shares and derivatives on our shares as part of their investment management, investment advisory and asset management activities for the accounts of their customers; and (6) to trade in our shares in connection with employee incentive plans. These activities may occur on the Frankfurt Stock Exchange, BATS, BOAT, Turquoise, the Eurex, the EUWAX or other German stock exchanges, in the over-the-counter market in Germany or elsewhere outside the United States. In addition, when and to the extent permitted by applicable law, our affiliated U.S. broker-dealer, Deutsche Bank Securities Inc., may engage in unsolicited brokerage transactions in our shares, and our investment management, investment advisory and asset management business groups may trade in our shares and derivatives on our shares, in the United States.

We and our affiliates are not obliged to make a market in or otherwise purchase our shares or derivatives on our shares and any such market making or other purchases may be discontinued at any time. These activities could have the effect of preventing or retarding a decline in the market price of our shares.

In addition, when and to the extent permitted under applicable law, we and our affiliates, as the case may be, may engage in various dealing and brokerage activities involving the subscription rights in and outside the United States, including making a market or transactions as principal or agent in the rights. However, we and our affiliates are not obliged to make a market in or otherwise purchase rights and any such market making or other purchases may be discontinued at any time. These activities could have the effect of preventing or retarding a decline in the market price of the rights.

TAXATION

The following is a discussion of material German and U.S. federal income tax consequences of the rights offering and of the ownership and disposition of our rights and our new shares. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a particular investor’s decision to acquire such securities. Each prospective investor should consult its own tax advisers about the particular German and U.S. federal income tax consequences to it of an investment in the securities.

Material Tax Considerations in the Federal Republic of Germany

The following summary sets forth the material German tax consequences of the receipt, ownership and disposition of the rights or the new shares by a U.S. Holder that receives these rights or acquires the new shares in connection with this rights offering.

This summary is based on the tax laws of Germany and the income tax treaty between Germany and the United States (the “Treaty”), all as currently in effect and all subject to change at any time, possibly with retroactive effect, or to different interpretation. There can be no assurance that the German tax authorities will not challenge one or more of the tax consequences described in this summary.

This summary is limited to U.S. Holders. A “U.S. Holder” in this discussion is a resident of the United States for purposes of the Treaty, who does not hold our rights or new shares as business assets in connection with a permanent establishment or fixed base in Germany or as business assets for which a permanent representative in Germany has been appointed, and who is fully eligible for benefits under the Treaty. A person will generally be a U.S. Holder entitled to Treaty benefits if it is:

•	the beneficial owner of our rights or new shares (and of the dividends paid with respect to those shares);

•

an individual resident of the United States, a U.S. corporation, or a partnership, estate or trust to the extent its income is subject to taxation in the United States in its hands or in the hands of its partners or beneficiaries;

•	not also a resident of Germany for German income tax purposes; and

•	not subject to any “anti-treaty shopping” provisions under German domestic law or the Treaty.

The discussion does not purport to be a comprehensive description of all the tax considerations that may be relevant to a U.S. Holder of rights or new shares. In particular, this summary does not address tax considerations applicable to certain types of U.S. Holders that may be subject to special treatment under the German tax laws, such as companies of the finance or insurance sector.

The following summary of German tax consequences is for general information only and is not intended to constitute a complete analysis of all German tax consequences which could be relevant to U.S. Holders relating to their receipt, ownership and disposition of the rights or new shares pursuant to this offering. U.S. Holders should consult their tax advisers as to the particular tax consequences to them of owning the rights or new shares, including the procedure which needs to be observed to obtain a refund of German withholding taxes.

General

The issuance, the expiration or the exercise of rights by a U.S. Holder will not be taxable transactions for German tax purposes. U.S. Holders may become subject to German taxation in connection with the holding of new shares (taxation of dividend income), the sale of new shares and rights (taxation of capital gains) and the gratuitous transfer of new shares and rights (inheritance and gift tax).

Taxation of Dividends

Generally, a withholding tax at a rate of 25 percent on dividends we distribute plus a solidarity surcharge of 5.5 percent on the amount of the withholding tax (a total of 26.375 percent) must be withheld and remitted to the German tax authorities. The basis for the withholding tax is the dividend approved for distribution by our general shareholders’ meeting.

Withholding tax is, in principle, withheld regardless of whether and, if so, to what extent the shareholder must report the dividend for tax purposes and regardless of whether or not the shareholder is a resident of Germany.

Pursuant to the Treaty, the German withholding tax may not exceed 15 percent of the dividends received by shareholders who are eligible for treaty benefits. The difference between the withholding tax including solidarity surcharge that was levied and the Treaty rate will be refunded to a U.S. Holder upon application, as described below under “— Withholding Tax Refund for U.S. Holders.”

In the case of dividends received by corporations that are subject to limited taxation in Germany and do not have their registered office or place of management in Germany, two-fifths of the withholding tax withheld and remitted to the tax authorities can be refunded, without providing evidence that all conditions giving rise to a refund under the Treaty are satisfied and without prejudice to any further reduction the Treaty may provide (subject to the fulfillment of the “substance test”, see below).

In case of dividends received by a company not resident (for tax purposes) in Germany any reduction of German withholding tax requires that the foreign company meets a “substance test” pursuant to the German anti-treaty shopping rules.

Withholding Tax Refund for U.S. Holders

U.S. Holders are entitled to claim a refund of the portion of the otherwise applicable 25 percent German withholding tax (plus a 5.5 percent solidarity surcharge thereon) on dividends that exceeds the applicable Treaty rate (generally 15 percent).

Individual claims for refunds may be made on a special form, which must be filed with the German Federal Tax Office (Bundeszentralamt für Steuern, An der Küppe 1, D-53225 Bonn, Germany) within four years from the end of the calendar year in which the dividend is received. Copies of the required forms may be obtained from the German tax authorities at the same address or from the Embassy of the Federal Republic of Germany , 2300 M Street, NW, Suite 300, Washington, DC 20037, USA. As part of the individual refund claim, a U.S. Holder must submit to the German tax authorities the original withholding certificate (or a certified copy thereof) documenting the tax withheld and an official certification of United States tax residency on IRS Form 6166. IRS Form 6166 generally may be obtained by filing a properly completed IRS Form 8802 with the Internal Revenue Service.

Under a simplified refund procedure based on electronic data exchange (Datenträgerverfahren) a broker which is registered as a participant in the electronic data exchange procedure with the Bundeszentralamt für Steuern may, subject to certain exceptions, file an electronic collective refund claim on behalf of all of the U.S. Holders for whom it holds shares in custody. The electronic application generally does not need to include official certifications but must still provide certain details, including on the relevant U.S. Holder and the withholding certificate. The transmitted data may be used by the German tax authorities for administrative exchange of information between Germany and the United States. The refund is assessed against and paid to the broker, which will then pay the refund to the U.S. Holder for whom it is acting. The Bundeszentralamt für Steuern is entitled to review the U.S. Holder’s eligibility for a refund of withholding tax under the Treaty, including requiring the submission of official certifications.

Taxation of Capital Gains

Under the Treaty, a U.S. Holder will not be subject to German capital gains tax in respect of a sale or other disposition of rights or new shares.

Inheritance and Gift Tax

Under German domestic law, the transfer of new shares or rights by a U.S. Holder by reason of death or as a gift will generally be subject to German inheritance or gift tax if the decedent, donor, heir, beneficiary or other transferee maintained his or her residence or a habitual abode in Germany or had its place of management or registered office in Germany at the time of the transfer, or is a German citizen who has spent no more than five consecutive years outside Germany without maintaining a residence in Germany (special rules apply to certain German citizens and certain former German citizens who neither maintain a residence nor have their habitual abode in Germany).

The German Estate Tax Treaty with the United States provides that German inheritance or gift tax may be imposed in such a case.

Other Taxes

There are no transfer, stamp or similar taxes which would apply to the sale or transfer of the new shares or rights in Germany. Net worth tax is no longer levied in Germany.

Certain U.S. Federal Income Tax Considerations

The following summary sets forth the material U.S. federal income tax consequences of the ownership, sale, exercise and disposition of the rights or the new shares by a U.S. Holder (as defined above, see “— Material Tax Considerations in the Federal Republic of Germany”) (and solely to the extent described below under “— Backup Withholding and Information Reporting” to non-U.S. persons) that receives the rights in connection with this offering or in the secondary market or acquires the new shares pursuant to an exercise of the rights. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the Treaty, all as of the date hereof. These laws are subject to change, possibly with retroactive effect, and different interpretations. This summary does not purport to discuss all aspects of U.S. federal income taxation which may be relevant to the particular circumstances of investors, or that may be relevant to a particular person’s decision to acquire such rights or shares, and does not apply to investors subject to special tax rules, such as certain financial institutions, insurance companies, dealers in securities, traders in securities electing to mark their positions to market, regulated investment companies, certain U.S. expatriates, tax-exempt organizations, persons holding the rights or new shares as part of a position in a “straddle” or as part of a hedging transaction, constructive sale or conversion transaction for U.S. tax purposes, investors whose functional currency is not the dollar or persons who own, directly or indirectly, 10 percent or more of our voting power. In addition, this summary does not discuss any foreign, state or local tax considerations, the Medicare tax or alternative minimum tax, or any aspect of U.S. federal tax law other than income taxation. This summary only applies to holders that own our rights and new shares as “capital assets” (generally, property held for investment) within the meaning of the Code.

This discussion assumes that we were not a passive foreign investment company for U.S. federal income tax purposes (a “PFIC”) for our most recent taxable year, and that we will not be a PFIC for the current taxable year or in the foreseeable future. Please see the discussion under “— Passive Foreign Investment Company” below.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds our rights or new shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding rights or new shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of the rights and the new shares.

Investors should consult their tax advisers concerning the U.S. federal, state, local and foreign tax consequences of receiving, owning, exercising and disposing of rights or of acquiring, owning and disposing of new shares in their particular circumstances.

Taxation of Rights

Receipt of Rights in this Offering. Receipt of rights pursuant to the rights offering will be treated as a non-taxable distribution with respect to a U.S. Holder’s existing shares for U.S. federal income tax purposes.

If the fair market value of a U.S. Holder’s rights is less than 15 % of the fair market value of its existing shares on the date it receives the rights, the rights will be allocated a zero basis for U.S. federal income tax purposes, unless the U.S. Holder exercises or sells the rights and elects to allocate basis between its existing shares and the rights in proportion to the relative fair market values of the existing shares and the rights determined on the date of receipt. If a U.S. Holder chooses to allocate basis between its existing shares and the rights, it must make this election in its tax return for the taxable year in which it receives the rights.

On the other hand, if the fair market value of the rights a U.S. Holder receives is 15 % or more of the fair market value of its existing shares on the date it receives the rights, then, except as discussed below in “— Not Exercising Rights,” the U.S. Holder must allocate its basis in its existing shares between the existing shares and the rights it receives in proportion to their fair market values determined on the date it receives the rights.

Purchase of Rights in the Secondary Market. If a U.S. Holder acquires the rights in the secondary market, then its tax basis in those rights will generally equal the U.S. dollar value of the purchase price for such rights on the date of purchase, or, in the case of rights traded on an established securities market that are purchased by a cash basis U.S. Holder or by an accrual basis U.S. Holder that so elects, on the settlement date for the purchase. If an accrual basis U.S. Holder makes the election described above, it must be applied consistently from year to year and cannot be revoked without the consent of the IRS.

Exercise of Rights. A U.S. Holder will not realize gain or loss on the exercise of a right. A U.S. Holder’s tax basis in a new share acquired when it exercises its right will be equal to its adjusted tax basis in the right, if any, plus the U.S. dollar value subscription price determined at the spot rate on the date of exercise (which is expected to be the conversion date; see “The Offering — Conversion of U.S. Dollars to Euro”). The holding period of a new share acquired when a U.S. Holder exercises its right will begin with and include the date of exercise.

Not Exercising Rights. If a U.S. Holder receives the rights pursuant to the rights offering and such rights expire, the U.S. Holder will not recognize gain or loss. In addition, the tax bases of the associated shares will be the same as they were prior to the distribution of the rights.

If a U.S. Holder purchased the rights in the secondary market, and such rights expire unexercised, the U.S. Holder will realize a loss equal to its tax basis in such rights. The loss will generally be treated as a short-term capital loss. The deductibility of capital losses is subject to limitations. Such U.S. Holders should consult their own tax advisors with respect to the U.S. federal income tax treatment of any losses realized when their rights expire, including the deductibility of such losses.

Sale or Disposition of Rights. If a U.S. Holder sells or otherwise disposes of its rights, the U.S. Holder will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that the U.S. Holder realizes and its tax basis in its rights, if any, determined in U.S. dollars. Such gain or loss will generally be long-term capital gain or loss if the U.S. Holder’s holding period in the rights is more than one year. Certain non-corporate U.S. Holders (including individuals) may be eligible for preferential tax rates in respect of long-term capital gain. If a U.S. Holder received the rights in this offering, its holding period in the rights will include the holding period in the shares with respect to which the rights were distributed. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. The deductibility of capital losses is subject to limitations under the Code.

For accrual basis U.S. Holders (other than those making the election described in the following paragraph),the amount realized on a sale or other disposition of rights for an amount in a currency other than the U.S. dollar (a “foreign currency”) will be the U.S. dollar value of this amount on the date of sale or disposition. On the settlement date, such U.S. Holders will recognize U.S. source foreign currency gain or loss (taxable as ordinary income or loss) equal to the difference (if any) between the U.S. dollar value of the amount received based on the exchange rates in effect on the date of sale or other disposition and the settlement date.

However, in the case of rights traded on an established securities market that are sold by a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects), the amount realized will be based on the exchange rate in effect on the settlement date for the sale, and no exchange gain or loss will be recognized at that time. If an accrual basis U.S. Holder makes the election described above, it must be applied consistently from year to year and cannot be revoked without the consent of the Internal Revenue Service (“IRS”).

Taxation of New Shares

Dividends. The gross amount of any distributions (including the amount of any German withholding taxes) on the new shares generally will be taxable as foreign source dividend income at the time of actual or constructive receipt by a U.S. Holder, to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Such dividends will not be eligible for the dividends received deduction allowed to certain corporations under the Code. Under current law, dividends paid to certain non-corporate U.S. Holders constitute qualified dividend income, which will generally be taxable at a lower rate than other ordinary income provided that the U.S. Holder meets certain holding period requirements. Dividends paid with respect to the new shares generally will be qualified dividend income.

The amount of the dividend distribution that a U.S. Holder must include in income will be the U.S. dollar value of the euro payments made, determined at the spot euro/U.S. dollar rate on the date the dividend distribution is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars. Any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is included in income to the date it is converted into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. Any gain or loss realized will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. If dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income but may be required to recognize foreign currency gain or loss on the receipt of a refund in respect of German withholding tax to the extent the U.S. dollar value of the refund differs from the U.S. dollar equivalent of that amount on the date of receipt of the underlying dividend.

With certain exceptions for short-term and hedged positions, any German withholding tax imposed on distributions with respect to our new shares will be treated, up to any applicable reduced rates provided under the Treaty, as a foreign income tax that is eligible (subject to generally applicable limitations and conditions) for credit against a U.S. Holder’s U.S. federal income tax liability or, at the U.S. Holder’s election, for deduction in computing its taxable income.

Sale or Disposition of New Shares. If a U.S. Holder sells or otherwise disposes of its new shares, it will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that it realizes and its tax basis in its new shares that are disposed of. Such gain or loss will generally be long-term capital gain or loss if the new shares are held for more than one year. Certain non-corporate U.S. Holders (including individuals) generally are eligible for preferential tax rates in respect of long-term capital gain. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. The deductibility of capital losses is subject to limitations under the Code.

A U.S. Holder’s tax basis in a new share acquired when it exercises its right will be equal to its adjusted tax basis in the right, if any, plus the U.S. dollar value subscription price determined at the spot rate on the date of exercise (which is expected to be the conversion date; see “The Offering — Conversion of U.S. Dollars to Euro”). The amount realized on a sale or other disposition of new shares for an amount in foreign currency will be the U.S. dollar value of this amount on the date of sale or disposition. On the settlement date, the U.S. Holder will recognize U.S.-source foreign currency gain or loss (taxable as ordinary income or loss) equal to the difference (if any) between the U.S. dollar value of the amount received based on the exchange rates in effect on the date of sale or other disposition and the settlement date. However, in the case of new shares traded on an established securities market that are sold by a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects), the amount realized will be based on the exchange rate in effect on the settlement date for the sale, and no exchange gain or loss will be recognized at that time. If an accrual basis U.S. Holder makes the election described above, it must be applied consistently from year to year and cannot be revoked without the consent of the IRS.

Passive Foreign Investment Company

In general, a foreign corporation is a PFIC for any taxable year in which (i) at least 75 % of its gross income is passive income or (ii) at least 50 % of the value (determined based on a quarterly average) of its assets is attributable to assets that produce or are held for the production of passive income. The determination whether we are a PFIC must be made annually depending on the particular facts and circumstances, such as the valuation of our assets, including goodwill and other intangible assets, at the time. Based on our audited financial statements and relevant market and shareholder data, we believe that we were not a PFIC for U.S. federal income tax purposes with respect to our taxable year ended December 31, 2016. In addition, based on our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market and shareholder data, we do not currently anticipate becoming a PFIC for our taxable year ending December 31, 2017, or for the foreseeable future. However, the PFIC rules are complex and their application to financial services companies is unclear. Each U.S. Holder should consult its own tax advisor regarding the potential applicability of the PFIC regime to us and its implications for their particular circumstances.

Backup Withholding and Information Reporting

Payments of dividends and sales proceeds of rights or new shares that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding unless the holder (i) is a corporation (other than an S corporation) or other exempt recipient or (ii) provides a taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. Holders that are not U.S. persons generally are not subject to information reporting or backup withholding. However, such a holder may be required to provide a certification of its non-U.S. status in connection with payments received within the United States or through a U.S.-related financial intermediary (generally on Form W-8BEN or W-8BEN-E, as applicable). Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

Transfer reporting requirements

A U.S. Holder that acquires new shares when it exercises its rights may be required to file Form 926 with the Internal Revenue Service if the aggregate subscription price paid by the U.S. Holder, when aggregated with all transfers of cash made by the U.S. Holder (or any related person) to Deutsche Bank Aktiengesellschaft within the preceding twelve-month period, exceeds USD 100,000 (or its foreign currency equivalent). U.S. Holders that are required to file Form 926, but fail to do so, could be subject to substantial penalties. U.S. Holders should consult their tax advisors to determine whether they are subject to any Form 926 filing requirements.

CERTAIN ERISA CONSIDERATIONS

As a general matter, each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or individual retirement account, Keogh plan or other retirement plan, account or arrangement subject to Section 4975 of the Code (collectively, “Plans”) to acquire or hold any investment should consider whether the investment would be consistent with the documents and instruments governing the Plan and such person’s fiduciary duties to the Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. It is not anticipated that the mere receipt of rights as a dividend would, standing alone, implicate fiduciary duties to a Plan or result in a prohibited transaction.

However, each person considering the use of plan assets to acquire or hold rights in the secondary market, or to exercise the rights in exchange for ordinary shares, should consider whether the investment would be consistent with the documents and instruments governing the Plan and such person’s fiduciary duties to the Plan. Furthermore, the exercise of the rights or an acquisition of rights from us or one of our affiliates could constitute a prohibited transaction.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such Plans (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans, including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code (“Non-ERISA Arrangement”) but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other regulations, rules or laws (“Similar Laws”).

As a result, the rights may not be exercised by or purchased by any Plan or any person investing “plan assets” of any Plan from us or one of our affiliates, unless such exercise, purchase or holding of a right (and the holding of ordinary shares following such exercise) is eligible for the exemptive relief available under Prohibited Transaction Class Exemption (“PTCE”) 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1 or PTCE 84-14 issued by the U.S. Department of Labor or under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (the “Service Provider Exemption”) for certain transactions with non-fiduciary service providers for adequate consideration.

Accordingly, each person who purchases rights from us or one of our affiliates and each person who exercises a right will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), that on each day from and including the date on which the person acquires any interest in any rights from us or one of our affiliates or acquires ordinary shares upon the exercise of a right to the date on which the purchaser disposes of its interest in any such rights (or such ordinary shares, as the case may be), that such person, by its purchase or holding of such rights (or such ordinary shares, as the case may be) that (a) its purchase and holding of the rights (or such ordinary shares) is not made on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement, or (b) (i) its purchase and holding of the rights (or such ordinary shares) will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any Similar Law and (ii) neither Deutsche Bank AG nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21)) of ERISA or any Similar Laws) in connection with such purchase or holding of the rights (or such ordinary shares) and has not provided any advice that has formed or may form a basis for any investment decision concerning such a purchase or holding of the rights (or such ordinary shares).

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the entitlements in the secondary market on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or the Service Provider Exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable.

Each purchaser and holder of the rights has exclusive responsibility for ensuring that its purchase and holding of the rights does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any rights to a Plan or Non-ERISA Arrangement is in no respect a representation by us, the underwriters or any other party involved in the offering of the rights that the rights meet all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that the rights are appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

EXPENSES OF THE OFFERING

Assuming that all of the new shares are subscribed at the price on the cover of this prospectus supplement, we expect the gross proceeds from this offering before expenses, commissions or fees will amount to € 8,009 million. We expect to incur underwriting commissions and other offering-related expenses of up to an aggregate of approximately € 148 million (after tax: € 136 million), which includes the underwriting and placement commission of the underwriters in an approximate amount of € 141 million (excluding that attributable to us). The net proceeds before tax we will receive will therefore total € 7,861 million (after tax: € 7,863 million). The following is a statement of other expenses, other than underwriting discounts and commissions, in connection with the distribution of the securities registered. All amounts shown are estimates.

Amount to be paid in (€)
U.S. Securities and Exchange Commission Registration Fee	75,000
New York Stock Exchange Listing Fee	175,000
Other Exchange Listing and Regulatory Fees	192,200
Agent Fees	245,200
Legal Fees	1,161,600
Accounting Fees	4,963,000
Printing and Engraving Costs	198,000

Total	7,010,000

LEGAL MATTERS

Certain legal matters with respect to German law relating to the validity of the offered rights and the new shares will be passed upon for us by Group Legal Services of the Bank. Cleary Gottlieb Steen & Hamilton LLP will pass upon certain legal matters with respect to United States, New York, German and United Kingdom law for the Bank. Davis Polk & Wardwell London LLP will pass upon certain legal matters with respect to United States and New York law for the underwriters and Hengeler Mueller Partnerschaft von Rechtsanwälten mbB will pass upon certain legal matters with respect to German law for the underwriters. Davis Polk & Wardwell London LLP and Hengeler Mueller Partnerschaft von Rechtsanwälten mbB have in the past represented, and continue to represent, the Bank and certain of its affiliates on a regular basis and on a variety of matters.

Registration Statement No. 333-206013

Rule 424(b)2

Deutsche Bank Aktiengesellschaft

$29,942,247,400

Ordinary Shares

Tradable Subscription Rights to Subscribe for Ordinary Shares

Capital Securities

Debt Securities

Warrants

Purchase Contracts

Units

We, Deutsche Bank Aktiengesellschaft, may, from time to time, offer any of the following securities:

•	ordinary shares of Deutsche Bank Aktiengesellschaft;

•	tradable subscription rights to subscribe for ordinary shares of Deutsche Bank Aktiengesellschaft;

•	subordinated capital securities, which we refer to as “capital securities”;

•

debt securities that may consist of senior or subordinated debt securities, including debt securities convertible into, exchangeable for, or linked to one or more of the following: other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, indices, currencies, commodities, interest rates, intangibles, articles, goods or any other property, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items;

•

warrants or warrants in the form of subscription rights to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items;

•

purchase contracts to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: other securities of Deutsche Bank Aktiengesellschaft, securities of any entity affiliated or unaffiliated with Deutsche Bank Aktiengesellschaft, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items; and

•

units that may consist of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, capital securities, warrants, purchase contracts, debt securities issued by Deutsche Bank Aktiengesellschaft and debt obligations or other securities of Deutsche Bank Aktiengesellschaft or an entity affiliated or not affiliated with Deutsche Bank Aktiengesellschaft.

This prospectus describes the general terms of these securities and the general manner in which the securities will be offered. The specific terms of any securities offered will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which the securities will be offered. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.

Claims for payment or, if applicable, delivery in respect of the capital securities, debt securities, warrants, purchase contracts and units may be written down, be converted into ordinary shares or other instruments of ownership or become subject to other Resolution Measures (as defined herein). You may lose part or all of your investment if any Resolution Measure becomes applicable to us. For more information regarding the potential imposition of Resolution Measures by the competent resolution authority, please see “Resolution Measures” herein, as well as the risk factors beginning on page 13.

The ordinary shares of Deutsche Bank Aktiengesellschaft are listed on all the German stock exchanges (Frankfurt, Berlin, Düsseldorf, Hamburg, Hanover, Munich and Stuttgart) as well as the New York Stock Exchange, where the ordinary shares trade under the symbol “DB.” Unless stated otherwise in a prospectus supplement, we will not list the other securities offered hereunder on any securities exchange.

These securities may be offered directly or to or through underwriters, agents or dealers, including Deutsche Bank Securities Inc. The names of any underwriters or agents will be included in the applicable prospectus supplement.

Investing in the securities involves risks. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

The date of this prospectus is April 27, 2016.

SUMMARY OF REGISTERED SECURITIES

Deutsche Bank Aktiengesellschaft, which we also refer to as the “Bank” or “we,” may offer any of the following securities: ordinary shares, tradable subscription rights to subscribe for ordinary shares, subordinated capital securities, debt securities, warrants, purchase contracts and units. The following summary describes these securities in general terms only. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement.

Ordinary Shares	We may offer ordinary shares.

Tradable

Subscription

Rights

We may issue tradable subscription rights that would entitle the holders to subscribe for ordinary shares. We will provide one or more prospectus supplements that describe the specific terms of any subscription rights offering, including, as applicable: the title of the subscription rights; the exercise price for the subscription rights; the number of subscription rights issued; the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date; the date on which the exercise of the subscription rights will commence, and the date on which the rights will expire; information regarding the trading of the subscription rights, including the stock exchanges, if any, on which the subscription rights will be tradable; and any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights.

Capital Securities	We may issue subordinated capital securities, which we refer to as “capital securities.” We will provide one or more prospectus supplements that describe:

•	whether the capital securities will be issued by Deutsche Bank AG directly or through one of its branches;

•	the specific designation;

•	whether the capital securities qualify for regulatory capital treatment as additional tier 1 capital or otherwise;

•

the ranking of the capital securities relative to our other outstanding securities, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the capital securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	whether the capital securities have a scheduled maturity, and if so, the date of maturity;

•	the interest rate or rates or the method by which the interest rate or rates, if any, will be determined and under what circumstances interest is payable;

•	the date from which interest accrues and the interest payment dates, if any;

•	provisions, if any, for the cancellation of all or any portion of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the capital securities, including situations in which we may be prohibited from making such payments;

•

provisions, if any, for write-downs (and related write-ups, if any) in the principal amount of the capital securities and the effect, if any, of such write-downs (and related write-ups, if any) on interest payable on such capital securities;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the capital securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•

any terms on which the capital securities may or will be converted at our option or otherwise into ordinary shares or other securities of ours, which we refer to as “Conversion Securities,” and, if so, the nature and terms of the Conversion Securities into which such capital securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•

whether we may conduct an offer of Conversion Securities after any conversion of the capital securities in order to deliver cash proceeds to holders of capital securities in lieu of the Conversion Securities and the terms upon which any such offer should occur;

•	any terms relating to the adjustment of the ratio of the capital securities to the Conversion Securities into which such capital securities may be converted;

•

whether we will issue the capital securities in registered form or bearer form or both and, if we are offering capital securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those capital securities in bearer form;

•	whether we will issue the capital securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

the terms on which holders of the capital securities may convert or exchange them into or for one or more securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, any of the foregoing; the terms on which conversion or exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option; the period during which exchange may occur; the initial exchange price or rate; and the circumstances or manner in which the amount of securities or other property, or any combination thereof, deliverable upon exchange, or the cash value thereof, may be adjusted;

•

information as to the methods for determining the amount of principal, premium, if any, and/or interest payable on any date and/or currencies, commodities or securities of ours or entities that are or are not affiliated with us, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, goods or any other property, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, to which the amount payable on that date is linked;

•	the identity of any agents for the capital securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the capital securities on any securities exchange;

•	whether the capital securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the capital securities and any terms required by or advisable under applicable laws or regulations.

The capital securities will be issued under the capital securities indenture dated November 6, 2014 among us, as issuer, The Bank of New York Mellon, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, calculation agent, transfer agent and registrar and authenticating agent, and the supplements thereto. We may amend, restate or replace the capital securities indenture from time to time. The capital securities indenture that governs our capital securities does not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the capital securities indenture under the heading “Description of Capital Securities.” We encourage you to read the capital securities indenture, which is an exhibit to our registration statement, and the supplements thereto, which will be included as exhibits to our registration statement.

The capital securities will constitute our unsecured and subordinated obligations, ranking pari passu among themselves. In the event of our dissolution, liquidation, insolvency or composition, or other proceedings for the avoidance of insolvency of, or against, us, the obligations under the capital securities will be fully subordinated to the claims of our unsubordinated creditors, the claims under our Tier 2 instruments (within the meaning of the CRR), and the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute (Insolvenzordnung) so that in any such event no amounts will be payable in respect of the capital securities until the claims of such unsubordinated creditors, the claims under such Tier 2 instruments, and the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute have been satisfied in full. Subject to this subordination provision, we may satisfy our obligations under the capital securities also from our other distributable assets (freies Vermögen). The capital securities will be subject to Resolution Measures, as defined under “Resolution Measures” below.

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in the capital securities indenture and the capital securities also refer to such amended provisions or successor provisions.

Our payment obligations under the capital securities will rank pari passu with the claims against us under the support undertakings, subordinated guarantees and issuances listed in the applicable prospectus supplement.

Debt Securities	We may issue senior and subordinated debt securities. We will provide one or more prospectus supplements that describe:

•	whether the debt securities will be issued by Deutsche Bank AG, directly or through one of its branches;

•	the specific designation;

•	whether the debt securities are senior or subordinated;

•

whether we expect the senior debt securities to be classified as “Structured Debt Securities” or “Non-Structured Debt Securities” (as defined under “Description of Debt Securities” below) in a German insolvency proceeding or in the event of the imposition of Resolution Measures (as defined under “Resolution Measures” below) with respect to the issuer;

•

the ranking of the subordinated debt securities relative to our other outstanding securities, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	whether the debt securities qualify for regulatory capital treatment and, if so, the category of capital for which they qualify;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to extending or shortening the maturity date);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of maturity thereof;

•

whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

whether the securities are convertible or exchangeable securities and the terms on which holders of the debt securities may exchange them into or for one or more securities of ours or other entities or other property, or the cash value thereof, and the specific terms of and period in which such conversion or exchange may be made;

•

if the amount of principal, premium, if any, and/or interest payable on any date may be determined with respect to any currencies, commodities or securities of us or other entities, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, goods or any other property, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, the manner in which such amounts will be determined;

•	the identity of any agents for the debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the debt securities on any securities exchange;

•	whether the debt securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the debt securities and any terms required by or advisable under applicable laws or regulations.

The senior debt securities will be issued under the senior indenture dated November 22, 2006 among us, as issuer, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar, as supplemented by the first supplemental senior indenture dated as of March 7, 2014, the second supplemental senior indenture dated as of January 1, 2015, the third supplemental senior indenture dated as of January 1, 2016, the fourth supplemental senior indenture dated as of March 15, 2016 and as may be further amended and supplemented from time to time. The subordinated debt securities will be issued under a subordinated indenture dated May 21, 2013 among us, as issuer, Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, transfer agent and registrar and authenticating agent, and the supplements thereto. We may amend, restate or replace the senior indenture and/or the subordinated debt indenture from time to time. The indentures that govern our debt securities do not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the general features of the indentures under the heading “Description of Debt Securities.” We encourage you to read the senior indenture (together with the supplements thereto) and the subordinated indenture, which are exhibits to our registration statement, and the supplements to the subordinated indenture, which will be included as exhibits to our registration statement.

The senior debt securities (and, in the case of senior debt securities in bearer form, any coupons to these securities) will be our direct, unconditional, unsecured and unsubordinated obligations and will rank equally and pari passu with the claims of all our other unsecured and unsubordinated creditors, subject to any statutory priority regime of the jurisdiction of our incorporation (or, in the case of senior debt securities issued by Deutsche Bank AG through a branch, of the jurisdiction where the branch is established) that provides certain claims will be satisfied first in a resolution or German insolvency proceeding with respect to the issuer. The senior debt securities will be subject to Resolution Measures, as defined under “Resolution Measures” below.

For each of our future issuances of subordinated debt securities, we intend to amend the subordinated indenture (via the relevant supplemental subordinated indenture or otherwise) to state that the subordinated debt securities (and, in the case of subordinated debt securities in bearer form, any coupons to these securities) will be our direct, unconditional, unsecured and subordinated obligations and will be subordinate to the claims of our unsubordinated creditors and will rank at least on parity with the claims of the holders of all our other subordinated indebtedness (except as otherwise provided by applicable law or the terms of any such other indebtedness) and in particular, they will rank in priority to the claims of the holders of any of our subordinated indebtedness that by its express terms is stated to rank junior to the subordinated debt securities. The subordinated debt securities will be subject to Resolution Measures, as defined under “Resolution Measures” below.

Warrants

We may offer warrants to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

In a prospectus supplement, we will inform you of the exercise price and describe other specific terms of the warrants, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under the warrants by delivering or purchasing the underlying securities, commodities, currencies or instruments, or their cash value. The warrants are our unsecured contractual obligations and will rank equally and pari passu with our other unsecured contractual obligations and with our unsecured and unsubordinated debt obligations, subject to any statutory priority regime of the jurisdiction of our incorporation (or, in the case of warrants issued by Deutsche Bank AG through a branch, of the jurisdiction where the branch is established) that provides certain claims will be satisfied first in a resolution or German insolvency proceeding with respect to the issuer. The warrants will be subject to Resolution Measures, as defined under “Resolution Measures” below.

Purchase Contracts

We may offer purchase contracts to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

In a prospectus supplement, we will describe the specific terms of the purchase contracts, including whether we will satisfy our obligations, if any, or you will satisfy your obligations, if any, under the purchase contracts by delivering or purchasing the underlying securities, commodities, currencies or instruments, or their cash value. Purchase contracts will not be contractually subordinated in priority of payment to our senior obligations.

Units

We may offer as units any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us, and debt obligations or other securities of an entity affiliated or not affiliated with us. In a prospectus supplement, we will describe the particular combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities and debt securities issued by us, or debt obligations or other securities of an entity affiliated or not affiliated with us, constituting any units and any other specific terms of the units. Units will not be contractually subordinated in priority of payment to our senior obligations.

Resolution Measures

Under the relevant resolution laws and regulations as applicable to us from time to time, the capital securities, debt securities and warrants may be subject to the powers exercised by the competent resolution authority to:

•

write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount or, if applicable, claims for delivery of any property in respect of the capital securities, debt securities or warrants;

•

convert the capital securities, debt securities or warrants into ordinary shares of (i) the issuer or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital; and/or

•

apply any other resolution measure, including, but not limited to, (i) any transfer of the capital securities, debt securities or warrants to another entity, (ii) the amendment, modification or variation of the terms and conditions of the capital securities, debt securities or warrants or (iii) the cancellation of the capital securities, debt securities or warrants.

We refer to each of these measures as a “Resolution Measure.” When we refer to a “group entity,” we mean an entity that is included in the corporate group subject to a Resolution Measure, and when we refer to a “bridge bank,” we mean a newly chartered German bank that would receive some or all of our assets, liabilities and material contracts, including those attributable to our branches and subsidiaries, in a resolution proceeding. Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the European Union directive of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms. For the avoidance of doubt, any non-payment or, if applicable, non-delivery by us arising out of any such Resolution Measure will not constitute a failure by us under the terms of the capital securities, debt securities or warrants, or under the capital securities indenture, the senior indenture, the subordinated indenture or the warrant agreement, as applicable, to make a payment of principal of, interest on or other amounts owing or, if applicable, deliverable under the capital securities, debt securities or warrants. By acquiring any capital securities, debt securities or warrants, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure or, with respect to any senior debt securities, increased losses incurred based on the new order of priority introduced by the Resolution Mechanism Act as described under “Description of Debt Securities” below. In addition, by your acquisition of any capital securities, debt securities or warrants, you waive (in the case of the capital securities and the debt securities, to the fullest extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and applicable law) any and all claims against the relevant trustee, the relevant agents and the warrant agent, as applicable, and agree not to initiate a suit against the relevant trustee, the relevant agents or the warrant agent in respect of, and agree that the relevant trustee, the relevant agents and the warrant agent will not be liable for, any action that the relevant trustee, the relevant agents or the warrant agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the capital securities, debt securities or warrants. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” of this prospectus.

The application of any Resolution Measure to purchase contracts and units will be described in the applicable prospectus supplement we will file in connection with such issuance.

Form

We may issue ordinary shares and tradable subscription rights to subscribe for ordinary shares in global registered form. In addition, we may issue capital securities, debt securities, warrants, purchase contracts and units, in each case in fully registered form or in bearer form and, in either case, in definitive form or global form.

Terms Specified in Prospectus Supplements

When we decide to sell particular securities, we will provide a prospectus supplement describing the securities offering and the specific terms of the securities. You should carefully read this prospectus and the applicable prospectus supplement.

We will offer our ordinary shares, tradable subscription rights to subscribe for ordinary shares, capital securities, debt securities, warrants, purchase contracts and units to investors on terms determined by market and other conditions. Our securities may be sold for U.S. dollars or foreign currency. Principal of, and any premium or interest on, capital securities and debt securities and cash amounts payable under warrants or purchase contracts may be payable in U.S. dollars or foreign currency, as we specifically designate in the related prospectus supplement.

Any prospectus supplement we provide will include the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the securities being offered and the managing underwriters for any securities sold to or through underwriters. Any underwriters, including managing underwriters, dealers or agents in the United States may include Deutsche Bank Securities Inc. or other affiliates of ours.

Branches

We may act directly through our principal office in Frankfurt or through one of our branch offices, such as our London branch, our New York branch, or such other branch as specified in the applicable prospectus supplement.

Conflicts of Interest

To the extent an offering of the securities will be distributed by Deutsche Bank Securities Inc. or any other U.S. broker-dealer affiliate of the Bank, each such offering of securities must be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA,” regarding a FINRA member firm’s distribution of securities of affiliates. See “Plan of Distribution — Conflicts of Interest.”

ABOUT THIS PROSPECTUS

References in this prospectus to the “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches) and, unless the context requires otherwise, will include our other consolidated subsidiaries. In the sections of this prospectus entitled “Description of Ordinary Shares,” “Description of Tradable Subscription Rights to Subscribe for Ordinary Shares,” “Description of Capital Securities,” “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units references to “Bank,” “we,” “our,” “us” or “Deutsche Bank AG” refer to Deutsche Bank Aktiengesellschaft (including, as the context may require, acting through one of its branches), as issuer of the securities described in such sections.

References to “you” or “your” mean those who invest in the securities being offered, whether they are the direct holders or owners of beneficial interests in those securities. References to “holders” mean those who own securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in securities issued in book-entry form through The Depository Trust Company or another depositary or in securities registered in street name. Owners of beneficial interests in the securities should read the section entitled “Forms of Securities.”

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in the prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. A prospectus supplement may add, modify or replace information contained in this prospectus. If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control. Therefore the statements made in this prospectus may not be the terms that apply to the securities you purchase. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” beginning on page 10 of this prospectus before purchasing any securities.

Following the initial distribution of an offering of securities, certain affiliates of ours may offer and sell those securities in the course of their businesses. Such affiliates may act as principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

References to “EUR,” “€” and “euros” are to the euro, the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended by the treaty on European Union. References to “USD,” “U.S. dollars,” “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file reports and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Copies of these materials can also be obtained from the Public Reference Room of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-732-0330 for further information about the Public Reference Room. The SEC also maintains an internet website that contains reports and other information regarding us that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information that we have filed with the SEC by reference to file number 001-15242.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Current Reports on Form 6-K we furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it (or any such portion) is incorporated by reference in this prospectus or the registration statement of which this prospectus forms a part. We incorporate by reference in this prospectus:

(1)	Annual Report on Form 20-F of Deutsche Bank Aktiengesellschaft for the year ended December 31, 2015, filed on March 11, 2016, which we also refer to as our “2015 Form 20-F.”

(2)	The Current Report on Form 6-K of Deutsche Bank Aktiengesellschaft dated March 15, 2016.

Upon request, we will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.

You may request, at no cost to you, a copy of these documents (other than exhibits thereto not specifically incorporated by reference) by writing or telephoning us at: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany, Attention: Investor Relations (Telephone: +49-69-910-00). Certain of these documents can also be obtained on our website http://www.deutsche-bank.com/ir under “Reporting and Events — Reports — SEC Filings.” Reference to this “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only. Other information found at this website is not incorporated by reference in this document.

USE OF NON-GAAP FINANCIAL MEASURES

This document contains or incorporates by reference non-GAAP financial measures. Non-GAAP financial measures are measures of our historical or future performance, financial position or cash flows that contain adjustments that exclude or include amounts that are included or excluded, as the case may be, from the most directly comparable measure calculated and presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and as endorsed by the European Union (“EU”) in our financial statements.

Descriptions of non-GAAP financial measures we use and the adjustments made to the most directly comparable IFRS financial measures to obtain them are set forth in our 2015 Form 20-F and the other documents incorporated by reference herein.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplements, including the information incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are statements that are not historical facts, including statements about our beliefs and expectations. We use words such as “believe,” “anticipate,” “expect,” “intend,” “seek,” “estimate,” “project,” “should,” “potential,” “reasonably possible,” “plan,” “aim” and similar expressions to identify forward-looking statements. In addition, we may from time to time make forward-looking statements in our periodic reports to the SEC on Forms 20-F and 6-K, annual and interim reports, invitations to annual shareholders’ meetings and other information sent to shareholders, offering circulars and prospectuses, press releases and other written materials. Our Management Board, Supervisory Board, officers and employees may also make oral forward-looking statements to third parties, including financial analysts.

Such forward-looking statements may include, without limitation, statements relating to the following:

•	the potential development and impact on us of economic and business conditions and the legal and regulatory environment to which we are subject;

•	the implementation of our strategic initiatives and other responses to the conditions and environment referenced above;

•	the aspirations and targets we have announced in connection with our “Strategy 2020”;

•	the measures we intend to implement in connection with our “Strategy 2020”;

•	the development of aspects of our results of operations;

•	our expectations of the impact of risks that affect our business, including the risks of losses on our trading processes and credit exposures; and

•	other statements relating to our future business development and economic performance.

By their very nature, forward-looking statements involve risks and uncertainties, both general and specific. We base these statements on our current plans, estimates, projections and expectations. You should therefore not place too much reliance on them. Our forward-looking statements speak only as of the date we make them, and we undertake no obligation to update any of them in light of new information or future events.

We caution you that a number of important factors could cause our actual results to differ materially from those we describe in any forward-looking statement. These factors include, among others, the following:

•	the potential development and impact on us of economic and business conditions;

•	other changes in general economic and business conditions;

•	changes and volatility in currency exchange rates, interest rates and asset prices;

•	changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions;

•	changes in our competitive environment;

•	the success of our acquisitions, divestitures, mergers and strategic alliances;

•

our success in implementing our strategic initiatives, including our “Strategy 2020”, and other responses to economic and business conditions and the legal and regulatory environment and realizing the benefits anticipated therefrom;

•	the impact on us of litigation, investigations and regulatory enforcement actions to which we are or may in the future become subject; and

•

other factors, including those we refer to in “Item 3: Key Information — Risk Factors” of our 2015 Form 20-F and elsewhere in the 2015 Form 20-F, this prospectus and any prospectus supplements, and others to which we do not refer.

RISK FACTORS

Your investment in the securities will involve certain risks. You should consider carefully the following risk factors together with the risk information contained in the relevant prospectus supplement, the relevant product supplement and the relevant pricing supplement before you decide that an investment in the securities is suitable for you.

For a discussion of the risk factors affecting Deutsche Bank AG and its business, see “Item 3: Key Information — Risk Factors” of the 2015 Form 20-F and our current and periodic reports filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus. The following risk factors are additional to the risk factors included in that Form 20-F and those reports.

Securities May Be Subject to Resolution Measures and the Effects of the Resolution Mechanism Act

The securities may be written down, be converted into ordinary shares or other instruments qualifying as common equity tier 1 capital or become subject to other resolution measures. You may lose part or all of your investment if any such measure becomes applicable to us. Also, from January 1, 2017, in a resolution or German insolvency proceeding instituted with respect to the issuer, certain specifically defined senior unsecured debt instruments (such as some of the senior securities described in this prospectus) would rank junior to, without constituting subordinated debt, all other outstanding unsecured unsubordinated obligations of the issuer, and be satisfied only if all other senior unsecured obligations of the issuer have been paid in full. Such ranking might result in higher losses being allocated to the senior securities described in this prospectus than to other outstanding unsecured unsubordinated obligations of the issuer.

On May 15, 2014, the European Parliament and the Council of the European Union adopted a directive establishing a framework for the recovery and resolution of credit institutions and investment firms (commonly referred to as the “Bank Recovery and Resolution Directive”). The Bank Recovery and Resolution Directive required each member state of the European Union to adopt and publish by December 31, 2014 the laws, regulations and administrative provisions necessary to comply with the Bank Recovery and Resolution Directive. To implement the Bank Recovery and Resolution Directive, Germany adopted the Recovery and Resolution Act (Sanierungs- und Abwicklungsgesetz, or the “Resolution Act”), which became effective on January 1, 2015. The Bank Recovery and Resolution Directive and the Resolution Act provided national resolution authorities with a set of resolution powers to intervene in the event that a bank is failing or likely to fail and certain other conditions are met. From January 1, 2016, the power to initiate resolution measures applicable to significant banking groups (such as Deutsche Bank Group) in the European Banking Union has been transferred to the European Single Resolution Board (“SRB”) which, based on the European Union regulation establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund (“SRM Regulation”), works in close cooperation with the European Central Bank, the European Commission and the national resolution authorities.

Pursuant to the SRM Regulation, the Resolution Act and other applicable rules and regulations, the capital securities, debt securities and warrants are subject to the powers exercised by the competent resolution authority to write down, including write down to zero, the claims for payment of the principal amount, interest amount or any other amount or, if applicable, claims for delivery of any property in respect of the capital securities, debt securities or warrants, to convert the capital securities, debt securities or warrants into ordinary shares of (i) the issuer, (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital, or to apply any other resolution measure including, but not limited to, any transfer of the capital securities, debt securities or warrants to another entity, the amendment, modification or variation of the terms and conditions of the capital securities, debt securities or warrants or a cancellation of the capital securities, debt securities or warrants. We refer to each of these measures pursuant to German and European law, as applicable to us from time to time in effect, as a “Resolution Measure.” Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the Bank Recovery and Resolution Directive as implemented by the Resolution Act. The competent resolution authority may apply Resolution Measures individually or in any combination. Imposition of a Resolution Measure would likely occur if we become, or are deemed by the competent supervisory authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us. The Bank Recovery and Resolution Directive and the Resolution Act are intended to eliminate the need for public support of troubled banks, and you should be aware that public support, if any, would only potentially be used by the competent supervisory authority as a last resort after having assessed and exploited, to the maximum extent practicable, the resolution tools, including the bail-in tool.

If a Resolution Measure is imposed, the competent resolution authority will have to exercise its powers in a way that results in (i) common equity tier 1 capital instruments (such as ordinary shares of Deutsche Bank AG) being written down first in proportion to the relevant losses, (ii) thereafter, the principal amount of other capital instruments (additional tier 1 capital instruments, such as those potentially issued under the capital securities indenture, and tier 2 capital instruments, such as those potentially issued under the subordinated indenture) being written down on a permanent basis or converted into common equity tier 1 capital instruments in accordance with their order of priority and (iii) thereafter, eligible liabilities – such as those under the senior debt securities and warrants – being written down or converted into common equity tier 1 capital instruments in accordance with a set order of priority.

The German law on the mechanism for the resolution of banks of November 2, 2015 (Abwicklungsmechanismusgesetz, or the “Resolution Mechanism Act”) provides that in a German insolvency proceeding of the issuer, certain specifically defined senior unsecured debt instruments (such as some of the senior securities described in this prospectus) would rank junior to, without constituting subordinated debt, all other outstanding unsecured unsubordinated obligations of the issuer, and be satisfied only if all such other senior unsecured obligations of the issuer have been paid in full. This prioritization would also be given effect if Resolution Measures are imposed on the issuer, so that obligations under debt instruments that rank junior in insolvency as described above would be written down or converted into common equity tier 1 instruments before any other senior unsecured obligations of such issuer are written down or converted. Debt instruments that rank junior to other senior obligations according to the Resolution Mechanism Act comprise bearer bonds, negotiable registered bonds and similar instruments which by their nature are tradable on the capital markets, as well as promissory notes and non-negotiable registered bonds which do not qualify as deposits, unless they are expressly exempted. A large portion of our liabilities consists of senior unsecured obligations that fall outside this statutory definition or are expressly exempted. Among those unsecured unsubordinated obligations that are expressly exempted are money market instruments and senior unsecured debt instruments whose terms provide that (i) the repayment or the amount of the repayment depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured debt instruments are issued or is settled in a way other than by monetary payment, or (ii) the payment of interest or the amount of the interest payments depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured debt instruments are issued unless the payment of interest or the amount of the interest payments solely depends on a fixed or floating reference interest rate and is settled by monetary payment.

This order of priority introduced by the Resolution Mechanism Act would apply in German insolvency proceedings instituted, or when Resolution Measures are imposed, on or after January 1, 2017 with effect for debt instruments of the issuer outstanding at that time. In a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the issuer, the competent regulatory authority or court would determine which of our senior debt securities described in this prospectus have the terms described in clauses (i) or (ii) above, referred to herein as the “Structured Debt Securities,” and which do not, referred to herein as the “Non-Structured Debt Securities.” The relevant pricing supplement for each issuance will indicate whether we expect such issuance to be classified as Structured Debt Securities or Non-Structured Debt Securities, but the competent regulatory authority or court may classify such senior debt securities differently. In a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the issuer, the Structured Debt Securities and the warrants are expected to be among the unsecured unsubordinated obligations that would bear losses after the Non-Structured Debt Securities as described above. The order of priority introduced by the Resolution Mechanism Act could lead to increased losses for the holders of Non-Structured Debt Securities if insolvency proceedings were initiated or Resolution Measures imposed on the issuer.

You would have no claim or other right against us arising out of any Resolution Measure, and we would have no obligation to make payments under the capital securities, debt securities or warrants following the imposition of a Resolution Measure. In particular, the imposition of any Resolution Measure will not constitute a default or an event of default under the capital securities, debt securities or warrants, or under the capital securities indenture, the senior indenture, the subordinated indenture or the warrant agreement, as applicable, or give you any other right to accelerate or terminate the capital securities, debt securities or warrants.

There is some uncertainty as to what protections, if any, will be available to holders of securities that are subject to a Resolution Measure and to the additional resolution powers that may be granted to the competent resolution authority. Under the Resolution Act, there are certain limited judicial proceedings available to challenge any Resolution Measure taken by the competent resolution authority. Limited judicial proceedings to challenge Resolution Measures under the SRM Regulation (including possible proceedings before the European Court of Justice) may also be available. However, it remains unclear what remedies may be available to holders commencing such proceedings. In addition, by your acquisition of the capital securities, debt securities or warrants, you waive (in the case of the capital securities and the debt securities, to the fullest extent permitted by the Trust Indenture Act and applicable law) any and all claims against the relevant trustee, the relevant agents and the warrant agent, as applicable, for, agree not to initiate a suit against the relevant trustee, the relevant agents or the warrant agent in respect of, and agree that the relevant trustee, the relevant agents and the warrant agent will not be liable for, any action that the relevant trustee, the relevant agents or the warrant agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the capital securities, debt securities or warrants. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. The application of any Resolution Measure to the purchase contracts and units will be described in the applicable prospectus supplement we will file in connection with such issuance.

The extent to which the principal amount of, or other amount payable or deliverable with respect to, any of the securities may be subject to a Resolution Measure may depend on a number of factors that may be outside our control, and it will be difficult to predict when, if at all, a Resolution Measure might become applicable to us in our individual case. Accordingly, secondary market trading in any of the securities may not follow the trading behavior associated with other types of securities issued by other financial institutions that may be or have been subject to a Resolution Measure. In addition, secondary market trading in any of the securities constituting Non-Structured Debt Securities may not follow the trading behavior associated either with Structured Debt Securities issued by us or with securities issued by other financial institutions that are not subject to the Resolution Mechanism Act or similar laws. You may lose part or all of your investment in the securities if a Resolution Measure becomes applicable to us, even though the capital securities, debt securities, warrants, purchase contracts and units are governed by New York law (other than their subordination provisions, if applicable, which are governed by German law).

Resolution Measures may become applicable to the capital securities, debt securities and warrants by operation of law even in the absence of explicit provisions, acknowledgments or waivers in the terms of the securities. The order of priority introduced by the Resolution Mechanism Act will apply in a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the issuer instituted on or after January 1, 2017, with effect for debt instruments already outstanding at that time and without the need for explicit provisions, acknowledgments or waivers in the terms of the debt instruments affected thereby.

A Resolution Measure may apply to us if we become, or are deemed by the competent supervisory authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us. Although the senior debt securities and warrants initially issued by us on or after January 1, 2015 include a contractual acknowledgment from holders of such securities that they are bound by and irrevocably consent to the imposition of any Resolution Measure, implementation of the Resolution Act and any other applicable rules and regulations (including the SRM Regulation) may result in the Resolution Measures becoming applicable by operation of law to senior debt securities and warrants issued prior to January 1, 2015 or to securities not otherwise including a contractual acknowledgment despite the absence of explicit provisions, acknowledgments or waivers in the terms of such securities. As a result, if a Resolution Measure is imposed on us, senior debt securities and warrants initially issued by us prior to January 1, 2015 or otherwise not including a contractual acknowledgment may be subject to such Resolution Measures and, by operation of law, written down, converted into ordinary shares of (i) the issuer, (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital, transferred to another entity, amended, modified, varied or cancelled. Furthermore, the order of priority introduced by the Resolution Mechanism Act, as described above, would apply in a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the issuer commenced on or after January 1, 2017, with effect for debt instruments already outstanding at that time and without the need for explicit provisions, acknowledgments or waivers in the terms of the debt instruments affected thereby. The precise effects on our securities that may result from the implementation of the Resolution Act, the Resolution Mechanism Act and any other applicable rules and regulations (including the SRM Regulation) remain uncertain. You should consider the risk that you may lose some or all of your investment in such securities.

Exchange Rates and Exchange Controls May Affect the Securities’ Value or Return

Securities involving foreign currencies are subject to general exchange rate and exchange control risks.

An investment in a security that is denominated or payable in, or the payment of which is linked to the value of, currencies other than U.S. dollars entails significant risks. These risks include the possibility of significant changes resulting from market changes in rates of exchange between the U.S. dollar and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by governments. These risks generally depend on market forces and economic and political events over which we have no control.

Exchange rates will affect your investment.

In recent years, rates of exchange between U.S. dollars and some foreign currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur while you are a holder of any security. Depreciation against the U.S. dollar of the currency in which a security is payable would result in a decrease in the effective yield of the security below its interest rate, if any, and could result in an overall loss to you on a U.S. dollar basis. In addition, depending on the specific terms of a currency-linked security, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in your loss of all or a substantial portion of the value of that security.

We have no control over exchange rates.

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time, governments may use a variety of techniques, such as intervention by a country’s central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these governmental actions could adversely affect the U.S. dollar-equivalent yields or payouts for securities denominated or payable in currencies other than U.S. dollars and currency-linked securities.

We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable foreign currency. You will bear those risks.

Some foreign currencies may become unavailable.

Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified foreign currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any security not denominated in U.S. dollars would not be available when payments on that security are due.

Alternative payment method used if payment currency becomes unavailable.

If a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate.

Currency Conversions May Affect Payments on Some Securities.

The applicable pricing supplement may provide for payments on a non-U.S. dollar denominated security to be made in U.S. dollars or payments on a U.S. dollar denominated security to be made in a currency other than U.S. dollars. In these cases, the exchange rate agent identified in the pricing supplement will convert the currencies. You will bear the costs of conversion through deductions from those payments.

Exchange Rates May Affect the Value of a New York Judgment Involving Non-U.S. Dollar Securities.

The securities generally will be governed by and construed in accordance with the laws of the State of New York. Unlike many courts in the United States outside the State of New York, the courts in the State of New York customarily enter judgments or decrees for money damages in the foreign currency in which the securities are denominated. These amounts would then be converted into U.S. dollars at the rate of exchange in effect on the date the judgment or decree is entered. You would bear the foreign currency risk during litigation.

Additional risks specific to particular securities will be described in the applicable pricing supplement.

Exchange Rates

Our financial statements are expressed in euro, which is Germany’s currency. For convenience, we translate some amounts denominated in euro appearing in certain documents incorporated by reference herein into U.S. dollars. Fluctuations in the exchange rate between the euro and the U.S. dollar will affect the U.S. dollar equivalent of the euro amounts expressed in our financial statements and elsewhere. Past fluctuations in foreign exchange rates may not necessarily be predictive of future fluctuations.

The following table shows the period-end, high and low exchange rates for the euro, as published by the European Central Bank.

in U.S. $ per €	Period-end	High	Low
2016:
March	1.1385	1.1385	1.0856
April (through April 26)	1.1287	1.1432	1.1252

DEUTSCHE BANK AKTIENGESELLSCHAFT

Deutsche Bank Aktiengesellschaft is a stock corporation organized under the laws of Germany registered in the Commercial Register of the District Court in Frankfurt am Main under registration number HRB 30 000. Our registered office is in Frankfurt am Main. We maintain our head office at Taunusanlage 12, 60325 Frankfurt am Main, Germany.

Deutsche Bank Aktiengesellschaft originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfälische Bank Aktiengesellschaft, Düsseldorf, and Süddeutsche Bank Aktiengesellschaft, Munich. Pursuant to the Law on the Regional Scope of Credit Institutions, these were disincorporated in 1952 from Deutsche Bank, which had been founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on May 2, 1957.

We are the parent company of a group consisting of banks, capital market companies, fund management companies, a real-estate finance company, installment financing companies, research and consultancy companies and other German and non-German companies. We offer a wide variety of investment, financial and related products and services to private individuals, corporate entities and institutional clients around the world.

We are one of the largest banks in Germany and one of the largest financial institutions in Europe and the world measured by total assets. As of December 31, 2015, on an audited basis, we had total assets of €1,629.1 billion, total liabilities of €1,561.5 billion and total shareholders’ equity of €62.7 billion, in each case on the basis of IFRS.

As of December 31, 2015, our share capital amounted to €3,530,939,215.36 million consisting of 1,379,273,131 ordinary shares of no par value, of which 1,378,898,267 were outstanding. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German stock exchanges and are listed on the New York Stock Exchange.

Please refer to our 2015 Form 20-F and the other documents incorporated by reference herein for additional information and financial statements relating to us.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

Deutsche Bank AG is a German stock corporation (Aktiengesellschaft or AG), and its registered office and most of its assets are located outside of the United States. In addition, most of the members of our Management Board (Vorstand), our Supervisory Board (Aufsichtsrat), our senior management and the experts named herein are residents of Germany and jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or upon us or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against us in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Germany. In addition, actions brought in a German court against us or the members of our Management Board, Supervisory Board, our senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our Management Board, Supervisory Board, our senior management and the experts named in this prospectus. In addition, even if a judgment against our company, the non-U.S. members of our Management Board, Supervisory Board, senior management or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.

RATIO OF EARNINGS TO FIXED CHARGES

The Statement re: Computation of Ratio of Earnings to Fixed Charges of Deutsche Bank AG for the periods ended December 31, 2015, 2014, 2013, 2012 and 2011 included as Exhibit 7.1 to our 2015 Form 20-F filed with the SEC on March 11, 2016 is hereby incorporated by reference.

CAPITALIZATION & INDEBTEDNESS

The Capitalization Table of Deutsche Bank AG as of December 31, 2015 included in our 2015 Form 20-F filed with the SEC on March 11, 2016 is hereby incorporated by reference. As of March 31, 2016, total debt declined by approximately €10 billion, or 5.8%, resulting in a corresponding change in total capitalization. Other than such decline, there have been no material changes in our capitalization and indebtedness from that set forth in such Capitalization Table.

USE OF PROCEEDS

We will use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes, in connection with hedging our obligations under the securities, or for any other purposes described in the applicable prospectus supplement. General corporate purposes may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

DESCRIPTION OF ORDINARY SHARES

For a summary of the material terms of our Articles of Association and applicable German corporate law in effect as of the date of this prospectus regarding our ordinary shares and the holders thereof, please refer to “Item 10: Additional Information — Memorandum and Articles of Association” in our 2015 Form 20-F. Our Articles of Association were most recently approved at the annual shareholders’ meeting held on May 21, 2015 and have been registered in the Commercial Register in Frankfurt am Main. This summary may not contain all of the information that is important to you. You should read the Articles of Association, which are incorporated herein by reference, to understand them fully.

Share Capital and Shares

As of December 31, 2015, our share capital amounted to €3,530,939,215.36 consisting of 1,379,273,131 no par value ordinary registered shares, each representing a notional par value of €2.56 in our share capital and carrying full dividend rights as from January 1, 2015. Thereof 374,864 ordinary shares, representing €959,651.84 of our share capital, were held by or on behalf of the Bank or one of its subsidiaries. All issued ordinary shares are fully paid up. Below is a reconciliation of the number of ordinary shares outstanding at the beginning of the year and as of December 31, 2015:

Number of ordinary shares	Total share capital issued and fully paid	Treasury shares (Shares held by or on behalf of the Bank or one of its subsidiaries)	Outstanding
Ordinary shares outstanding as of December 31, 2014	1,379,273,131	(260,182)	1,379,012,949

Capital increase	—	—	—
Ordinary shares issued under share-based compensation plans	—	—	—
Ordinary shares purchased for treasury	—	(326,647,008)	(326,647,008)
Ordinary shares sold or distributed from treasury	—	326,532,326	326,532,326

Ordinary shares outstanding as of December 31, 2015	1,379,273,131	(374,864)	1,378,898,267

According to our Articles of Association, all ordinary shares are issued in the form of registered shares. Shareholders are required to notify the Bank for registration in the share register and provide, in particular, where natural persons are concerned, their name, their address as well as their date of birth or, where legal persons are concerned, their registered name, their business address and their registered domicile, and in all cases the number of shares they hold. The entry in the Bank’s share register constitutes a prerequisite for attending and exercising voting rights at the shareholders’ meeting.

Stock Exchange Listing

Our shares have been admitted to the regulated market (Regulierter Markt) and the sub-segment of the regulated market with additional obligations arising from admission (Prime Standard) of the Frankfurt Stock Exchange (Frankfurter Wertpapierbörse) as well as to the regulated market of the six other German stock exchanges (Berlin, Düsseldorf, Hamburg, Hanover, Munich and Stuttgart). In addition, our shares are listed on the New York Stock Exchange.

Transferability of Shares

The transferability of our ordinary shares is not restricted by law or our Articles of Association.

Development of the Share Capital Since 2013

As of December 31, 2012, our share capital amounted to €2,379,519,078.40 and was divided into 929,499,640 ordinary registered shares with no par value. Since December 31, 2012, our share capital has developed as follows:

•

On April 30, 2013, we issued 90,000,000 shares (with full dividend rights for the year 2012 and without subscription rights) from our authorized capital created in 2011 and our share capital was accordingly increased by €230,400,000.00. The capital increase was registered in the Commercial Register on May 2, 2013. Following this capital increase, our registered share capital amounted to €2,609,919,078.40 and was divided into 1,019,499,640 ordinary registered shares with no par value.

•

On June 5, 2014, we issued 59,931,506 shares (with full dividend rights for the year 2014 and without subscription rights) from our authorized capital created in 2013 and our share capital was accordingly increased by €153,424,655.36. The new shares were issued to Paramount Services Holdings Ltd., an investment vehicle ultimately beneficially owned and controlled by His Excellency Sheikh Hamad Bin Jassim Bin Jabor Al-Thani. The capital increase was registered in the Commercial Register on June 5, 2014. Following this capital increase, our registered share capital amounted to €2,763,343,733.76 and was divided into 1,079,431,146 ordinary registered shares with no par value.

•

On June 25, 2014, we issued 299,841,985 new registered no par value shares (common shares) against cash payments using authorized capital created in 2011 and 2013 and our share capital was accordingly increased by €767,595,481.60. The new shares were issued with full dividend rights for the year 2014 through subscription rights; 99.1% of the subscription rights were exercised, and thus 297,071,326 new shares were issued at a subscription price of €22.50 per share. The remaining 2,770,659 new shares were placed in Xetra trading at a weighted average price of €26.5837. The capital increase was registered in the Commercial Register on June 20, 2014. Following this capital increase, our registered share capital amounts to €3,530,939,215.36 and is divided into 1,379,273,131 ordinary registered shares with no par value.

For further information about our share capital (including a reconciliation of the number of ordinary shares outstanding at the beginning and end of each of 2014 and 2015), see note 34 to the consolidated financial statements in our 2015 Form 20-F.

Authorized Capital.

Our share capital may be increased by issuing new shares out of authorized capital against cash payments. Our authorized but unissued capital as of the date of this prospectus amounts to €1,760,000,000.00.

•

By resolution of our annual shareholders’ meeting dated May 21, 2015, the Management Board is authorized to increase our share capital on or before April 30, 2020, once or more than once, by up to a total of €352,000,000 through the issue of new shares against cash payments. Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to except broken amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights insofar as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. The Management Board is also authorized to exclude the pre-emptive rights in full if the issue price of the new shares is not significantly lower than the quoted price of the shares already listed at the time of the final determination of the issue price and the shares issued in accordance with Section 186(3) sentence 4 of the German Stock Corporation Act (Aktiengesetz) do not exceed in total 10 % of the share capital at the time the authorization becomes effective or — if the value is lower — at the time the authorization is utilized. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by banks specified by the Management Board with the obligation to offer them to shareholders (indirect pre-emptive right).

•

By resolution of our annual shareholders’ meeting dated May 21, 2015, the Management Board is authorized to increase our share capital on or before April 30, 2020, once or more than once, by up to a total of €1,408,000,000 through the issue of new shares against cash payments. Shareholders are to be granted pre-emptive rights. However, the Management Board is authorized to except broken amounts from shareholders’ pre-emptive rights and to exclude pre-emptive rights insofar as is necessary to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to new shares to the extent that they would be entitled to such rights after exercising their option or conversion rights. Management Board resolutions to utilize authorized capital and to exclude pre-emptive rights require the Supervisory Board’s approval. The new shares may also be taken up by banks specified by the Management Board with the obligation to offer them to shareholders (indirect pre-emptive right).

Conditional Capital.

Our conditional but unissued capital as of the date of this prospectus amounts to €486,400,000, divided as follows:

•

By resolution of our annual shareholders’ meeting dated May 31, 2012, our share capital is conditionally increased by up to €230,400,000 through the issuance of up to 90,000,000 new shares. Pursuant to this resolution, the conditional capital increase can only be carried out insofar as (a) the holders of conversion rights or option rights that are linked with participatory notes or convertible bonds or bonds with warrants to be issued on or before April 30, 2017, by us or our affiliates, based on the authorization granted to the Management Board by resolution of our annual shareholders’ meeting on May 31, 2012, make use of their conversion or option rights, or (b) the holders with conversion obligations of convertible participatory notes or convertible bonds to be issued on or before April 30, 2017, by us or our affiliates, based on the authorization specified above, fulfill their obligation to convert.

•

By resolution of our annual shareholders’ meeting dated May 22, 2014, our share capital is conditionally increased by up to €256,000,000.00 through the issuance of up to 100,000,000 new shares. This conditional capital increase will serve to grant rights to holders of participatory notes with warrants and/or convertible participatory notes, bonds with warrants and convertible bonds issued on or before April 30, 2019 by us or by one of our affiliates, in accordance with the authorization summarized in the following paragraphs. The new shares are to be issued at the option and/or conversion prices calculated in each case in accordance with the authorization dated May 22, 2014. The conditional capital increase can only be carried out to the extent to which these rights are exercised or holders with an obligation to convert fulfill their conversion obligations. The new shares will be entitled to a dividend from the beginning of the financial year in which they are created by exercise of option rights and/or conversion rights or by the fulfillment of conversion obligations. The Management Board will be authorized to determine further details concerning the execution of the conditional capital increase.

In the context of the new conditional capital, on May 22, 2014 the annual shareholders’ meeting authorized the Management Board to issue bearer or registered participatory notes, once or more than once, on or before April 30, 2019. The participatory notes must meet the requirements of European law, which calls for capital paid up to grant participatory rights to be attributable to the Bank’s additional tier 1 capital. Participatory notes may come with bearer warrants or they can be linked to a conversion right (as well as a conversion obligation) for the bearer. The option and/or conversion rights entitle holders to buy shares of the Bank subject to the conditions of warrant-linked participatory rights and/or convertible participatory rights.

The Management Board was also authorized to issue, instead of or besides participatory notes, on or before April 30, 2019, once or more than once, other hybrid financial instruments with a perpetual maturity that fulfill the requirements as own funds specified above but that are possibly not classified by law as participatory rights if their issue requires the approval of the annual shareholders’ meeting pursuant to Section 221 of the German Stock Corporation Act due to, for example, their dividend-dependent return or other reasons. We refer to these instruments as “Hybrid Debt Securities.”

The Management Board was furthermore authorized to issue, instead of or besides participatory notes or Hybrid Debt Securities, on or before April 30, 2019, once or more than once, bonds with warrants and/or convertible bonds with a fixed maturity of at the most 20 years or with a perpetual maturity and to grant option rights to the holders of bonds with warrants and conversion rights (possibly with a conversion obligation) to the holders of convertible bonds, respectively, to subscribe to new shares of the Bank subject to the conditions of bonds with warrants and of convertible bonds. The instruments issued pursuant to this paragraph do not have to fulfill the statutory requirements to qualify as additional tier 1 capital.

The total nominal amount of all participatory notes, Hybrid Debt Securities, bonds with warrants and convertible bonds to be issued under this authorization may not exceed a total value of €12 billion. Option rights and/or conversion rights may only be issued in respect of shares of the Bank with a proportionate amount of share capital of up to a nominal sum of €256,000,000.00.

Authorization to Acquire Own Shares.

As of December 31, 2015, we held 374,864 of our own shares.

Authorization pursuant to Section 71(1) no. 7 of the German Stock Corporation Act.

On May 23, 2013, our annual shareholders’ meeting resolved to authorize the Management Board, pursuant to Section 71(1) no. 7 of the German Stock Corporation Act, to acquire own shares of the Bank.

We are authorized pursuant to Section 71(1) no. 7 of the German Stock Corporation Act to buy and sell, for the purpose of securities trading, own shares on or before April 30, 2018, at prices which do not exceed or fall short of the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the respective three preceding stock exchange trading days by more than 10%. In this context, the shares acquired for this purpose may not, at the end of any day, exceed 5% of our share capital.

Authorization pursuant to Section 71(1) no. 8 of the German Stock Corporation Act.

On May 21, 2015 our annual shareholders’ meeting resolved to authorize the Management Board, pursuant to Section 71(1) no. 8 of the German Stock Corporation Act, to acquire own shares.

We are authorized pursuant to Section 71(1) no. 8 of the German Stock Corporation Act to buy, on or before April 30, 2020, own shares of the Bank in a total volume of up to 10% of our share capital at the time the resolution is taken or — if the value is lower — of our share capital at the time this authorization is exercised. Together with the own shares we acquired for trading purposes and/or for other reasons and which are from time to time in our possession or attributable to us pursuant to Sections 71a et seq. of the German Stock Corporation Act, the own shares purchased on the basis of this authorization may not at any time exceed 10% of our respectively applicable share capital. The own shares may be bought through the stock exchange or by means of a public purchase offer to all shareholders. The countervalue for the purchase of shares (excluding ancillary purchase costs) through the stock exchange may not be more than 10 % higher or lower than the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the obligation to purchase. In the case of a public purchase offer, it may not be more than 10% higher or lower than the average of the share prices (closing auction prices of our share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the day of publication of the offer. If the volume of shares offered in a public purchase offer exceeds the planned buyback volume, acceptance must be in proportion to the shares offered in each case. We may provide for a preferred acceptance of small quantities of up to 50 of our shares offered for purchase per shareholder.

The Management Board is authorized to dispose of the purchased shares and of any shares purchased on the basis of previous authorizations pursuant to Section 71(1) no. 8 of the German Stock Corporation Act on the stock exchange or by an offer to all shareholders. The Management Board is also authorized to dispose of the purchased shares against contribution in kind with the exclusion of shareholders’ pre-emptive rights for the purpose of acquiring companies or shareholdings in companies or other assets that serve to advance the company’s business operations. In addition, the Management Board is authorized, in case it disposes of such own shares by offer to all shareholders, to grant to the holders of option rights, convertible bonds and convertible participatory rights issued by us and our affiliates pre-emptive rights to the extent that they would be entitled to such rights if they exercised their option and/or conversion rights. Shareholders’ pre-emptive rights are excluded for these cases and to this extent. The Management Board is also authorized, with the exclusion of shareholders’ pre-emptive rights, to use shares purchased on the basis of authorizations pursuant to Section 71(1) no. 8 of the German Stock Corporation Act to issue staff shares to our and our affiliates’ employees and retired employees or to use them to service option rights on our shares and/or rights or duties to purchase our shares granted to our and our affiliates’ employees or members of executive or non-executive management bodies.

Furthermore, the Management Board is authorized, with the exclusion of shareholders’ pre-emptive rights, to sell such own shares to third parties against cash payment if the purchase price is not substantially lower than the price of our shares on the stock exchange at the time of sale. This authorization may only be used to the extent it has been ensured that the number of shares sold on the basis of this authorization does not exceed 10% of our share capital at the time this authorization becomes effective or – if the amount is lower – at the time this authorization is exercised. Shares that are issued or sold during the validity of this authorization with the exclusion of pre-emptive rights, in direct or analogous application of Section 186(3) sentence 4 of the German Stock Corporation Act, are to be included in the maximum limit of 10% of our share capital. Shares that are to be issued to service option and/or conversion rights from convertible bonds, bonds with warrants, convertible participatory rights or participatory rights are also to be included to the extent these bonds or participatory rights are issued during the validity of this authorization with the exclusion of pre-emptive rights in corresponding application of Section 186(3) sentence 4 of the German Stock Corporation Act.

The Management Board may cancel shares acquired on the basis of this or a preceding authorization without any further resolution of the shareholders’ meeting.

Dividends and Paying Agents

For more information on our dividend policy and legal basis for dividends under German law, see our 2015 Form 20-F “Item 8: Financial Information — Dividend Policy.”

Shareholders registered with our New York transfer agent will be entitled to elect whether to receive dividend payments in euros or U.S. dollars. For those shareholders, unless instructed otherwise, we will convert all cash dividends and other cash distributions with respect to ordinary shares into U.S. dollars prior to payment to the shareholder. The amount distributed will be reduced by any amounts we or our New York transfer agent are required to withhold for taxes or other governmental charges. If our New York transfer agent determines, following consultation with us, that in its judgment any foreign currency it receives is not convertible or distributable, our New York transfer agent may distribute the foreign currency (or a document evidencing the right to receive such currency) or, in its discretion, hold the foreign currency for the account of the shareholder to receive the same.

If any of our distributions consists of a dividend of our shares, Registrar Services GmbH and our New York transfer agent (with respect to shares individually certificated) or the custodian bank with which shareholders have deposited their shares (with respect to shares in global form) will distribute the shares to the shareholders in proportion to their existing shareholdings. Rather than distribute fractional shares, Registrar Services GmbH, our New York transfer agent or the custodian bank will sell all such fractional shares and distribute the net proceeds to shareholders.

Registrar Services GmbH and our New York transfer agent (with respect to shares individually certificated) or the custodian bank with which shareholders have deposited their shares (with respect to shares in global form) will also distribute all distributions (other than cash, our shares or rights) to shareholders in proportion to their shareholdings. In the event that Registrar Services GmbH, our New York transfer agent or the custodian bank determine that the distribution cannot be made proportionately among shareholders or that it is impossible to make the distribution, they may adopt any method that they consider fair and practicable to effect the distribution. Such methods may include the public or private sale of all or a portion of the securities or property and the distribution of the proceeds. Registrar Services GmbH, our New York transfer agent or the custodian bank must consult with us before adopting any alternative method of distribution.

Depending on whether shares are individually certificated or in global form, we, Registrar Services GmbH, our New York transfer agent or the custodian bank with which shareholders have deposited their shares will determine whether or not any distribution (including cash, shares, rights or property) is subject to tax or governmental charges. In the case of a cash distribution, we may use all or part of the cash to pay any such tax or governmental charge. In the case of other distributions, we, Registrar Services GmbH, our New York transfer agent or the custodian bank may dispose of all or part of the property to be distributed by public or private sale, in order to pay the tax or governmental charge. In all cases, shareholders will receive any net proceeds of any sale or the balance of the cash or property after the deduction for taxes or governmental charges in proportion to their shareholdings.

Additional Capital

For a description of our authorized but unissued capital, conditional capital and share-based compensation plans, please see “Development of the Share Capital since 2012 — Authorized Capital” and “Development of the Share Capital since 2012 — Conditional Capital” above, and note 34 to the consolidated financial statements in our 2015 Form 20-F. For a description of our share-based compensation plans, please see note 35 to the consolidated financial statements in our 2015 Form 20-F.

Stock Options

As of the date of this prospectus there were no persons to whom our capital or the capital of any of our consolidated subsidiaries is under option or agreed conditionally or unconditionally to be put under option.

DESCRIPTION OF TRADABLE SUBSCRIPTION RIGHTS TO SUBSCRIBE

FOR ORDINARY SHARES

We may offer tradable statutory subscription rights to subscribe for ordinary shares of Deutsche Bank Aktiengesellschaft. The applicable prospectus supplement will describe the specific terms of any such subscription rights offering, including, as applicable:

•	the title of the subscription rights;

•	the exercise price for the subscription rights;

•	the aggregate number of subscription rights issued;

•

a discussion of the material U.S. federal, German or other income tax considerations, as well as considerations under the U.S. Employee Retirement Income Security Act of 1974, or “ERISA,” applicable to the issuance of ordinary shares together with statutory subscription rights or exercise of the subscription rights;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights;

•	the terms of the ordinary shares corresponding to the subscription rights;

•	information regarding the trading of subscription rights, including the stock exchanges, if any, on which the subscription rights will be tradeable;

•	the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date;

•	the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;

•	the extent to which the offering includes a contractual over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement we enter into in connection with the offering.

Each subscription right will entitle its holder to subscribe for a number of our ordinary shares at an exercise price described in the prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void. Upon receipt of payment and, if applicable, the subscription form properly completed and executed at the subscription rights agent’s office or another office indicated in the prospectus supplement, we will, as soon as practicable, forward our ordinary shares that can be subscribed for with that exercise. The prospectus supplement may offer more details on how to exercise the subscription rights. If we determine to make appropriate arrangements for rights trading, persons other than our shareholders can acquire rights as described in the prospectus supplement. In the event subscription rights are offered only to our shareholders and their rights remain unexercised, we may determine to offer the unsubscribed offered securities to persons other than our shareholders. In addition, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter or underwriters, as the case may be, will purchase any offered securities remaining unsubscribed for after the offering, as described in the prospectus supplement.

DESCRIPTION OF CAPITAL SECURITIES

This section describes the general terms that will apply to any capital securities that may be offered pursuant to this prospectus by Deutsche Bank AG, directly or through one of its branches. The specific terms of the offered capital securities, and the extent to which the general terms described in this section apply to capital securities, will be described in one or more related prospectus supplements at the time of the offer.

General

As used in this prospectus, the term “capital securities” means the subordinated capital securities that Deutsche Bank AG issues, directly or through one of its branches, and that the trustee authenticates and delivers under the capital securities indenture.

The capital securities (and, in the case of capital securities in bearer form, any coupons to these securities) will constitute our unsecured and subordinated obligations, ranking pari passu among themselves. In the event of our dissolution, liquidation, insolvency or composition, or other proceedings for the avoidance of insolvency of, or against, us, the obligations under the capital securities will be fully subordinated to:

•	the claims of our unsubordinated creditors,

•	the claims under our tier 2 instruments (within the meaning of the CRR), and

•	the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute (Insolvenzordnung),

so that in any such event no amounts will be payable in respect of the capital securities until the claims of such unsubordinated creditors, the claims under such tier 2 instruments, and the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute have been satisfied in full. Subject to this subordination provision, we may satisfy our obligations under the capital securities also from our other distributable assets (freies Vermögen).

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in the capital securities indenture and the capital securities also refer to such amended provisions or successor provisions.

The term “unsubordinated creditors” means the holders of any indebtedness or other payment obligation of ours that is not expressed to be subordinated by means of contractual agreement or as a matter of law.

Our payment obligations under the capital securities will rank pari passu with the claims against us under the support undertakings, subordinated guarantees and issuances listed in the applicable prospectus supplement.

Unless otherwise specified in the relevant prospectus supplement, by acquiring any capital securities, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure. In addition, by your acquisition of capital securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the capital securities for, agree not to initiate a suit against that trustee in respect of, and agree that that trustee will not be liable for, any action that that trustee takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the capital securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

We may issue capital securities through our head office or through one of our branches. Deutsche Bank AG as a whole is responsible for the obligations of its branches. Where, however, Deutsche Bank AG is delayed in performing or is unable, whether in whole or in part, to perform the obligations of the branch that issued any capital securities through such branch due to any law, requirement or any other act of state or of any authority in the jurisdiction of such branch, investors may be unable to seek performance of such obligations through any of Deutsche Bank’s other branches or offices (including its head office).

The Capital Securities Indenture

The capital securities offered pursuant to this prospectus will be issued in one or more series under, and will be governed by, the base capital securities indenture dated November 6, 2014 among us, as issuer, The Bank of New York Mellon, One Wall Street, New York, New York 10286, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, calculation agent, transfer agent and registrar and authenticating agent, and the supplements thereto. The capital securities indenture will be qualified under the Trust Indenture Act.

In this section, we refer to the trustee under the capital securities indenture, including any successor trustee, as the “trustee” with respect to that indenture and the capital securities issued under it. We refer to the capital securities indenture and the supplements thereto as the “capital securities indenture.”

We have summarized below the material provisions of the capital securities indenture and the capital securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the capital securities indenture. The terms of the capital securities indenture will include both those stated in the capital securities indenture and those made part of the capital securities indenture by the Trust Indenture Act. The capital securities indenture and the supplements thereto will be included as exhibits to the registration statement of which this prospectus forms a part, and you should read the capital securities indenture for provisions that may be important to you.

We May Issue Different Series of Capital Securities

The capital securities indenture does not limit the amount of capital securities that may be issued. We may issue capital securities from time to time in one or more distinct series, at a price of 100% of their principal amount or at a premium or a discount. This section summarizes terms of the capital securities that apply generally to all series. The provisions of the capital securities indenture allow us not only to issue capital securities with terms different from those of capital securities previously issued under the capital securities indenture, but also to “reopen” a previously issued series of capital securities and issue additional capital securities of that series. The capital securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.

Qualification as Regulatory Capital

We may issue capital securities that have terms that enable them to qualify as our additional tier 1 capital, as defined and provided for in the bank regulatory capital provisions to which we are subject. We will include in prospectus supplements descriptions of the terms of any capital securities that we intend to qualify for inclusion in our regulatory capital.

Payments on the Capital Securities

Denomination and Currency. The capital securities may be denominated and payable in U.S. dollars or other currencies.

Fixed Rate and Floating Rate Capital Securities. Capital securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the capital securities.

Cancellation of Interest Payments. We may issue capital securities from time to time with provisions for the cancellation of any interest payment at our discretion or under other circumstances.

Limitations on Payments of Principal or Interest. We may issue capital securities from time to time with limitations on our ability to pay principal or interest in respect of such capital securities, including circumstances in which we may be prohibited from making such payments.

Write-downs of Principal. We may issue capital securities from time to time with provisions for write-downs in the principal amount of such capital securities.

Contingent Convertible Capital Securities. We may issue capital securities from time to time that may or will be converted at our option or otherwise into ordinary shares or other securities of ours.

Linked or Exchangeable Capital Securities. We may issue capital securities from time to time with the principal amount and/or interest payable on any relevant payment date to be determined by reference to the performance, level or value of one or more of the following: other securities issued by us, securities of any entity affiliated or unaffiliated with us, indices, currencies, commodities, interest rates, intangibles, articles, goods or any other property, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items. Holders of these types of capital securities will receive payments of principal and/or interest (if any) that are determined by reference to the applicable underlying instrument or measurement. Such capital securities may provide either for cash settlement or for physical settlement by delivery of the applicable underlying property or other property of the type listed above. Such capital securities may also provide that the form of settlement may be determined at our option or at your option.

We may issue capital securities that are exchangeable, either mandatorily or at our or the holder’s option, into securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, such securities or other property.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered capital securities:

•	whether the capital securities will be issued by Deutsche Bank AG directly or through one of its branches;

•	the specific designation;

•

whether the capital securities qualify for regulatory capital treatment as additional tier 1 capital (within the meaning of the regulatory capital adequacy requirements to which we are subject) or otherwise;

•

the ranking of the capital securities relative to our other outstanding securities, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the capital securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	whether the capital securities have a scheduled maturity, and if so, the date of maturity (and any provisions relating to extending or shortening the maturity date);

•

the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any, and under what circumstances interest is payable;

•	the date from which interest accrues and the interest payment dates, if any;

•	provisions, if any, for the cancellation of all or any portion of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the capital securities, including situations whereby we may be prohibited from making such payments;

•

provisions, if any, for write-downs (and related write-ups, if any) in the principal amount of the capital securities and the effect, if any, of such write-downs (and related write-ups, if any) on interest payable on such capital securities;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the capital securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•

any terms on which the capital securities may or will be converted at our option or otherwise into ordinary shares or other securities of ours, which we refer to as “Conversion Securities,” and, if so, the nature and terms of the Conversion Securities into which such capital securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•

whether we may conduct an offer of Conversion Securities after any conversion of the capital securities in order to deliver cash proceeds to holders of capital securities in lieu of the Conversion Securities and the terms upon which any such offer should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the capital securities may be converted;

•

whether we will issue the capital securities in registered form or bearer form or both and, if we are offering capital securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those capital securities in bearer form;

•	whether we will issue the capital securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

the terms on which holders of the capital securities may convert or exchange them into or for one or more securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, any of the foregoing; the terms on which conversion or exchange may occur, including whether exchange is mandatory, at the option of the holder or at our option; the period during which exchange may occur; the initial exchange price or rate; and the circumstances or manner in which the amount of securities or other property, or any combination thereof, deliverable upon exchange, or the cash value thereof, may be adjusted;

•

information as to the methods for determining the amount of principal, premium, if any, and/or interest payable on any date and/or currencies, commodities or securities of ours or entities that are or are not affiliated with us, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, goods or any other property, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, to which the amount payable on that date is linked;

•	the identity of any agents for the capital securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the capital securities on any securities exchange;

•	whether the capital securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the capital securities and any terms required by or advisable under applicable laws or regulations.

The prospectus supplement relating to any series of capital securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, certain German income tax consequences, certain income tax consequences due to the jurisdiction of any relevant issuing branch and certain considerations under ERISA, in each case in relation to an investment in the securities.

Registration and Transfer of Capital Securities

Holders may present capital securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the capital securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the capital securities indenture or the supplemental indenture thereto or issuer order under which that series of capital securities is issued.

Holders may transfer capital securities in bearer form and/or the related coupons, if any, by delivery to the transferee.

If any of the capital securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in the capital securities indenture or other provisions designed to protect holders of the capital securities against a reduction in the creditworthiness of Deutsche Bank AG that would afford holders of capital securities additional protection in the event of a recapitalization transaction, a change of control of us, a merger or consolidation, a sale, lease or conveyance of all or substantially all of our assets or a highly leveraged transaction or any other transaction that might adversely affect holders of the capital securities.

It may be that Deutsche Bank AG will depend increasingly upon the earnings and cash flow of its subsidiaries to meet its obligations under the capital securities. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Deutsche Bank AG’s right to receive payment from the assets of that subsidiary, holders of capital securities will be effectively subordinated to creditors of Deutsche Bank AG’s subsidiaries. In addition, there are various regulatory requirements applicable to some of Deutsche Bank AG’s subsidiaries that limit their ability to pay dividends and make loans and advances to Deutsche Bank AG.

Subordination of Capital Securities

The discussion of subordination in this section applies to each of our capital securities, directly or through one of its branches, issued under the capital securities indenture.

The capital securities will constitute our unsecured and subordinated obligations, ranking pari passu among themselves. Our payment obligations under the capital securities will rank pari passu with the claims against us under the support undertakings, subordinated guarantees and issuances listed in the applicable prospectus supplement.

The capital securities indenture provides that:

•

in the event of our dissolution, liquidation, insolvency, composition or other proceedings for the avoidance of insolvency of, or against, us, the obligations under the capital securities will be fully subordinated to (i) the claims of our unsubordinated creditors, (ii) the claims under our tier 2 instruments (within the meaning of the CRR), and (iii) the claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute (Insolvenzordnung), so that in any such event no amounts will be payable in respect of the capital securities until (i) the claims of such of our unsubordinated creditors, (ii) the claims of under such tier 2 instruments and (iii) such claims specified in Section 39 (1) nos. 1 to 5 of the German Insolvency Statute have been satisfied in full;

•	the claims of a holder of capital securities may not be set off against any of our claims;

•

no security or guarantee of whatever kind is, or will at any time be, provided by us or any other person securing the rights of holders of capital securities under any series of the capital securities;

•

no subsequent agreement may limit the subordination provisions applicable to any series of capital securities or shorten the term of any series of capital securities other than pursuant to the terms thereof or any applicable notice period; and

•

any redemption of capital securities of any series (other than at their final maturity, if any capital security by its terms provides for a final maturity) will be subject to receipt by the Bank of prior written approval of the competent authority that has assumed the relevant supervisory functions previously performed by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) as of the date of the base capital securities indenture (the “Relevant Regulator”), if then required under applicable law, the regulations, requirements, guidelines and policies relating to capital adequacy adopted by bodies of the European Union or Germany or any other competent authority then in effect in Germany and applicable to us, other regulations or policies of the Relevant Regulator.

If we fail to make payment of principal of, interest on, or other amounts owing under any series of capital securities at such time as such payment is requested to be made pursuant to the terms of such series of capital securities, which we refer to as a “Non-Payment Event,” and such Non-Payment Event is continuing, the trustee and the holders of capital securities could take action against us, but they may not accelerate the maturity of the capital securities and would not receive any money until the claims of the senior indebtedness have been fully satisfied. Furthermore, if we become subject to German insolvency proceedings, the trustee and the holders of our capital securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

No Defaults or Events of Default

There are no defaults or events of default under the capital securities indenture with respect to any series of the capital securities.

No Acceleration of Capital Securities. The capital securities indenture provides that there is no right of acceleration in the case of any non-payment of principal of, interest on or other amounts owing under any series of capital securities or a failure by us to perform any other covenant under the capital securities or under the capital securities indenture. Under no circumstances may the holders or the trustee declare the principal amount of any series of the capital securities and interest accrued thereon to be due and payable.

No Negative Pledge. The capital securities indenture contains no restrictions preventing us from incurring additional debt or from securing any of our debt by a pledge, lien or other encumbrance on any of our assets.

Indemnification of Trustee for Actions Taken on Your Behalf. The capital securities indenture provides that the trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of capital securities issued under the capital securities indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the capital securities indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a Non-Payment Event, to be indemnified by the holders of capital securities issued under the capital securities indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding capital securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder. The capital securities indenture provides that no individual holder of capital securities may institute any action against us under the capital securities indenture, except (to the extent required by the Trust Indenture Act and subject to the subordination and other provisions of any capital securities) actions to receive payment of the principal of and interest on capital securities on or after the respective due dates expressly provided for pursuant to the terms of such capital securities, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing Non-Payment Event;

•

the holders of not less than a majority in aggregate principal amount of the outstanding capital securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in aggregate principal amount of the outstanding capital securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

As may be further specified in the terms of the particular series of capital securities, distributions on capital securities may be paid only out of certain distributable items, and we may retain full discretion at all times to cancel distributions on capital securities qualifying as additional tier 1 capital for an unlimited period and on a non-cumulative basis, in particular if ordered by our competent authority to not make any such distributions. In addition, depending on the terms of the series of capital securities, the principal of a capital security may be written down automatically or, by order of a competent authority, the capital securities may be converted, if a minimum regulatory capital threshold is triggered. In such cases, a holder of the capital securities would not be able to bring an action. Additionally, the provisions governing the capital securities will not give the holder the right to accelerate future scheduled payments of interest or principal.

The capital securities indenture contains a covenant that we will file annually with the trustee a certificate of no non-compliance in the performance of any covenants or conditions contained in the capital securities indenture, or a certificate specifying any non-compliance that exists.

Discharge

We may discharge all of our obligations under the capital securities indenture, other than as to transfers and exchanges, after we have:

•	paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding capital securities issued thereunder in accordance with their terms; or

•	delivered to the trustee for cancellation all of the outstanding capital securities issued thereunder.

Modification of the Capital Securities Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of capital securities issued under the indentures to:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of capital securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	to give effect to any variation to the terms of the capital securities as a result of any exercise of any Resolution Measure;

•	establish the forms or terms of capital securities of any series; or

•	evidence the acceptance of appointment by a successor trustee.

Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding capital security without the consent of each holder that would be affected by such change:

•	if any capital security by its terms provides for a final maturity, change the final maturity thereof;

•	reduce the principal amount of such capital security in any manner not permitted pursuant to the terms of such capital security;

•	reduce the rate or change the time of payment of interest of such capital security in any manner not permitted pursuant to the terms of such capital security;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•

alter the terms on which holders of the capital securities may convert or exchange capital securities for other securities of the Bank or of other entities or for other property or the cash value of thereof, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the capital securities;

•	alter certain provisions of the capital securities indenture relating to capital securities not denominated in U.S. dollars;

•	modify the provisions of the capital securities indenture with respect to the subordination of the capital securities in a manner adverse to the holders;

•	reduce the percentage of capital securities the consent of whose holders is required for modification of the capital securities indenture; or

•

to the extent required by the Trust Indenture Act and subject to the subordination and other provisions of any capital securities, impair the right of any holder to institute actions to receive payment of the principal of and interest on capital securities on or after the respective due dates expressly provided for pursuant to the terms of such capital securities.

Modification with Consent of Holders of a Majority. We and the trustee may make any other change to the capital securities indenture and to the rights of the holders of the capital securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding capital securities issued thereunder, voting as one class.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

Governing Law

The capital securities and the capital securities indenture will be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions thereof, which will be governed by German law.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that may be offered pursuant to this prospectus by Deutsche Bank AG, directly or through one of its branches. The specific terms of the offered debt securities, and the extent to which the general terms described in this section apply to debt securities, will be described in one or more related prospectus supplements at the time of the offer.

General

As used in this prospectus, “debt securities” means the senior and subordinated debentures, notes, bonds and other evidences of indebtedness that Deutsche Bank AG issues, directly or through one of its branches, and in each case, the trustee authenticates and delivers under the applicable indenture.

The senior debt securities (and, in the case of senior debt securities in bearer form, any coupons to these securities) will be our direct, unconditional, unsecured and unsubordinated obligations and will rank equally and pari passu with the claims of all our other unsecured and unsubordinated creditors, subject to any statutory priority regime of the jurisdiction of our incorporation (or, in the case of senior debt securities issued by Deutsche Bank AG through a branch, of the jurisdiction where the branch is established) that provides certain claims will be satisfied first in a resolution or German insolvency proceeding with respect to the issuer. For example, the German law on the mechanism for the resolution of banks of November 2, 2015 (Abwicklungsmechanismusgesetz, or the “Resolution Mechanism Act”) provides that in a German insolvency proceeding of the issuer, certain specifically defined senior unsecured debt instruments (such as some of the senior securities described in this prospectus) would rank junior to, without constituting subordinated debt, all other senior unsecured obligations of the issuer, and be satisfied only if all such other senior unsecured obligations of the issuer have been paid in full. This prioritization would also be given effect if Resolution Measures are imposed on the issuer, so that obligations that rank junior in insolvency as described above would be written down or converted into common equity tier 1 instruments before any other senior unsecured obligations of the issuer are written down or converted. Debt instruments that rank junior to other senior unsecured obligations according to the Resolution Mechanism Act comprise bearer bonds, negotiable registered bonds and similar instruments which by their nature are tradable on the capital markets, as well as promissory notes and non-negotiable registered bonds which do not qualify as deposits, unless they are expressly exempted. A large portion of our liabilities consist of senior unsecured obligations that fall outside this statutory definition or are expressly exempted. Among those unsecured unsubordinated obligations that are expressly exempted are money market instruments and senior unsecured debt instruments whose terms provide that (i) the repayment or the amount of the repayment depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured debt instruments are issued or is settled in a way other than by monetary payment or (ii) the payment of interest or the amount of the interest payments depends on the occurrence or non-occurrence of an event which is uncertain at the point in time when the senior unsecured debt instruments are issued unless the payment of interest or the amount of the interest payments solely depends on a fixed or floating reference interest rate and is settled by monetary payment.

This order of priority introduced by the Resolution Mechanism Act would apply in German insolvency proceedings instituted on or after January 1, 2017 with effect for debt instruments of the issuer outstanding at this time. In a German insolvency proceeding or in the event of Resolution Measures with respect to the issuer, the competent regulatory authority or court would determine which of our senior debt securities issued under this prospectus have the terms described in clauses (i) or (ii) above, referred to herein as the “Structured Debt Securities,” and which do not, referred to herein as the “Non-Structured Debt Securities.” The relevant pricing supplement for each issuance will indicate whether we expect such issuance to be classified as Structured Debt Securities or Non-Structured Debt Securities, but the competent regulatory authority or court may classify such senior debt securities differently. In a German insolvency proceeding or in the event of Resolution Measures with respect to the issuer, the Structured Debt Securities are expected to be among the unsecured unsubordinated obligations that would bear losses after the Non-Structured Debt Securities. The order of priority introduced by the Resolution Mechanism Act could lead to increased losses for the holders of Non-Structured Debt Securities if insolvency proceedings were initiated or Resolution Measures imposed on the issuer.

By acquiring any senior debt securities issued on or after January 1, 2015, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure or increased losses incurred based on the new order of priority introduced by the Resolution Mechanism Act. In addition, by your acquisition of senior debt securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the senior debt securities and the paying agent, the registrar and the issuing agent (which we refer to as the “senior note agents” herein) for, agree not to initiate a suit against such trustee or the senior note agents in respect of, and agree that such trustee and the senior note agents will not be liable for, any action that such trustee or the senior note agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the senior debt securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

For each of our future issuances of subordinated debt securities, we intend to amend the subordinated indenture (via the relevant supplemental subordinated indenture or otherwise) to state that the subordinated debt securities (and, in the case of subordinated debt securities in bearer form, any coupons to these securities) will be our direct, unconditional, unsecured and subordinated obligations and will be subordinate to the claims of our unsubordinated creditors and will rank at least on parity with the claims of the holders of all our other subordinated indebtedness, except as otherwise provided by applicable law or the terms of any such other indebtedness, and in particular, they will rank in priority to the claims of the holders of any of our subordinated indebtedness that by its express terms is stated to rank junior to the subordinated debt securities. Unless otherwise specified in the relevant pricing supplement, by acquiring any subordinated debt securities, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure. In addition, by your acquisition of subordinated debt securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the subordinated debt securities and the paying agent, the transfer agent and the registrar and authenticating agent (which we refer to as the “subordinated note agents” herein) for, agree not to initiate a suit against such trustee or the subordinated note agents in respect of, and agree that such trustee and the subordinated note agents will not be liable for, any action that such trustee or the subordinated note agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the subordinated debt securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

We may issue debt securities through our head office or through one of our branches. Deutsche Bank AG as a whole is responsible for the obligations of its branches. Where, however, Deutsche Bank AG is delayed in performing or is unable, whether in whole or in part, to perform the obligations of the branch that issued any debt securities through such branch due to any law, requirement or any other act of state or of any authority in the jurisdiction of such branch, investors may be unable to seek performance of such obligations through any of Deutsche Bank’s other branches or offices (including its head office).

The Indentures

We may issue senior debt securities and/or subordinated debt securities, directly or through one of our branches. The senior debt securities offered pursuant to this prospectus will be issued in one or more series under, and will be governed by, the senior indenture dated November 22, 2006 among us, as issuer, Law Debenture Trust Company of New York, 400 Madison Avenue, 4th Floor, New York, New York 10017, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar, as supplemented by the first supplemental senior indenture dated as of March 7, 2014, the second supplemental senior indenture dated as of January 1, 2015, the third supplemental senior indenture dated as of January 1, 2016, the fourth supplemental senior indenture dated as of March 15, 2016 and as may be further amended and supplemented from time to time. The subordinated debt securities offered pursuant to this prospectus will be issued in one or more series under, and will be governed by, a subordinated indenture dated May 21, 2013 among us, as issuer, Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, transfer agent and registrar and authenticating agent and the supplements thereto.

Each of the senior indenture and the subordinated indenture will be qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under the senior indenture and under the subordinated indenture, upon a default in any series of debt securities issued under either indenture, the trustee may be deemed to have a conflicting interest and may be required to resign and a successor trustee will be appointed.

In this section, we refer to each of the trustees under the senior indenture and the subordinated indenture, including any successor trustee, as the “trustee” with respect to that indenture and the debt securities issued under it. In this section, we refer to each of the senior indenture and the subordinated indenture, in each case as it may be supplemented from time to time, as an “indenture” and collectively as the “indentures.”

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries and are qualified in their entirety by the applicable indenture. The terms of each indenture will include both those stated in that indenture and those made part of that indenture by the Trust Indenture Act. The senior indenture and the subordinated indenture are included as exhibits to the registration statement of which this prospectus forms a part, and you should read the applicable indenture for provisions that may be important to you.

We May Issue Different Series of Debt Securities

Neither indenture limits the amount of debt that may be issued. We may issue debt securities from time to time in one or more distinct series, at a price of 100% of their principal amount or at a premium or a discount. This section summarizes terms of the debt securities that apply generally to all series. The provisions of each of the indentures allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. The debt securities will not be secured by any property or assets of Deutsche Bank AG. We will describe many of the specific terms of the applicable series in the applicable prospectus supplement.

Qualification of Subordinated Debt Securities as Regulatory Capital

We may issue subordinated debt securities that have terms that enable them to qualify as our tier 2 capital, as defined and provided for in the bank regulatory capital provisions to which we are subject. We will include in prospectus supplements descriptions of the terms of any subordinated debt securities that we intend to qualify for inclusion in our regulatory capital.

Payments on the Debt Securities

Denomination and Currency. The debt securities may be denominated and payable in U.S. dollars or other currencies.

Fixed Rate and Floating Rate Debt Securities. Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Linked or Exchangeable Debt Securities. We may issue debt securities from time to time with the principal amount and/or interest payable on any relevant payment date to be determined by reference to the performance, level or value of one or more of the following: other securities issued by us, securities of any entity affiliated or unaffiliated with us, indices, currencies, commodities, interest rates, intangibles, articles, goods or any other property, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items. Holders of these types of debt securities will receive payments of principal and/or interest (if any) that are determined by reference to the applicable underlying instrument or measurement. Such debt securities may provide either for cash settlement or for physical settlement by delivery of the applicable underlying property or other property of the type listed above. Such debt securities may also provide that the form of settlement may be determined at our option or at your option.

We may issue debt securities that are exchangeable, either mandatorily or at our or the holder’s option, into securities of ours or entities that are or are not affiliated with us, a basket or baskets of those securities, other property, or any combination of, or the cash value of, such securities or other property.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	whether the debt securities will be issued by Deutsche Bank AG, directly or through one of its branches;

•	the specific designation;

•	whether the debt securities are senior or subordinated;

•

whether we expect the senior debt securities to be classified as Structured Debt Securities or Non-Structured Debt Securities in a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the issuer;

•

the ranking of the subordinated debt securities relative to our other outstanding securities, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	whether the debt securities qualify for regulatory capital treatment and if so, the category of capital for which they qualify;

•	the aggregate principal amount, purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	the date of maturity (and any provisions relating to extending or shortening the maturity date);

•	the interest rate or rates or the method by which the calculation agent (identified in the prospectus supplement) will determine the interest rate or rates, if any;

•	the date from which interest accrues and the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium, if any, and/or interest, if any, on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of maturity thereof;

•

whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in global (i.e., book-entry) or definitive (i.e., certificated) form and under what terms and conditions;

•

whether the securities are convertible or exchangeable securities and the terms on which holders of the debt securities may exchange them into or for one or more securities of ours or other entities or other property, or the cash value thereof, and the specific terms of and period in which such conversion or exchange may be made;

•

if the amount of principal, premium, if any, and/or interest payable on any date may be determined with respect to any currencies, commodities or securities of us or other entities, the basket or baskets of those currencies, commodities or securities, or the index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, goods or any other property, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, the manner in which such amounts will be determined;

•	the identity of any agents for the debt securities, including the trustee, depositaries, authenticating or paying agents, transfer agents, registrars, determination or other agents;

•	the proposed listing, if any, of the debt securities on any securities exchange;

•	whether the debt securities are to be sold separately or with other securities as part of units; and

•	any other specific terms of the debt securities and any terms required by or advisable under applicable laws or regulations.

The prospectus supplement relating to any series of debt securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations, certain German income tax consequences, certain income tax consequences due to the jurisdiction of any relevant issuing branch and certain considerations under ERISA, in each case in relation to an investment in the securities.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange and transfer (except bearer securities) in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the applicable indenture or the supplemental indenture thereto or issuer order under which that series of debt securities is issued.

Holders may transfer debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee.

If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

Impact of Significant Corporate Actions and Other Developments

Under German law, a surviving corporation in a merger or consolidation generally assumes the obligations of its predecessors. There are, however, no covenants in either of the indentures or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of Deutsche Bank AG that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us, a merger or consolidation, a sale, lease or conveyance of all or substantially all of our assets or a highly leveraged transaction or any other transaction that might adversely affect holders of the debt securities.

It may be that Deutsche Bank AG will depend increasingly upon the earnings and cash flow of its subsidiaries to meet its obligations under the debt securities. Since the creditors of any of its subsidiaries would generally have a right to receive payment that is superior to Deutsche Bank AG’s right to receive payment from the assets of that subsidiary, holders of debt securities will be effectively subordinated to creditors of Deutsche Bank AG’s subsidiaries. In addition, there are various regulatory requirements applicable to some of Deutsche Bank AG’s subsidiaries that limit their ability to pay dividends and make loans and advances to Deutsche Bank AG.

Subordination of Debt Securities

The discussion of subordination in this section applies only to our subordinated debt securities, directly or through one of its branches, issued under the subordinated indenture.

When the term “senior indebtedness” is used in the context of the subordinated debt securities it means the claims of all of our unsubordinated creditors, including:

•	any money we have borrowed, including any senior debt securities issued under the senior indenture;

•	any money borrowed by someone else where we have assumed or guaranteed the obligations, directly or indirectly;

•	any letters of credit and acceptances made by banks on our behalf; and

•	indebtedness that we have incurred or assumed in connection with the acquisition of any property.

Senior indebtedness does not include any indebtedness that is expressed to be subordinate to or on parity with the subordinated debt securities.

The subordinated indenture provides that:

•

in the event of our dissolution or liquidation, or insolvency proceedings against us, the subordinated securities will be subordinated to the claims of all of our unsubordinated creditors so that in any such event no amounts will be payable under the subordinated debt securities until the claims of all of our unsubordinated creditors have been satisfied in full;

•	the claims of a holder of subordinated debt securities may not be set off against any of our claims;

•

no collateral of whatever kind is, or will at any time be, provided by us or any other person securing the rights of holders of subordinated debt securities arising under the subordinated debt securities, and any collateral that, notwithstanding the aforementioned, may have been provided in the past or will be provided in the future by us or any third party will not secure the claims arising from the subordinated debt securities;

•

no subsequent agreement may limit the subordination provisions applicable to any series of subordinated debt securities or amend the maturity date or redemption date of any subordinated debt securities to an earlier date or shorten any applicable notice period; and

•

any redemption of any series of subordinated debt securities prior to their stated maturity will be subject to receipt by the Bank of prior written approval of the competent authority that has assumed the relevant supervisory functions previously performed by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) as of the date of the base subordinated indenture, if then required under applicable law, capital adequacy guidelines, regulations or policies of such competent authority.

If we fail to make payment on the debt securities when due for reasons other than the subordination provisions preventing us from making such payment, we will be in default on our obligations under the subordinated indenture. In such case, the trustee and the holders of subordinated debt securities could take action against us, but they may not accelerate the maturity of the subordinated debt securities and would not receive any money until the claims of the senior indebtedness have been fully satisfied. Furthermore, if we become subject to German insolvency proceedings, the trustee and the holders of our subordinated debt securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

Events of Default

The senior indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The senior indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

In accordance with German law, there are no events of default (as defined below) under the subordinated indenture other than with respect to insolvency (as described below) and, if German insolvency proceedings are opened with respect to us, holders of our subordinated debt securities will have no right to file a claim against us unless the competent insolvency court allows the filing of subordinated claims.

An event of default is defined under the senior indenture, with respect to any series of debt securities issued under that indenture, as any one or more of the following events (each a “senior event of default”) having occurred and being continuing:

•	default is made in the payment of principal, interest or premium in respect of such series of debt securities for 30 days;

•

we fail to perform or observe any of our other obligations under the securities and such failure has continued for the period of 60 days following the service on us of notice by the trustee or holders of not less than 33 1/3% in aggregate principal amount of the debt securities of all series affected thereby requiring the same to be remedied, except that the failure to file with the trustee certain information required to be filed with the trustee pursuant to the Trust Indenture Act, will not constitute a senior event of default (although the trustee may bring suit to enforce such filing obligation); or

•	a court in Germany opens insolvency proceedings against us or we apply for or institute such proceedings or offer or make an arrangement for the benefit or our creditors generally.

Any additional or different senior events of default applicable to a particular series of debt securities issued under the senior indenture will be described in the prospectus supplement relating to such series.

An event of default is defined under the subordinated indenture, with respect to any series of debt securities issued under that indenture, as the opening of insolvency proceedings against us by a German court having jurisdiction over us (a “subordinated event of default”).

No Negative Pledge. Neither of the indentures contains any restrictions preventing us from incurring additional debt or from securing any of our debt by a pledge, lien or other encumbrance on any of our assets.

Acceleration of Senior Debt Securities Upon a Senior Event of Default.

The senior indenture provides that:

•

if a senior event of default due to the default in payment of principal, interest or premium in respect of any series of senior debt securities issued under the senior indenture, or due to the default in the performance or breach of any other covenant or warranty of the Bank applicable to less than all outstanding series of senior debt securities issued under the senior indenture occurs and is continuing, other than a covenant for which the senior indenture specifies that the violation thereof does not give a right to accelerate or declare due and payable any securities issued under the senior indenture, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of the outstanding senior debt securities of all affected series, voting as one class, by notice in writing to the Bank, may declare the principal of all senior debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

•

if a senior event of default due to a default in the performance of any other of the covenants or agreements in the senior indenture applicable to all outstanding debt securities issued under the senior indenture or due to the specified events of bankruptcy, insolvency or reorganization of the Bank, occurs and is continuing, other than a covenant for which the senior indenture specifies that the violation thereof does not give a right to accelerate or declare due and payable any securities issued under the senior indenture, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of all outstanding senior debt securities issued under the senior indenture, voting as one class, by notice in writing to the Bank, may declare the principal of all senior debt securities and interest accrued thereon to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults. In some circumstances, if any and all senior events of default under the senior indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding senior debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities.

Acceleration of Subordinated Debt Securities Upon Subordinated Event of Default. The subordinated indenture provides if a subordinated event of default occurs or is continuing, either the trustee or the holders of not less than 33 1/3% in aggregate principal amount of all outstanding subordinated debt securities issued under the subordinated indenture, voting as one class, by notice in writing to the Bank, may declare the principal of all subordinated debt securities and interest accrued thereon to be due and payable immediately.

No Acceleration of Subordinated Debt Securities Upon Other Defaults. The subordinated indenture provides that there is no right of acceleration in the case of a default in the payment of principal of, interest on, or other amounts owing under any series of subordinated debt securities or a default in the performance of any of our other covenants under the subordinated debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf. Each of the indentures provides that the trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, each of the indentures contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of debt securities issued under that indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder. Each of the indentures provides that no individual holder of debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest at maturity or upon acceleration unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•

the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Depending on the type of regulatory capital for which the subordinated debt securities in question qualify, distributions on such instruments may be paid only out of distributable items, and we may retain full discretion at all times to cancel distributions on instruments qualifying as additional tier 1 capital for an unlimited period and on a non-cumulative basis, in particular if ordered by our competent authority to not make any such distributions. In addition, depending on the terms of the instrument, the principal of a subordinated debt security may be written down automatically or, by order of a competent authority, such instrument may be converted, if a minimum regulatory capital threshold is triggered. In such cases, a holder of a subordinated debt security would not be able to bring an action. Additionally, the provisions governing the subordinated debt security will not give the holder the right to accelerate future scheduled payments of interest or principal, other than in the insolvency of the institution.

Each of the indentures contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge and Defeasance

We have the ability to eliminate most or all of our obligations on any series of senior debt securities prior to maturity if we comply with the following provisions.

Due to the limitations placed on repayments (including through discharge and defeasance) of subordinated debt securities which otherwise would qualify for regulatory capital treatment, only certain provisions on discharge and none of the provisions on defeasance will be applicable to subordinated debt securities that qualify for regulatory capital treatment.

Discharge of Indenture. We may discharge all of our obligations, other than as to transfers and exchanges, after we have:

•

under the senior indenture or the subordinated indenture, paid or caused to be paid the principal of and any interest or premium, if any, on all of the outstanding debt securities issued thereunder in accordance with their terms;

•	under the senior indenture or the subordinated indenture, delivered to the trustee for cancellation all of the outstanding debt securities issued thereunder; or

•

under the senior indenture only, if in the case of any series of debt securities on which the exact amount (including the currency of payment) of principal and any interest or premium, if any, due can be determined at the time of making the deposit referred to below, and which shall have become due or payable, or are by their terms to become due and payable or are scheduled for redemption, within one year, we have irrevocably deposited with the trustee, cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations, in trust for the benefit of the holders of securities of such series, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and any interest or premium, if any, on, and any mandatory sinking fund payments for, those securities.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of senior debt securities at any time, which we refer to as “defeasance.”

Defeasance may be effected only if, among other things:

•

we irrevocably deposit with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, in trust for the benefit of the holders of securities of such series, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and any interest or premium, if any, on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	we deliver to the trustee an opinion of counsel to the effect that:

•	the holders of the series of debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance; and

•	the defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of principal and interest payments on the series of debt securities being defeased.

This opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of this prospectus.

Modification of an Indenture

Modification without Consent of Holders. We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the indentures to:

•	with respect to the senior indenture only, convey, transfer, assign, mortgage or pledge to the trustee as security for the senior debt securities of one or more series any property or assets;

•

with respect to the senior indenture only, to give effect to any amendment, modification or variation to the terms and conditions of the senior debt securities as a result of any exercise of any Resolution Measure;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency or manifest error;

•	establish the forms or terms of debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee.

For each of our future issuances of subordinated debt securities, we and the trustee intend to amend the subordinated indenture (via the relevant supplemental subordinated indenture or otherwise) to permit us to enter into supplemental indentures without the consent of the holder of subordinated debt securities issued under the subordinated indenture to give effect to any variation to the terms of the subordinated debt securities as a result of any exercise of any Resolution Measure.

Modification Requiring Consent of Each Holder. We and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by such change:

•	change the final maturity of such security;

•	reduce the principal amount;

•	reduce the rate or change the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•

alter the terms on which holders of the debt securities may convert or exchange debt securities for other securities of the Bank or of other entities or for other property or the cash value of thereof, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	alter certain provisions of the applicable indenture relating to debt securities not denominated in U.S. dollars;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the applicable indenture.

The subordinated indenture also provides that any change affecting the ranking of a subordinated debt security in a manner adverse to the holders thereof may not be made without the consent of each holder thereof.

Modification with Consent of Holders of a Majority. We and the trustee may make any other change to either of the indentures and to the rights of the holders of the debt securities issued thereunder, if we obtain the consent of the holders of not less than a majority in aggregate principal amount of all affected series of outstanding debt securities issued thereunder, voting as one class.

Concerning Our Relationship with the Trustee

We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee and affiliates of the trustee.

Governing Law

The senior debt securities and the related indentures will be governed by and construed in accordance with the laws of the State of New York, except as may be otherwise required by mandatory provisions of law. The subordinated debt securities and the related indentures will be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions thereof, which will be governed by German law.

DESCRIPTION OF WARRANTS

We may offer warrants separately or together with one or more additional warrants, ordinary shares, tradable subscription rights to subscribe for our ordinary shares, purchase contracts, capital securities and debt securities issued by us or debt obligations or other securities of an entity affiliated or not affiliated with us or any combination of those securities in the form of units, as described in the applicable prospectus supplement. The warrants offered pursuant to this prospectus will be issued pursuant to the warrant agreement dated November 15, 2007 between us and Deutsche Bank Trust Company Americas as warrant agent, as amended by the first amendment to the warrant agreement dated as of January 1, 2015, the second amendment to the warrant agreement dated as of January 1, 2016 and as may be further amended and supplemented from time to time. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Warrants to purchase or sell securities of entities not affiliated with us issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

We may issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

We refer to the items described above as “warrant property.” We may satisfy our obligations, if any, with respect to any warrants by delivering the warrant property, the cash value of the warrant property or the cash value of the warrants determined by reference to the performance, level or value of the warrant property, all as described in the applicable prospectus supplement.

The warrants are our unsecured contractual obligations and will rank equally and pari passu with our other unsecured contractual obligations and with our unsecured and unsubordinated debt obligations, subject to any statutory priority regime of the jurisdiction of our incorporation (or, in the case of warrants issued by Deutsche Bank AG through a branch, of the jurisdiction where the branch is established) that provides certain claims will be satisfied first in a resolution or German insolvency proceeding with respect to the issuer. In connection with the application of the order of priority introduced by the Resolution Mechanism Act, in a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the issuer, the warrants are expected to be among the unsecured unsubordinated obligations that would bear losses after the Non-Structured Debt Securities (as defined under “Description of Debt Securities” above).

Unless otherwise specified in the relevant pricing supplement, by acquiring any warrants issued on or after January 1, 2015, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority. As a result, you would have no claim or other right against us arising out of any Resolution Measure. In addition, by your acquisition of the warrants, you waive, to the fullest extent permitted by applicable law, any and all claims against the warrant agent for, agree not to initiate a suit against the warrant agent in respect of, and agree that the warrant agent will not be liable for, any action that the warrant agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the warrants. Accordingly, you may have limited or circumscribed rights to challenge any decision of the competent resolution authority to impose any Resolution Measure. For more information, please see the sections “Resolution Measures” and “Risk Factors” in this prospectus.

We may issue warrants through our head office or through one of our branches. Deutsche Bank AG as a whole is responsible for the obligations of its branches. Where, however, Deutsche Bank AG is delayed in performing or is unable, whether in whole or in part, to perform the obligations of the branch that issued any warrants through such branch due to any law, requirement or any other act of state or of any authority in the jurisdiction of such branch, investors may be unable to seek performance of such obligations through any of Deutsche Bank’s other branches or offices (including its head office).

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered warrants:

•	the specific designation;

•	the aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	whether we will issue the warrants in registered form or bearer form or both;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

whether the warrants are put warrants, call warrants or spread warrants (entitling the holder to receive a cash value to be determined by reference to the amount, if any, by which a specified reference value of the warrant property at the time of exercise exceeds a specified base value of the warrant property), whether you or we will have the right to exercise the warrants and any conditions or restrictions on the exercise of the warrants;

•	the specific warrant property or cash value, and the amount or the method for determining the amount of the warrant property or cash value, deliverable upon exercise of each warrant;

•	the price at which and the currency with which the underlying securities, currencies or commodities may be purchased or sold upon the exercise of each warrant, or the method of determining that price;

•	whether the warrant must be exercised by the payment of the exercise price in cash, on a cashless basis or by the delivery of any other security;

•	whether the exercise of the warrants is to be settled in cash or by delivery of the underlying securities, commodities, or both;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination or other agents;

•

certain U.S. federal income tax considerations, certain German income tax consequences and certain income tax consequences due to the jurisdiction of any relevant issuing branch, in each case in relation to an investment in the warrants;

•	the proposed listing, if any, of the warrants or any securities that may be acquired upon exercise of the warrants on any securities exchange;

•	whether the warrants are to be sold separately or with other securities as part of units; and

•	any additional terms of the agreement governing the warrants and any terms required by or advisable under applicable laws or regulations.

Governing Law

The warrants will be governed by, and construed in accordance with, the laws of the State of New York, excluding choice of law provisions.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts (including purchase contracts issued as part of a unit with one or more warrants, capital securities or debt securities issued by us or debt obligations or other securities of an entity affiliated or not affiliated with us) to purchase or sell, or whose redemption value is determined by reference to the performance, level or value of one or more of the following: securities issued by us or by an entity affiliated or not affiliated with us, indices, currencies, commodities, interest rates, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances and/or a basket or baskets of any of these items.

We refer to the property described above as “purchase contract property.”

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices (which may be based on a formula), all as described in the applicable prospectus supplement. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the purchase contract property, the cash value of such purchase contract property or the cash value of the purchase contract (which may be based on a formula or determined by reference to the performance, level or value of the purchase contract property), or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell the purchase contract property, any acceleration, cancellation or termination provisions, the identity of any purchase contract agent, other provisions relating to the settlement of a purchase contract or any other terms of the purchase contracts. The applicable prospectus supplement will also specify, if applicable, certain U.S. federal income tax considerations, certain German income tax consequences and certain income tax consequences due to the jurisdiction of any relevant issuing branch, in each case in relation to an investment in the purchase contracts.

Any provisions relating to the acknowledgment and acceptance of the effects of the imposition of any Resolution Measure on purchase contracts will be set out in the applicable prospectus supplement we will file in connection with such issuance.

Prepaid Purchase Contracts

Purchase contracts may require holders to satisfy their obligations under the purchase contracts at the time they are issued. We refer to these purchase contracts as “prepaid purchase contracts.” In certain circumstances, our obligation to settle prepaid purchase contracts on the relevant settlement date may be governed by the senior indenture and accordingly will rank on parity with all of our other unsecured and unsubordinated debt.

Purchase Contracts Issued as Part of Units

Purchase contracts issued as part of a unit will be governed by the terms and provisions of a unit agreement, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us. The applicable prospectus supplement will also describe, if applicable:

•

the designation and the terms of the units and of any combination of ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us constituting the units, including whether and under what circumstances the ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us may be traded separately;

•	any additional terms of the agreement governing the units;

•

any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the ordinary shares, tradable subscription rights to subscribe for ordinary shares, warrants, purchase contracts, capital securities, debt securities issued by us and debt obligations or other securities of an entity affiliated or not affiliated with us constituting the units; and

•

certain U.S. federal income tax considerations, certain German income tax consequences and certain income tax consequences due to the jurisdiction of any relevant issuing branch, in each case in relation to an investment in the units.

The terms and conditions described under “Description of Ordinary Shares,” “Description of Tradable Subscription Rights to Subscribe for Ordinary Shares,” “Description of the Capital Securities,” “Description of Debt Securities,” “Description of Warrants” and “Description of Purchase Contracts” will apply to each unit and to any ordinary shares, tradable subscription rights to subscribe for ordinary shares, capital securities, debt securities, warrants and purchase contracts issued by us included in each unit, unless otherwise specified in the applicable prospectus supplement.

Any provisions relating to the acknowledgment and acceptance of the effects of the imposition of any Resolution Measure on units will be set out in the applicable prospectus supplement we will file in connection with such issuance.

RESOLUTION MEASURES

References to “you” in this “Resolution Measures” section means the holders of the capital securities, debt securities or warrants as the case may be (including the beneficial owners). “Beneficial owner” means (i) if any capital securities, debt securities or warrants are in global form, the beneficial owners of such securities (and any interest therein) and (ii) if any capital securities, debt securities or warrants are in definitive form, the holders in whose name such securities are registered in the security or warrant register, as applicable, and any beneficial owners holding an interest in such securities in definitive form.

Under the relevant resolution laws and regulations as applicable to us from time to time, the capital securities, debt securities and warrants may be subject to the powers exercised by the competent resolution authority to:

•

write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount or, if applicable, claims for delivery of any property in respect of the capital securities, debt securities or warrants;

•

convert the capital securities, debt securities or warrants into ordinary shares of (i) the issuer or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier 1 capital; and/or

•

apply any other resolution measure, including, but not limited to, (i) any transfer of the capital securities, debt securities or warrants to another entity, (ii) the amendment, modification or variation of the terms and conditions of the capital securities, debt securities or warrants or (iii) the cancellation of the capital securities, debt securities or warrants.

We refer to each of these measures as a “Resolution Measure.” When we refer to a “group entity,” we mean an entity that is included in the corporate group subject to a Resolution Measure, and when we refer to a “bridge bank,” we mean a newly chartered German bank that would receive some or all of our assets, liabilities and material contracts, including those attributable to our branches and subsidiaries, in the event of the imposition of Resolution Measures. Resolution Measures include, among others, the measures generally referred to within the meaning of the “bail-in tool” under the Bank Recovery and Resolution Directive.

In connection with the application of the order of priority introduced by the Resolution Mechanism Act, the competent regulatory authority or court would determine which of our senior debt securities described in this prospectus are Structured Debt Securities and which are Non-Structured Debt Securities. In a German insolvency proceeding or in the event of the imposition of Resolution Measures with respect to the issuer, the Structured Debt Securities and the warrants are expected to be among the unsecured unsubordinated obligations that would bear losses after the Non-Structured Debt Securities. For more information on the Resolution Mechanism Act, please see “Description of Debt Securities” above.

For the avoidance of doubt, any non-payment or, if applicable, non-delivery by us arising out of any such Resolution Measure will not constitute a failure by us under the terms of the capital securities, debt securities or warrants, or under the capital securities indenture, the senior indenture, the subordinated indenture or the warrant agreement, as applicable, to make a payment of principal of, interest on or other amounts owing, or deliverable, under the capital securities, debt securities or warrants.

Where applicable, we will include any further specific terms relating to the potential imposition of Resolution Measures with respect to future issuances of capital securities, debt securities and warrants in a prospectus supplement that we will file in connection with such issuance. The application of any Resolution Measure to purchase contracts and units will be described in the applicable prospectus supplement we will file in connection with such issuance.

With respect to the senior debt securities and the warrants only, the senior indenture and the warrant agreement were amended to reflect the terms relating to the potential imposition of a Resolution Measure with respect to the senior debt securities and warrants to be issued under those agreements on or after January 1, 2015. In particular, the second supplemental senior indenture and the first amendment to the warrant agreement, each dated January 1, 2015, provide that, unless otherwise specified, the holders of senior debt securities or warrants issued under the senior indenture or warrant agreement (as the case may be) on and after January 1, 2015 will be bound by and will be deemed to consent to the imposition of any Resolution Measure by the competent resolution authority. The third supplemental senior indenture and the second amendment to the warrant agreement, each dated January 1, 2016, amend and supplement the Resolution Measure provisions of the senior indenture and the warrant agreement, respectively, to implement the Resolution Mechanism Act and to revise the deemed agreement provisions as set forth below with respect to the debt securities and warrants issued on or after January 1, 2016 (unless otherwise specified in the relevant pricing supplement).

Deemed Agreement to Resolution Measures

By your acquisition of the capital securities, debt securities or warrants issued on or after January 1, 2016 (unless otherwise specified in the relevant pricing supplement), you will be deemed irrevocably to have agreed, and you will agree:

•

to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of the capital securities, debt securities or warrants to give effect to any Resolution Measure;

•	that you will have no claim or other right against us arising out of any Resolution Measure;

•

that, in the case of the capital securities, the imposition of any Resolution Measure will not constitute a default or an event of default (i) under the capital securities, (ii) under the capital securities indenture or (iii) for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act) and applicable law;

•

that, in the case of the debt securities, the imposition of any Resolution Measure will not constitute a default or an event of default (i) under the debt securities, (ii) under the relevant indenture or (iii) for the purpose of, but only to the fullest extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act) and applicable law; and

•	that, in the case of the warrants, the imposition of any Resolution Measure will not constitute a default (i) under the warrants or (ii) under the warrant agreement.

By your acquisition of the capital securities, debt securities or warrants, you will be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to the capital securities, debt securities or warrants, (ii) authorized, directed and requested The Depository Trust Company (the “Depositary”) and any direct participant in the Depositary or other intermediary through which you hold such capital securities, debt securities or warrants to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the capital securities, debt securities or warrants as it may be imposed, without any further action or direction on your part or on the part of the relevant trustee, the relevant agents or the warrant agent, as applicable, and (iii) acknowledged and accepted that the Resolution Measure provisions described in this “Resolution Measures” section are exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings between you and the issuer relating to the terms and conditions of the capital securities, debt securities or warrants.

For the avoidance of doubt, if you have purchased, or in the future purchase in any market-making transactions, any capital securities issued on November 21, 2014, any subordinated debt securities issued on April 1, 2015 or any senior debt securities or warrants issued on or after January 1, 2015 but prior to January 1, 2016 (including further issuances of senior debt securities with the same terms as senior debt securities originally issued on or after January 1, 2015 but prior to January 1, 2016), you will be deemed to have agreed instead to the provisions as set forth under “Resolution Measures — Deemed Agreement to Resolution Measures” on pages 49 and 50 of the prospectus dated July 31, 2015 (unless otherwise specified in the relevant pricing supplement).

Resolution Measures Applicable to the Capital Securities

For each of our future issuances of capital securities, we intend that the relevant supplemental capital securities indenture will include provisions relating to Resolution Measures as follows.

Unless otherwise specified in the relevant pricing supplement, by acquiring any capital securities, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority.

The terms and conditions of the capital securities will continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the capital securities, subject to any modification of the amount of interest payable to reflect the reduction of the principal amount, and any further variation of the terms of the capital securities that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in Germany.

No repayment of any then-current principal amount of the capital securities or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) will become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by us under the laws and regulations of Germany then applicable to us.

By your acquisition of capital securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the capital securities for, agree not to initiate a suit against that trustee in respect of, and agree that that trustee will not be liable for, any action that that trustee takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the capital securities.

Upon the imposition of a Resolution Measure by the competent resolution authority with respect to the capital securities, we will provide a written notice directly to the holders in accordance with the capital securities indenture as soon as practicable regarding such imposition of a Resolution Measure for purposes of notifying holders of such occurrence. We will also deliver a copy of such notice to the trustee for the capital securities and the paying agent for information purposes. Any delay or failure by us to give notice will not affect the validity and enforceability of any Resolution Measure nor the effects thereof on the capital securities.

If we have elected to redeem any capital securities, but prior to the payment of the redemption amount (i) the competent resolution authority has imposed a Resolution Measure with respect to the capital securities, or (ii) our common equity tier 1 capital ratio pursuant to Article 92(1)(a) CRR or any successor provision, determined on a consolidated basis, falls below 5.125 per cent., the relevant redemption notice will be automatically rescinded and will be of no force and effect, and no payment of the redemption amount will be due and payable.

Upon the imposition of any Resolution Measure by the competent resolution authority, the trustee for the capital securities will not be required to take any further directions from holders of the capital securities under Section 5.09 of the base capital securities indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the capital securities to direct certain actions relating to the capital securities, and if any such direction was previously given under Section 5.09 of the base capital securities indenture to the trustee by the holders, it will automatically cease to be effective, be null and void and have no further effect.

The capital securities indenture will impose no duties upon the trustee for the capital securities and the paying agent, calculation agent, transfer agent, registrar and authenticating agent (which we refer to as the “capital securities agents” herein) whatsoever with respect to the imposition of any Resolution Measure by the competent resolution. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by the competent resolution authority, the capital securities remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the capital securities), then the trustee’s and the paying agent’s duties under the capital securities indenture will remain applicable with respect to the capital securities following such completion to the extent that we, the trustee and the capital securities agents agree pursuant to a supplemental indenture, unless we, the trustee and the capital securities agents agree that a supplemental indenture is not necessary.

If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of capital securities, unless the trustee or the capital securities agents are otherwise instructed by us or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the capital securities pursuant to the Resolution Measure will be made on a substantially pro rata basis among the capital securities of any series.

Resolution Measures Applicable to the Subordinated Debt Securities

For each of our future issuances of subordinated debt securities, we intend that the relevant supplemental subordinated indenture will include provisions relating to Resolution Measures as follows.

Unless otherwise specified in the relevant pricing supplement, by acquiring any subordinated debt securities you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority.

The terms and conditions of the subordinated debt securities will continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the subordinated debt securities, subject to any modification of the amount of interest payable, if any, to reflect the reduction of the principal amount, and any further variation of the terms of the subordinated debt securities that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in Germany.

No repayment of any then-current principal amount of the subordinated debt securities or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) will become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by us under the laws and regulations of Germany then applicable to us.

By your acquisition of subordinated debt securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the subordinated debt securities and the subordinated note agents for, agree not to initiate a suit against that trustee or the subordinated note agents in respect of, and agree that that trustee and the subordinated note agents will not be liable for, any action that that trustee or the subordinated note agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the subordinated debt securities.

Upon the imposition of a Resolution Measure by the competent resolution authority with respect to the subordinated debt securities, we will provide a written notice directly to the holders in accordance with the subordinated indenture as soon as practicable regarding such imposition of a Resolution Measure by the competent resolution authority for purposes of notifying holders of such occurrence. We will also deliver a copy of such notice to the trustee for the subordinated debt securities and the subordinated note agents for information purposes, and that trustee and those subordinated note agents will be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by us to give notice will not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the subordinated debt securities.

If we have elected to redeem any subordinated notes, but prior to the payment of the redemption amount for the subordinated notes the competent resolution authority has imposed a Resolution Measure with respect to the subordinated debt securities, the relevant redemption notice, if any, will be automatically rescinded and will be of no force and effect, and no payment of the redemption amount will be due and payable.

Upon the imposition of any Resolution Measure by the competent resolution authority, the trustee for the subordinated debt securities will not be required to take any further directions from holders of the subordinated debt securities under Section 5.09 of the base subordinated indenture, which section authorizes holders of a majority in aggregate principal amount of the subordinated debt securities at the time outstanding to direct certain actions relating to the subordinated debt securities, and if any such direction was previously given under Section 5.09 of the base subordinated indenture to the trustee by the holders, it will automatically cease to be effective, be null and void and have no further effect.

The subordinated indenture will impose no duties, obligations or liabilities upon the trustee for the subordinated debt securities, the subordinated note agents or the calculation agent whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority and the trustee, the subordinated note agents and the calculation agent will be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by the competent resolution authority, the subordinated debt securities remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the subordinated debt securities), then the trustee’s and the subordinated note agents’ duties under the subordinated indenture will remain applicable with respect to the subordinated debt securities following such completion to the extent that we, the trustee and the subordinated note agents agree pursuant to a supplemental indenture, unless we, the trustee and the subordinated note agents agree that a supplemental indenture is not necessary.

If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of subordinated debt securities, unless the trustee or the subordinated note agents are otherwise instructed by us or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the subordinated debt securities pursuant to the Resolution Measure will be made on a substantially pro rata basis among the subordinated debt securities of any series.

Resolution Measures Applicable to the Senior Debt Securities

Unless otherwise specified in the relevant pricing supplement, by acquiring any senior debt securities issued on or after January 1, 2015, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority. If any senior debt securities provide for delivery of any property, any reference in the prospectus to payment by us under the senior debt securities will be deemed to include the delivery of such property.

The terms and conditions of the senior debt securities will continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the senior debt securities, subject to any modification of the amount of interest payable, if any, to reflect the reduction of the principal amount, and any further amendment, modification or variation of the terms and conditions of the senior debt securities that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in Germany.

No repayment of any then-current principal amount of the senior debt securities or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) will become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by us under the laws and regulations of Germany then applicable to us.

By your acquisition of senior debt securities, you waive, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the trustee for the senior debt securities and the senior note agents for, agree not to initiate a suit against such trustee or the senior note agents in respect of, and agree that such trustee and senior note agents will not be liable for, any action that such trustee or the senior note agents take, or abstain from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the senior debt securities.

Upon the imposition of a Resolution Measure by the competent resolution authority with respect to the senior debt securities, we will provide a written notice directly to the holders in accordance with the senior indenture as soon as practicable regarding such imposition of a Resolution Measure by the competent resolution authority for purposes of notifying holders of such occurrence. We will also deliver a copy of such notice to the trustee for the senior debt securities and the senior note agents for information purposes, and such trustee and the senior note agents will be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by us to give notice will not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the senior debt securities.

If any senior debt securities are called or being called for redemption by us, submitted or being submitted by you for repurchase by us pursuant to your option to require us to repurchase such senior debt securities, but prior to the payment of the redemption or repurchase amount the competent resolution authority has imposed a Resolution Measure with respect to the senior debt securities, the relevant redemption or repurchase notice, if any, will be automatically rescinded and will be of no force and effect, and no payment of the redemption or repurchase amount will be due and payable.

Upon the imposition of any Resolution Measure by the competent resolution authority, the trustee for the senior debt securities will not be required to take any further directions from holders of the senior debt securities under Section 5.09 of the senior indenture, which section authorizes holders of a majority in aggregate principal amount of the senior debt securities at the time outstanding to direct certain actions relating to the senior debt securities, and if any such direction was previously given under Section 5.09 of the senior indenture to the trustee by the holders, it will automatically cease to be effective, be null and void and have no further effect.

The senior indenture will impose no duties, obligations or liabilities upon the trustee for the senior debt securities or the senior note agents whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority and the trustee and the senior note agents will be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by the competent resolution authority, the senior debt securities remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the senior debt securities), then the trustee’s and the senior note agents’ duties under the senior indenture will remain applicable with respect to the senior debt securities following such completion to the extent that we, the trustee and the senior note agents agree pursuant to a supplemental indenture, unless we, the trustee and the senior note agents agree that a supplemental indenture is not necessary.

If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of senior debt securities, unless the trustee or the senior note agents are otherwise instructed by us or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the senior debt securities pursuant to the Resolution Measure will be made on a substantially pro rata basis among the senior debt securities of any series.

Resolution Measures Applicable to the Warrants

Unless otherwise specified in the relevant pricing supplement, by acquiring any warrants issued on or after January 1, 2015, you will be bound by and will be deemed irrevocably to consent to the imposition of any Resolution Measure by the competent resolution authority.

The terms and conditions of the warrants will continue to apply in relation to the residual notional amount of, or the amount due but unpaid in respect of, the warrants, subject to any modification of the amount payable, if any, to reflect the reduction of the notional amount or amount due but unpaid in respect of the warrants, and any further amendment, modification or variation of the terms and conditions of the warrants that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in Germany.

No payment of any amount (or delivery of any property, if applicable) in respect of the warrants (to the extent of the portion thereof affected by the imposition of a Resolution Measure) will become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such payment or delivery would be permitted to be made by us under the laws and regulations of Germany then applicable to us.

By your acquisition of the warrants, you waive, to the fullest extent permitted by applicable law, any and all claims against the warrant agent for, agree not to initiate a suit against the warrant agent in respect of, and agree that the warrant agent will not be liable for, any action that the warrant agent takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the warrants.

Upon the imposition of a Resolution Measure by the competent resolution authority with respect to the warrants, we will provide a written notice directly to the holders in accordance with the warrant agreement as soon as practicable regarding such imposition of a Resolution Measure by the competent resolution authority for purposes of notifying holders of such occurrence. We will also deliver a copy of such notice to the warrant agent for information purposes, and the warrant agent will be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by us to give notice will not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the warrants.

If you have elected to exercise any warrants, but prior to the payment or delivery of the cash settlement amount or warrant property for the warrants the competent resolution authority has imposed a Resolution Measure with respect to the warrants, the exercise notice will be automatically rescinded and will be of no force and effect, and no payment or delivery of the cash settlement amount or warrant property for the warrants will be due and payable or deliverable.

The warrant agreement will impose no duties, obligations or liabilities upon the warrant agent whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority and the warrant agent will be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following the completion of the imposition of a Resolution Measure by the competent resolution authority, the warrants remain outstanding, then the warrant agent’s duties under the warrant agreement will remain applicable with respect to the warrants following such completion to the extent that we and the warrant agent agree pursuant to an amendment to the warrant agreement, unless we and the warrant agent agree that an amendment to the warrant agreement is not necessary.

If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding notional amount of warrants, unless the warrant agent is otherwise instructed by us or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the warrants pursuant to the Resolution Measure will be made on a substantially pro rata basis among the warrants of any series.

FORMS OF SECURITIES

Each capital security, debt security, warrant, purchase contract and unit will be represented either by:

•	one or more global securities representing the entire issuance of securities; or

•	a certificate issued in definitive form to a particular investor.

Certificated securities in definitive form and global securities both may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or (2) in bearer form, where our obligation runs to the bearer of the security, subject to the limitations explained below under “— Limitations on Issuance of Bearer Securities” or, in the case of capital securities, the limitation to be described in the prospectus supplement relating to such capital security.

Unless the applicable prospectus supplement specifies otherwise, our ordinary shares will be issued in the form of global registered shares represented by one or more global securities.

Unless the applicable prospectus supplement specifies otherwise, tradable subscription rights to subscribe for our ordinary shares will be issued as book-entry interests in global registered form.

Legal Ownership

Global Securities. Global securities will name a depositary or its nominee as the owner of the capital securities, debt securities, warrants, purchase contracts or units represented by these global securities (other than global bearer securities, which name the bearer as owner). Investors in global securities can own only beneficial interests in such securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under “— Global Securities.”

Definitive Securities. Definitive securities will name you or your nominee as the owner of the security (other than definitive bearer securities, which will specify the bearer as owner). In order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Our Obligations Are to Legal Owners Only. Our obligations, as well as the obligations of the trustees under any indenture, and the obligations, if any, of any warrant agents, purchase contract agents and unit agents and any other agents of ours, any agents of the trustees or any agents of any warrant agents, purchase contract agents or unit agents, run only to the persons or entities named as holders of the securities in the relevant security register, in the case of registered securities, or the persons or entities that are the bearers of those securities, in the case of bearer securities.

Neither we nor any trustee, warrant agent, purchase contract agent, unit agent, other agent of ours, agent of the trustee or agent of the warrant agents, purchase contract agents or unit agents has obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.

Upon making a payment or giving a notice to the holder or bearer as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder or bearer is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so. Similarly, if we want to obtain the approval or consent of the holders or bearers of any securities for any purpose, we would seek the approval only from the holders or bearers, and not the indirect owners, of the relevant securities. Whether and how the holders or bearers contact the indirect owners would be governed by the agreements between such holders and bearers and the indirect owners.

Global Securities

Registered Global Securities. We may issue ordinary shares, registered capital securities, debt securities, warrants, purchase contracts and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases (except with regard to ordinary shares), one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal, face amount or liquidation preference amount of the securities to be represented by registered global securities. In the case of ordinary shares, one or more registered global securities will be issued in the aggregate amount of the number of ordinary shares to be represented. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called “participants,” who have accounts with the depositary or persons who may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the Articles of Association, indenture, warrant agreement, purchase contract or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium (if any) and interest (if any) on, capital securities and debt securities, and any payments to holders with respect to ordinary shares, warrants, purchase contracts or units, represented by a registered global security registered in the name of a depositary or its nominee, will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Bank, the trustee, the warrant agents, the purchase contract agents, the unit agents or any other agent of the Bank, agent of the trustee or agent of the warrant agents, purchase contract agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of dividend, principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants, not us.

Discontinuance of Any Depositary. If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time request the withdrawal from the depositary of any of the securities represented by one or more registered global securities. Upon receipt of such request, the depositary will issue a notice to its participants of our request, and will process any withdrawal requests submitted by those participants in accordance with its procedures. If participants request withdrawal following our request, we will issue securities in definitive form in exchange for that portion of the registered global security or securities representing the securities held by participants requesting such withdrawal. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee, warrant agent, purchase contract agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities

In compliance with U.S. federal income tax laws and regulations, bearer securities, including bearer securities in global form, will not be offered, sold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by Notice 2012-20, implementing rules similar to former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D). Any underwriters, selling agents or dealers participating in the offerings of bearer securities, directly or indirectly, must agree that:

•

they will not, in connection with the original issuance of any bearer securities or during the restricted period with respect to such securities (as defined in former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)), which we refer to as the “restricted period,” offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above; and

•

they will not, at any time, offer, sell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above.

In addition, any underwriters, selling agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities are aware of the above restrictions on the offering, sale or delivery of bearer securities.

Bearer securities, other than bearer securities that satisfy the requirements of Notice 2012-20, implementing rules similar to former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)(3)(iii) and any coupons or talons appertaining thereto, will not be delivered in definitive form, and no interest will be paid thereon, unless the Bank has received a signed certificate in writing, or an electronic certificate described in Notice 2012-20, implementing rules similar to former United States Treasury Regulations Section 1.163–5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the bearer security:

•	is owned by a person that is not a United States person; or

•	is owned by a United States person that:

(1)

is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, which we refer to as a “financial institution,” purchasing for its own account or for resale; or

(2)	is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date,

and in either case (1) or (2) above, each of those United States financial institutions agrees and certifies, on its own behalf or through its agent, that the Bank may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder; or

•

is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of the bearer security is a United States or foreign financial institution described in this clause, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We will make payments on bearer securities only outside the United States and its possessions except as permitted by the above rules.

Bearer securities, other than temporary global securities, and any coupons issued with bearer securities will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of that bearer security or coupon.

As used in this section, the term bearer securities includes bearer securities that are part of units. As used herein, “United States person” means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. In addition, some trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in the Treasury regulations shall be considered United States persons.

Form of Securities Included in Units

The form of the warrant or purchase contract included in a unit will correspond to the form of the other components of the security.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the securities being offered by this prospectus in four ways: (1) directly, including through one or more of our branches, (2) through selling agents, (3) through underwriters and/or (4) through dealers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of the Bank.

In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions or the possible range of commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, who will purchase the securities as principal. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent – in each case, less other expenses attributable to issuance and distribution.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The underwriters may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or slow a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Bank in the ordinary course of business.

If so indicated in the prospectus supplement, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase ordinary shares, tradable subscription rights to subscribe for ordinary shares, capital securities, debt securities, warrants, purchase contracts or units, as the case may be, from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

Conflicts of Interest. To the extent an offering of the securities will be distributed by Deutsche Bank Securities Inc. or any other U.S. broker-dealer affiliate of the Bank, each such offering of securities must be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or “FINRA,” regarding a FINRA member firm’s distribution of securities of affiliates and related conflicts of interest. No underwriter, selling agent or dealer utilized in the offering of securities that is an affiliate of the Bank will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of these securities, affiliates of the Bank may offer and sell these securities in the course of their businesses. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

EXPENSES OF THE ISSUE

The following is a statement of expenses, other than underwriting discounts and commissions, in connection with the distribution of the securities registered. Amounts shown, other than the Securities and Exchange Commission Registration Fee, are estimates.

Amount to be paid
Securities and Exchange Commission Registration Fee	$3,015,184.31
Federal Taxes, State Taxes and Fees	N/A
Trustees’ and Transfer Agents’ Fees	$20,000.00
Legal Fees	$500,000.00
Accounting Fees	$50,000.00
Printing and Engraving Costs	$20,000.00

Total	$3,605,184.31

Financial Industry Regulatory Authority Filing Fee[1]	$225,500.00

Total	$3,830,684.31

(1)	Applicable for securities not rated investment grade or not in the same series as investment grade rated securities.

LEGAL MATTERS

Certain legal matters with respect to German, United States and New York law relating to the validity of certain of the offered securities may be passed upon for the issuer of those securities by Cleary Gottlieb Steen & Hamilton LLP.

Certain legal matters with respect to United States and New York law relating to the validity of the senior debt securities and the warrants will be passed upon for the issuer of those securities by Davis Polk & Wardwell LLP.

Certain legal matters with respect to United States and New York law relating to the validity of the senior debt securities and the warrants will also be passed upon for the issuer of those securities by Sidley Austin LLP.

Certain legal matters with respect to United States and New York law relating to the validity of the capital securities will be passed upon for the underwriters of, or dealers or selling agents with respect to, those securities by Davis Polk & Wardwell London LLP.

Certain legal matters with respect to German law relating to the validity of certain of the offered securities will be passed upon for the issuer of those securities by Group Legal Services of Deutsche Bank Aktiengesellschaft. Certain legal matters with respect to the validity of certain of the offered securities for any underwriters, dealers or selling agents will be passed upon by the firms or persons identified in the applicable prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated balance sheets of Deutsche Bank Aktiengesellschaft and its subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of income, changes in equity, comprehensive income, and cash flows, and related notes for each of the years in the three-year period ended December 31, 2015, which were prepared in accordance with IFRS, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 appearing in our annual report on Form 20-F for the year ended December 31, 2015, are incorporated by reference herein in reliance upon the audit reports of KPMG AG Wirtschaftsprüfungsgesellschaft (which we refer to as “KPMG”), The Squaire, Am Flughafen, 60549 Frankfurt am Main, Germany, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Bank and some of our affiliates may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code with respect to many employee benefit plans and perhaps certain other types of arrangements, such as individual retirement accounts. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the securities are acquired by or with the assets of a pension or other plan with respect to which the Bank or any of its affiliates is a service provider, unless those securities are acquired pursuant to an exemption from the applicable prohibited transaction rules. The assets of a pension or other plan may include assets held in certain investment funds or in the general account of an insurance company that are deemed to be “plan assets” under ERISA and the Internal Revenue Code. In addition, other employee benefit plans and accounts (such as governmental plans or non-U.S. plans) not subject to ERISA or the Internal Revenue Code may nonetheless be subject to similar rules under other applicable laws or documents. Any pension or other plan, or any person investing the assets of a pension or other plan, proposing to invest in the securities should read the Benefit Plan Investor Considerations set forth in the relevant prospectus or pricing supplement(s) applicable to the securities being purchased and should consult with legal counsel prior to investing in the securities.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in an accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank Aktiengesellschaft since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

Deutsche Bank

Aktiengesellschaft

Ordinary Shares

Tradable Subscription Rights to Subscribe for Ordinary Shares

Capital Securities

Debt Securities

Warrants

Purchase Contracts

Units

Prospectus

April 27, 2016

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement or the accompanying prospectus nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Deutsche Bank Aktiengesellschaft since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

Deutsche Bank

Aktiengesellschaft

Offering of up to 1,375,000,000 Rights

for up to 687,500,000 Ordinary Shares

Subscription Price: € 11.65 per Ordinary Share

Prospectus Supplement dated March 20, 2017

(to prospectus dated April 27, 2016)